Exhibit 10.1




                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                            VOLT DELTA RESOURCES LLC,
                                   as Parent,


                              LSSI RESOURCES CORP.,
                                 as Merger Sub,

                                       And

                                   LSSi CORP.,
                                 as the Company,


                    WARBURG PINCUS PRIVATE EQUITY VIII, L.P.,


                             GRANITE VENTURES, LLC,


                            H&Q LSSI INVESTORS, L.P.,


                           and GEORGICA ADVISORS, LLC,


                          as the Principal Stockholders



                                   Dated as of


                                  June 18, 2007

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

ARTICLE I DEFINED TERMS AND INTERPRETATION.....................................2

   1.1       Certain Definitions...............................................2
   1.2       Terms Defined Elsewhere..........................................11
   1.3       Interpretation...................................................14

ARTICLE II THE MERGER.........................................................14

   2.1       The Merger.......................................................14
   2.2       Closing..........................................................15
   2.3       Effective Time...................................................15
   2.4       Effect of the Merger.............................................15
   2.5       Certificate of Incorporation and By-laws of the Surviving
              Corporation.....................................................15
   2.6       Directors and Officers of the Surviving Corporation..............15
   2.7       Company Actions..................................................16
   2.8       Additional Actions...............................................16

ARTICLE III CONVERSION OF COMPANY STOCK; COMPANY OPTIONS, COMPANY WARRANTS
             AND INCENTIVE PLAN; DELIVERY AND PAYMENT OF MERGER
             CONSIDERATION....................................................16

   3.1       The Merger.......................................................16
   3.2       Delivery of the Merger Consideration.............................18
   3.3       Allocation and Payment of Merger Consideration...................23
   3.4       Dissenters' Rights...............................................26
   3.5       Stock Transfer Books.............................................27
   3.6       Equityholder Representative......................................27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
            STOCKHOLDERS......................................................28

   4.1       Organization and Qualification; Subsidiaries.....................28
   4.2       Charter Documents; Corporate Books...............................29
   4.3       Capitalization; Subsidiaries.....................................29
   4.4       Authority........................................................31
   4.5       No Conflict; Required Filings and Consents.......................31
   4.6       Compliance with Licenses; Applicable Laws........................32
   4.7       Financial Statements; No Undisclosed Liabilities.................33
   4.8       Conduct of the Business..........................................34
   4.9       Absence of Certain Changes or Events.............................35

   4.10      Labor and Employee Matters.......................................35
   4.11      Company Contracts................................................37
   4.12      Litigation.......................................................41
   4.13      Environmental Matters............................................41
   4.14      Intellectual Property............................................43
   4.15      Relationships with Customers and Suppliers.......................48
   4.16      Tangible Assets..................................................48
   4.17      Tax Matters......................................................48
   4.18      Insurance........................................................50
   4.19      Internal Controls; Accounts Receivable...........................51
   4.20      Real Estate......................................................51
   4.21      Employee Benefit Matters.........................................53
   4.22      Opinion of Financial Advisors....................................55
   4.23      Brokers..........................................................56
   4.24      Indebtedness.....................................................56
   4.25      Change of Control and Severance..................................56
   4.26      Related Party Transactions.......................................56
   4.27      Commercial Bribery...............................................57
   4.28      Money Laundering.................................................57
   4.29      Foreign Corrupt Practices Act....................................57
   4.30      Material Facts...................................................57

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............58

   5.1       Organization and Qualification...................................58
   5.2       Authority........................................................58
   5.3       No Conflict......................................................58
   5.4       Consents and Approvals...........................................59
   5.5       Ownership of Merger Sub; No Prior Activities.....................59
   5.6       Absence of Litigation............................................59
   5.7       Brokers..........................................................60
   5.8       Vote Required....................................................60
   5.9       Availability of Funds............................................60
   5.10      No Knowledge of Company Breach...................................60

ARTICLE VI COVENANTS 60

   6.1       Conduct of Business by the Company Pending the Effective Time....60
   6.2       Stockholders' Approval...........................................63
   6.3       No Control.......................................................63
   6.4       Irrevocable Consent..............................................63
   6.5       Access...........................................................63
   6.6       No Shop..........................................................64
   6.7       Cooperation; Reasonable Best Efforts.............................65
   6.8       HSR Act..........................................................66

   6.9       Certain Notices..................................................66
   6.10      Public Announcements.............................................67
   6.11      Termination of Company Contracts.................................68
   6.12      Insurance Policies...............................................68
   6.13      State Takeover Statutes..........................................69
   6.14      Cooperation in Securing Financing................................70
   6.15      Further Assurances...............................................70
   6.16      Disbursement of Cash.............................................70
   6.17      Certain Actions in Respect of Company Stockholders and MIP
              Participants....................................................70
   6.18      Disclosure.......................................................73
   6.19      Duty to Assume, Defend and Indemnify.............................73
   6.20      MIP Tax Benefit..................................................74
   6.21      Contract Buy-Out.................................................75
   6.22      Bring-Down Letters...............................................75
   6.23      Revenue..........................................................75
   6.24      Consent..........................................................76
   6.25      Qualification....................................................76
   6.26      Customers........................................................76
   6.27      Exchange of Advice...............................................76

ARTICLE VII CLOSING CONDITIONS................................................76

   7.1       Conditions to Obligations of Each Party Under This Agreement.....76
   7.2       Additional Conditions to Obligations of Parent and Merger Sub....77
   7.3       Additional Conditions to Obligations of the Company and the
              Principal Stockholders..........................................79

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................80

   8.1       Termination......................................................80
   8.2       Effect of Termination............................................81
   8.3       Fees and Expenses................................................82
   8.4       Extension; Waiver................................................82
   8.5       Amendment........................................................82

ARTICLE IX SURVIVAL; INDEMNIFICATION..........................................82

   9.1       Survival.........................................................82
   9.2       Indemnification by the Company Stockholders......................82
   9.3       Indemnification Escrow Amount....................................83
   9.4       Indemnification by Parent and the Surviving Corporation..........83
   9.5       Limits on Indemnification........................................83
   9.6       Notice and Payment of Claims other than Related to Taxes.........85
   9.7       Mitigation of Damages; No Double Recovery........................86
   9.8       Exclusive Remedy.................................................86

ARTICLE X TAX MATTERS.........................................................87

   10.1      Tax Matters......................................................87
   10.2      Cooperation on Tax Matters.......................................88
   10.3      Tax Sharing Agreements...........................................89
   10.4      Certain Taxes....................................................89
   10.5      Contest Provision................................................89
   10.6      Disclosure Requirements of Company Stockholders..................90

ARTICLE XI GENERAL PROVISIONS.................................................91

   11.1      Notices..........................................................91
   11.2      Headings.........................................................91
   11.3      Severability.....................................................91
   11.4      Entire Agreement.................................................91
   11.5      Assignment.......................................................92
   11.6      Mutual Drafting..................................................92
   11.7      Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury..92
   11.8      Counterparts.....................................................93
   11.9      Specific Performance.............................................93
   11.10     Representations and Warranties and Company Disclosure Schedule...93
   11.11     No Fiduciary Duty................................................93

                                    EXHIBITS
                                    --------

Exhibit A    Form of Certificate of Merger
Exhibit B    Certificate of Incorporation and By-laws of Merger Sub
Exhibit C    Initial Directors and Officers of the Surviving Corporation
Exhibit D    Form of Escrow Agreement
Exhibit E    Form of Irrevocable Consent
Exhibit F    Form of Opinion of Troutman Sanders LLP
Exhibit G    Licenses and other Government Approvals

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of June 18, 2007, by and among VOLT DELTA RESOURCES LLC, a Nevada limited liability company ("Parent"), LSSI RESOURCES CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), LSSi CORP., a Delaware corporation (the "Company"), WARBURG PINCUS PRIVATE EQUITY VIII, L.P. ("Warburg Pincus"), GRANITE VENTURES, LLC ("Granite"), H&Q LSSI INVESTORS, L.P. ("H&Q LSSI") and GEORGICA ADVISORS, LLC ("Georgica" and together with Warburg Pincus, Granite and H&Q LSSI, the "Principal Stockholders"). Parent, Merger Sub, the Company and the Principal Stockholders are referred to collectively herein as, the "Parties" and each individually, as a "Party."


         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and Plan of Merger, including the exhibits and disclosure schedules attached hereto (the "Agreement") and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");


         WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of, and consistent with, their respective business strategies and is in the best interest of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub; and


         WHEREAS, the Company shall use its best efforts to cause each of the Principal Stockholders to execute and deliver to the Company, Parent and Merger Sub the Irrevocable Consent immediately following the execution and delivery of this Agreement.


         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                        DEFINED TERMS AND INTERPRETATION

1.1      Certain Definitions. For purposes of this Agreement, the term:

         "Action" shall mean any complaint, claim, controversy, dispute, disagreement, charge, lawsuit, action, suit, arbitration, mediation, inquiry, audit, proceeding or investigation or other proceeding by or before any Governmental Authority, court, or judicial or arbitration tribunal.


         "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where "control" shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or otherwise; provided, that in no event shall any of the Principal Stockholders or any of their Affiliates (other than Subsidiaries of the Company) be deemed to be an Affiliate of the Company for purposes of this Agreement.


         "Applicable Law" shall mean, with respect to any Person, any U.S. or foreign, federal, state, provincial or local law, statute, ordinance, regulation, rule, code, order, common law, other requirement or rule of law or stock exchange rule applicable to such Person or any of its respective properties, assets, officers, directors, employees, independent contractors, consultants or agents.


         "Business" shall mean the business currently conducted by the Company and the Company Subsidiaries consisting of obtaining, compiling and furnishing, supplying and delivering under license (or similar contractual arrangements), and licensing Data, access to Databases and systems (hardware and software), as well as support, maintenance and associated services, and specifically including the Products, the Product Components and the businesses described in www.lssi.net on the date of this Agreement, attached to Section 1.1(a) of the Company Disclosure Schedule.


         "Business Day" shall mean any day other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Applicable Law or other governmental action to close.


         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Company Convertible Note" shall mean Indebtedness of the Company which is convertible into Company Stock in accordance with its terms.


         "Company Employees" shall mean employees of the Company and all Company Subsidiaries, all of whom, domestic and foreign, are listed in Section 4.10.2 of the Company Disclosure Schedule.


         "Company Option" means each outstanding unexercised Option to purchase Company Stock, whether or not then vested, conditioned or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of the Company or any Company Subsidiary or any other Person.


         "Company Warrant" shall mean a warrant to purchase shares of Company Stock.


         "Confidential Information" shall mean any business, marketing, technical, scientific or other information disclosed by any Party which, at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by a Party, exercising reasonable business judgment, to be confidential. It is understood that Confidential Information includes design documentation, implementation details, Trade Secrets, pricing and sales information, business plans, marketing plans, research plans, financial data, forecasts, computer programs, code, algorithms, inventions, know-how, recording techniques, budgets and projections, business processes and systems and Customer, Supplier and personnel information.


         "Contract" shall mean any note, bond, mortgage, indenture, lease, license, occupancy agreement (either written or oral), management agreement, permit, concession, franchise, contract, agreement or other instrument or obligation.


         "Customers" shall mean clients, prospective customers and clients, distributors and resellers.


         "Data" shall mean information of all kinds that is owned or licensed by the Company or any Company Subsidiary including names, addresses, zip codes, telephone numbers, driving directions, e-mail addresses, domain names, telephone company listings, business category headings, yellow page listings, white page listings, restaurant reviews, driver licenses, social security numbers, any other information that is assembled, compiled or otherwise developed for the purpose of providing directory assistance services or any other information service of any kind by any means including human assisted, automated, or via the Internet or any other communications medium.

         "Database" shall mean the stored Data in any medium including electronic or paper form.


         "Deferred Intercompany Transaction" has the meaning set forth in Reg. ss.1.1502 13.


         "Environmental Laws" shall mean any Applicable Law relating to the protection of the environment or to occupational health and safety.


         "Environmental Permit" shall mean any identification number or License required under or issued pursuant to any Environmental Law.


         "Equityholder Representative" shall mean, Warburg Pincus, or its designees.


         "Equity Interest" shall mean any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, note, right or other security convertible, exchangeable or exercisable therefor.


         "Escrow Agent" shall mean the escrow agent named in the Escrow
Agreement.


         "Escrow Agreement" shall mean the Escrow Agreement to be entered into by and among Parent, Merger Sub, the Equityholder Representative and the Escrow Agent, substantially in the form of Exhibit D attached hereto.


         "European Indebtedness" shall mean the Indebtedness of the Company under (i) the lease agreement with IBM Global Financing and (ii) payments due to infoContact S.p.A. under the LSSi S.p.A. Share Purchase Agreement.


         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


         "Facility" shall mean real property, computer servers, network equipment, and any other systems wherever located, including hosting environments wherever located, a partitioned (or unpartitioned) piece of another's server or system or computer wherever located, or any other place where Data may be stored.

         "GAAP" shall mean generally accepted accounting principles as applied in the United States, consistently applied.


         "Governmental Authority" shall mean any U.S. or foreign, federal, state, provincial or local governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.


         "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination, award or finding entered by or with any Governmental Authority.


         "Hazardous Materials" shall mean any natural or artificial substance (whether in the form of solid, gas, vapor or liquid alone or in combination with any other substance), which is dangerous or harmful in any way to any form of life, toxic, unsafe, risky, treacherous, perilous, annoying, harmful, noxious, tending to cause disease or impair health, whether known or unknown, or suspected to do so, and includes anything regulated in any way by Environmental Laws or any Governmental Authority.


         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.


         "Indebtedness" shall mean, with respect to any Person at a particular time and, in each case, except between or among the Company and any Company Subsidiary, (i) any obligation for borrowed money or issued in substitution for, or exchange of indebtedness for, borrowed money, (ii) any obligation evidenced by any note, bond, debenture or other debt security, (iii) any obligation for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than, with respect to the Company and any Company Subsidiary, trade payables and other current Liabilities incurred in the Ordinary Course of Business), (iv) any commitment by which such Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any obligation for borrowed money guaranteed in any manner by such Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized or synthetic leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Person assures a creditor against loss, (vii) any obligation secured by a Lien on such Person's assets, (viii) any Liability under any deferred compensation plans, severance plans, bonus plans, employment agreements, or any other plan, agreement or arrangement with any such Person, which Liability is payable or becomes due as a result of the Merger, and (ix) any fees, penalties, premiums or accrued and unpaid interest with respect to the foregoing (in the case of prepayments or otherwise).

         "Independent Accounting Firm" shall mean JH Cohn LLP, Weiser LLP or such other internationally recognized accounting firm as Parent and Equityholder Representative shall in good faith agree upon.


         "Institutional Lender" shall mean any bank, investment bank or other financial institution providing loans or other financing in connection with the Merger.


         "Insured Persons" means all insureds and/or protected Persons currently covered under the Westchester Policy, the U.S. Specialty Policy or the CyberTech+ Policy, as applicable.


         "Intellectual Property" shall mean all proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use under valid License by the Company or a Company Subsidiary and used in the Business, including such rights in and to: (i) trademarks, service marks, brand names, trade dress, trade names, business names, internet domain names and other similar indications of origin and the goodwill associated therewith ("Trademarks"); (ii) patents and pending patent applications (including all provisionals, divisionals, continuations, continuations-in-part, re-examination and reissue patents), utility models, inventors' certificates and invention disclosures ("Patents"); (iii) copyrights and copyrightable material subject matter, including copyrights in writings and other works of authorship, product documentation, marketing materials, brochures, and training materials, and moral rights related to each of the foregoing ("Copyrights"); (iv) mask works or integrated circuit topographies ("Mask Works"); (v) industrial designs ("Industrial Designs"); (vi) computer programs, including all object code, source code, algorithms, subroutines, technical specifications, data contained in or supporting the computer programs and associated documentation and all translations, compilations, arrangements, adaptations and derivative works thereof, in each case whether patentable, copyrightable or not, and all embodiments thereof in all forms of media ("Software"); (vii) trade secrets and other confidential proprietary business or technical information, including proprietary and confidential Data, Databases, ideas, formulas, compositions, compilations, discoveries and improvements, know-how, show-how, manufacturing and production methods, processes and techniques, research and development information, drawings, designs, specifications, plans, proposals and technical and systems data, analytical models, investment and lending strategies and records, financial and other products, financial, marketing and business data, pricing and cost information, business and marketing plans and Customer and supplier lists and information, and confidential and proprietary Software, Mask Works, and Industrial Designs, in each case whether patentable, copyrightable or not, including proprietary and confidential information ("Trade Secrets") and together with Trademarks, Patents, Copyrights, Mask Works, Industrial Designs and Software, the "Intellectual Property Rights".


         "Inventory" shall mean raw materials, work-in-process and finished goods, supplies, parts, spare parts, hardware, equipment and other inventory (including in transit, or consignment or in the possession of a third Person) to the extent dedicated to, embodied in or constituting products used in the Business and owned by the Company or any Company Subsidiary.

         "IRS" shall mean the United States Internal Revenue Service.


         "Knowledge of the Company" or "the Company's Knowledge" shall mean the actual knowledge, after reasonable due inquiry, of the event or circumstance in question, of those individuals identified in Section 1.1(b) of the Company Disclosure Schedule.


         "Knowledge of the Parent" or "to the Parent's Knowledge" shall mean the actual knowledge, after reasonable due inquiry, of the event or circumstance in question, of those individuals identified in Section 1.1(a) of the Parent Disclosure Schedule.


         "Liabilities" or "Liability" shall mean any and all debts, liabilities, Indebtedness and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, including those arising under any Applicable Law, Action or Governmental Order and those arising under any Contract.


         "License" shall mean any license, permit, certification, qualification, franchise, approval, registrations, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, contracts, interim licenses, interim permits and other authorizations of every nature whatsoever required by, or issued under, any Applicable Laws required or issued by any Governmental Authority.


         "Lien" shall mean any lien, encumbrance, pledge, mortgage, deed of trust, security interest, UCC-1 financing statement, claim, lease, sublease, charge, claim, levy, option, right of first refusal, warrant, tenancy, restriction, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance.


         "Material Adverse Effect" shall mean, with respect to the Business, the Company or any Company Subsidiary, as applicable, any effect that is, or would reasonably be expected to be, material and adverse to the properties, assets and liabilities, business, results of operations or financial condition of, the Company and the Company Subsidiaries taken as a whole, but shall not include any effect relating to (i) changes after the date hereof in GAAP or in Applicable Laws by any applicable Governmental Authorities that affect in general the Business or the businesses in which the Company and the Company Subsidiaries are engaged, as applicable, (ii) this Agreement and the transactions, or any announcement of the transactions, contemplated hereby and thereby, (iii) actions or omissions of a Party to this Agreement required to be taken by this Agreement or taken with the prior express written consent of the other Parties to this Agreement, (iv) changes in general economic conditions, or the occurrence of other events or developments affecting generally the industries in which the Business is conducted or the Company and the Company Subsidiaries conduct the Businesses and (v) war, act of terrorism, civil unrest or similar event. For the avoidance of doubt, occurrence of the events in Section 6.27 of the Company Disclosure Schedule shall constitute a Material Adverse Effect.

         "MIP" shall mean the LSSi Corp. Management Incentive Plan, dated as of December 27, 2005.


         "MIP Participant" shall mean a Person who is a participant in the MIP.


         "Option" with respect to any Person, shall mean any security, right (including any preemptive right, conversion right, stock appreciation right, exercise right, redemption right or repurchase right), subscription, warrant, option, "phantom" stock right or other Contract that directly or indirectly gives or provides for the right to (i) purchase or otherwise receive or be issued any shares of capital stock (or other equity securities or beneficial or other interests) of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock (or other equity securities or beneficial or other interests) of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock (or other equity securities or beneficial or other interests) of such Person, including any rights to participate in the equity, income or election of directors or officers (or persons of a similar capacity) of such Person.


         "Option Holder" shall mean a holder of a Company Option.


         "Ordinary Course of Business" shall mean for the Company and each of the Company Subsidiaries, the operation of the Business in the ordinary and usual course consistent with past custom and practice, including both day-to-day and seasonal operations and including, in particular, without any changes in its accounting practices.


         "Permitted Encumbrance" shall mean any restrictions, limitations or conditions contained in (a) the Company Contracts or (b) Contracts granting rights to any licensee to use any Intellectual Property (it being understood that, in each case, such encumbrances are not security interests).


         "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

         "Product Component" shall mean a component of a Product sold by or on behalf of the Company or any Company Subsidiary, which component (a) is used or is necessary in any way for the design, development, marketing, manufacture, distribution, furnishing, providing, sale, licensing, or use of any products or services by or on behalf of the Company or any Company Subsidiary after the Effective Time, (b) is similar or comparable to a component used within a Product sold or distributed by the Company or any Company Subsidiary prior to the Effective Time, or (c) is used after the Effective Time within the Product sold by or on behalf of Parent or a Subsidiary of Parent in a manner similar to the manner in which such component was used within the Product by the Company or any Company Subsidiary prior to the Effective Time.


         "Products" shall mean the products and services of the Business, derived through the amalgamation, integration and normalization of the Data, including but not limited to Data, Databases, Database Management, EDA Services, File Install, FollowMe 411, Global Gateways, Identity Verification, National Listing Databases, National CNAM File, New Movers, Online Directory, Phone Append, Prospect Database, Vintage Data and all United States and foreign Data and Databases, and the master database, and other information owned, created, compiled, possessed, derived, used or maintained by the Company or any Company Subsidiary or, licensed, sold or supplied by the Company or any Company Subsidiary to Third Parties, and including all versions, releases, modules and embodiments thereof, in existence or made available at any Facility or installed or made available by any means at any of the Business' Customers' Facilities and, including those listed and generally described in Section 1.1(c) of the Company Disclosure Schedule, and including all versions, releases and modules thereof in existence or available at a Facility or installed at any of the Facilities of the Business' Customers' and for purposes of this Agreement includes future, current and historical or past Products, whether completed or marketed or not, at all developmental stages, including works in progress and abandoned projects, and for purposes of this Agreement after the date hereof includes all products developed by the Company in any way similar to the Products and the Product Components.


         "Representatives" shall mean, with respect to a Party, such Party's directors, officers, employees, agents, advisors or Affiliates, or representatives of its agents, advisors or Affiliates.


         "SEC" shall mean the United States Securities and Exchange Commission.


         "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


         "Stockholders' Agreement" shall mean that certain "LSSi Corp. Stockholders Agreement," dated as of August 22, 2003, among the Company and Investors listed therein.

         "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such entity, or (b) the interest in the capital or profits of such entity is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.


         "Suppliers" includes vendors, licensors and others who furnish or supply Intellectual Property, Products, Data, Databases or components of any of the foregoing, material and/or services to the Company or any Company Subsidiary by any means and for any purpose under a Contract.


         "Takeover Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition of more than twenty percent (20%) of the outstanding shares of capital stock or any other voting securities of the Company by any Third Party, (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction, or a series of any such transactions, which would result in any Third Party acquiring the assets of the Company and the Company Subsidiaries (including capital stock or other Equity Interests of Company Subsidiaries) representing twenty percent (20%) or more of the consolidated assets, revenues or earnings of the Company and the Company Subsidiaries, immediately prior to such transaction (whether by purchase of assets, acquisition of stock or other Equity Interests of a Company Subsidiary or otherwise) (iii) any other transaction which would result in a Third Party acquiring the assets of the Company and the Company Subsidiaries (including capital stock or other Equity Interests of Company Subsidiaries) representing twenty percent (20%) or more of the consolidated assets, revenues or earnings of the Company and the Company Subsidiaries, immediately prior to such transaction (whether by purchase of assets, acquisition of stock or other Equity Interests of a Company Subsidiary or otherwise) or (iv) any combination of the foregoing.


         "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.


         "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including those on or measured by or referred to as income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added and provider taxes.

         "Third Party" shall mean any Person other than the Company, any Company Subsidiary, Parent or Merger Sub.


         "Third Party Licenses" shall mean those licenses set forth in Section 1.1(d) of the Company Disclosure Schedule.


         "Warrant Holder" shall mean a holder of a Company Warrant.

1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

             "401(k) Plan"                                   Section 7.2(f)(iv)
             "Acceptable Confidentiality Agreement"          Section 6.6(b)
             "Additional Agreement" or "Additional           Section 3.6.1
               Agreements"
             "Additional Consent"                            Section 6.17.1
             "Agreement"                                     Recitals
             "Allocation Spreadsheet"                        Section 3.1.1(b)
             "Applicable Policies"                           Section 6.12.2
             "Arbitration Firm"                              Section 3.2.4(b)
             "Audit Adjustment"                              Section 6.20(b)
             "Audited Financial Statements"                  Section 4.7.1
             "Balance Sheet"                                 Section 4.7.1
             "Cash Consideration"                            Section 3.2.1
             "Certificate of Merger"                         Section 2.3
             "Certificates"                                  Section 3.3.2(b)
             "Certification of Non-Foreign Status"           Section 10.6(a)(ii)
             "CLEC"                                          Section 4.5.2
             "Closing"                                       Section 2.2
             "Closing Date"                                  Section 2.2
             "Closing Date Adjustment"                       Section 3.2.2
             "Closing Working Capital Statement"             Section 3.2.4(b)
             "Company"                                       Preamble
             "Company Benefit Plans"                         Section 4.21.1
             "Company Common Stock"                          Section 4.3.1
             "Company Contract"                              Section 4.11.1
             "Company Disclosure Schedule"                   Article IV
             "Company Financial Advisors"                    Section 4.22
             "Company Leased Properties"                     Section 4.20.2

             "Company Preferred Stock"                       Section 4.3.1
             "Company Recommendation"                        Section 2.7
             "Company Stock"                                 Section 4.3.1
             "Company Stockholder"                           Section 2.7
             "Company Subsidiary" and "Company               Section 4.1.1
               Subsidiaries"
             "Confidentiality Agreement"                     Section 11.4
             "Contract Termination Escrow Amount"            Section 3.2.1(a)
             "Contract Termination Excess"                   Section 3.2.1(a)
             "Contributor"                                   Section 6.19(e)
             "Customer Complaints"                           Section 4.12.3
             "CyberTech+ Policy"                             Section 6.12.1(c)
             "Damages"                                       Section 9.2
             "Defaulting Stockholder"                        Section 10.6(b)
             "DGCL"                                          Recitals
             "Dispute Notice"                                Section 3.2.4(b)
             "Dissenting Shares"                             Section 3.1.1(a)
             "Dissenting Stockholders"                       Section 3.1.1(a)
             "Effective Time"                                Section 2.3
             "Equityholder Reserve"                          Section 3.2.1(d)
             "ERISA"                                         Section 4.21.1
             "ERISA Affiliate"                               Section 4.21.1
             "Estimated Working Capital"                     Section 3.2.2(c)
             "Estimated Working Capital Statement"           Section 3.2.4(a)
             "FCPA"                                          Section 4.29
             "Final Cash Consideration Decrease"             Section 3.2.4(e)
             "Final Cash Consideration Increase"             Section 3.2.4(d)
             "Final Working Capital"                         Section 3.2.2(e)
             "Financial Statements"                          Section 4.7.1
             "Georgica"                                      Preamble
             "Granite"                                       Preamble
             "Grant Damages"                                 Section 9.2(c)
             "H&Q LSSI"                                      Preamble
             "Indemnification Escrow Amount"                 Section 3.2.1(b)
             "Indemnification Escrow Excess"                 Section 3.2.1(b)
             "Irrevocable Consent"                           Section 6.4
             "Joinder Agreement"                             Section 6.17.2
             "Lease" and "Leases"                            Section 4.20.2
             "Leave Employee"                                Section 4.10.2
             "Letter of Intent"                              Section 11.4
             "Letter of Transmittal"                         Section 3.3.2(b)
             "Long-Form Joinder Agreement"                   Section 6.17.3
             "Merger"                                        Recitals
             "Merger Consideration"                          Section 3.1.1(a)

             "Merger Sub"                                    Preamble
             "MIP Payment"                                   Section 3.1.3
             "MIP-Related Taxes"                             Section 3.1.3
             "Money Laundering Laws"                         Section 4.28
             "Net Cash Consideration"                        Section 3.2.1(f)
             "Non-Performing Party"                          Section 11.9
             "OFCCP"                                         Section 4.10.9
             "Parent"                                        Preamble
             "Parent Disclosure Schedule"                    Article V
             "Parent Indemnitees"                            Section 9.2
             "Party" or "Parties"                            Preamble
             "Paying Agent"                                  Section 3.3.2(a)
             "Payment Fund"                                  Section 3.3.2(a)
             "Pension Plan"                                  Section 4.21.1
             "Performing Party"                              Section 11.9
             "Post-Closing Payment Holders"                  Section 3.3.1(c)
             "Potential Acquiror"                            Section 6.6(b)
             "Pre-Closing Certificate"                       Section 3.2.4(a)
             "Pre-Closing Tax"                               Section 10.1.2
             "Pre-Closing Tax Returns"                       Section 10.1.1
             "Press Release"                                 Section 6.10
             "Principal Stockholders"                        Preamble
             "Pro Rata"                                      Section 3.2.1(a)
             "Released Claims"                               Section 6.17.3
             "Releasor"                                      Section 6.17.3
             "Realized Tax Benefit"                          Section 6.20(b)
             "Reserve Excess"                                Section 3.2.1(d)
             "Short-Form Joinder Agreement"                  Section 6.17.4
             "Stockholder Approval"                          Section 4.4.1
             "Stockholder Claim"                             Section 6.19(a)
             "Stockholder Claim Damages"                     Section 9.5.1
             "Stockholder Released Claims"                   Section 6.17.4
             "Stockholder Releasor"                          Section 6.17.4
             "Straddle Period Returns"                       Section 10.1.2
             "Surviving Corporation"                         Section 2.1
             "Target Amount"                                 Section 3.2.2(a)
             "Tax Audit"                                     Section 10.5.1
             "Tax Benefit Payment"                           Section 6.20(b)
             "Termination Date"                              Section 8.1(b)(i)
             "TIN Certification"                             Section 10.6.(a)(i)
             "Twenty Day Period"                             Section 6.6(b)
             "Unaudited Interim Financial Statements"        Section 4.7.1
             "U.S. Specialty Policy"                         Section 6.12.1(b)
             "Warburg Pincus"                                Preamble

             "Westchester Policy"                            Section 6.12.1(a)
             "Working Capital"                               Section 3.2.2(d)
             "Working Capital Decrease"                      Section 3.2.2(b)
             "Working Capital Increase"                      Section 3.2.2(a)

1.3 Interpretation. In this Agreement, unless otherwise specified, the following rules of interpretation apply:

         (a) references to Sections, Subsections, Schedules, Annexes, Exhibits, Clauses and Parties are references to sections or sub-sections, schedules, annexes, exhibits and clauses of, and Parties to, this Agreement;

         (b) references to any Person include references to such Person's predecessors, successors and permitted assigns;

         (c) words importing the singular include the plural and vice versa;

         (d) words importing one gender include the other gender;

         (e) references to the word "including" do not imply any limitation;

         (f) references to months are to calendar months;

         (g) the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (h) references to "$" or "Dollars" refer to U.S. dollars;

         (i) to the extent this Agreement refers to information or documents having been made available (or delivered or provided) to Parent or Merger Sub, the Company shall be deemed to have satisfied such obligation if the Company or any Company Representatives have made such information or document available (or delivered or provided such information or document) to any of Parent, Merger Sub, or any Representative thereof; and

         (j) a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

                                   ARTICLE II
                                   THE MERGER

2.1 The Merger. Upon the terms and subject to satisfaction or written waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on a day that is a Business Day (i) at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m., New York City time, no later than the second (2nd) Business Day following the satisfaction of the conditions set forth in Article VII (other than (a) those conditions that are waived in writing in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (b) any such conditions which, by their terms, are to be satisfied at the Closing) or (ii) at such other place, time and/or date as the Parties may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date".

2.3      Effective Time. If all of the conditions to the Merger set forth in
Article VII have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VIII, the Parties shall cause a certificate of merger substantially in the form of Exhibit A attached hereto (the "Certificate of Merger") to be properly executed and filed in accordance with the DGCL and the terms of this Agreement on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is specified by the Parties as the Effective Time in the Certificate of Merger (the "Effective Time").

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, the certificate of incorporation and by-laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the certificate of incorporation and by-laws of Merger Sub attached as Exhibit B hereto, except that the name of the Surviving Corporation shall at the Effective Time be changed to the name of the Company.

2.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time (and identified as the initial directors of the Surviving Corporation in Exhibit C hereto) shall be the initial directors of the Surviving Corporation, and shall each hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The persons identified in Exhibit C hereto as the initial officers of the Surviving Corporation shall be the initial officers of the Surviving Corporation, and shall each hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

2.7 Company Actions. The Company represents that the board of directors of the Company has, at a meeting duly called and held, unanimously (a) approved this Agreement and the transactions contemplated herein, including the Merger,
(b) recommended that the holders of Company Stock (each, a "Company Stockholder") approve and adopt this Agreement (the "Company Recommendation"),
(c) determined that this Agreement and the transactions contemplated herein, including the Merger, are fair to and in the best interests of the Company Stockholders, (d) determined that the Merger Consideration to be paid for Company Stock in the Merger is fair to all of the Company Stockholders and (e) declared that this Agreement is advisable.

2.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or any Company Subsidiary, the Company and each Company Subsidiary and each of their officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation, and the officers of the Surviving Corporation are authorized in the name of the Company and each Company Subsidiary to take any and all such action.

                                  ARTICLE III
       CONVERSION OF COMPANY STOCK; COMPANY OPTIONS, COMPANY WARRANTS AND
          INCENTIVE PLAN; DELIVERY AND PAYMENT OF MERGER CONSIDERATION

3.1      The Merger.

    3.1.1 Conversion of Company Stock; Cancellation of Options. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Company Stockholders, the following shall occur:

         (a) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be cancelled pursuant to Section 3.1.1(d) and any shares of Company Stock which are held by Company Stockholders who have not voted in favor of this Agreement or consented thereto in writing and who have complied with the requirements of
Section 262 of the DGCL ("Dissenting Stockholders")), shall be converted, subject to Section 3.3.5, into the right to receive the Net Cash Consideration applicable to such Company Stock as set forth on the Allocation Spreadsheet, and any amounts that become payable to the Company Stockholders, Option Holders and the MIP Participants as Contract Termination Excess, Indemnification Escrow Excess, Reserve Excess and Final Cash Consideration Increase pursuant to Section 3.2, plus interest earned thereon in accordance with the terms of the Escrow Agreement (collectively, the "Merger Consideration"). At the Effective Time, all such shares of Company Stock (other than shares of Company Stock held by

Dissenting Stockholders ("Dissenting Shares") which will be treated in accordance with Section 3.4) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate which immediately prior to the Effective Time represented shares of Company Stock shall thereafter represent the right to receive the Merger Consideration therefor. Dissenting Shares will represent the right, if any, to receive payment (as provided in Section 6.19) of the "fair value" of such shares of Company Stock as determined in accordance with Section 262 of the DGCL. Certificates previously representing shares of Company Stock (other than Dissenting Shares) shall be exchanged for the Merger Consideration, without interest, upon the surrender of such Certificates in accordance with the provisions of Section 3.3.

         (b) Section 3.1.1(b) of the Company Disclosure Schedule is a preliminary schedule (the "Allocation Spreadsheet") showing (i) the name, address and contact information for each holder of Company Stock, each Option Holder and each Warrant Holder (which names include all Persons who have claimed or, to the Knowledge of the Company or the knowledge of any Principal Stockholder, could claim, any such status), regardless of whether or not such holder will receive any consideration pursuant to the transaction contemplated by this Agreement, and each MIP Participant, (ii) the amount to be received in cash by each holder of Company Stock, Option Holder and MIP Participant at the Effective Time as provided for in this Article III, based on the formulas and assumptions set forth therein, and (iii) a true, complete and correct list of
(y) the aggregate number of shares of each class of Company Stock held by each Company Stockholder and (z) the allocation of the amounts payable to each MIP Participant under the MIP. The Parties hereby acknowledge and agree that between the date of this Agreement and the Effective Time, the Allocation Spreadsheet shall be updated as necessary by the Equityholder Representative to reflect (1) changes in the Merger Consideration pursuant to Section 3.2, (2) changes to the equity structure of the Company arising prior to the Closing, including as a result of the exercise, if any, of Company Options or Company Warrants and the conversion of the Company Convertible Notes, and (3) the granting of interests under the MIP (but only as permitted pursuant to this Agreement), in each case, in a manner in which the Equityholder Representative shall deem appropriate.

         (c) Each Company Option and Company Warrant issued and outstanding immediately prior to the Closing (whether or not vested) shall, by virtue of the Merger, become without any exercise thereof, solely the right to receive such portion of the Merger Consideration to which such holder would have been entitled had such holder exercised such Company Option or Company Warrant immediately prior to the Effective Time and paid the exercise price therefor. The Company represents and warrants to Parent that immediately prior to the Effective Time, the portion of the Merger Consideration to which each Warrant Holder would be entitled in the event of such exercise and payment is less than the exercise price for such or Company Warrant.

         (d) Each share of Company Stock held by Parent, Merger Sub, any Subsidiary of Parent or Merger Sub, or in the treasury of the Company or by any Company Subsidiary immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (e) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one (1) newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of the Surviving Corporation.

    3.1.2 Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Company Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Allocation Spreadsheet shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    3.1.3 MIP Payments. Prior to the calendar day on which the Effective Time occurs, upon the receipt from each MIP Participant of an Additional Consent and a Joinder Agreement as provided in Sections 6.17.2 and 6.17.3 hereof, the Company shall pay an amount equal to ten percent (10%) of the Net Cash Consideration payable pursuant Section 3.2, subject to applicable withholding Taxes, to the participants in the MIP as set forth on the Allocation Spreadsheet (collectively, the "MIP Payment") and the Company shall remit or accrue the liability for the payment of all applicable withholding Taxes and employer Taxes with respect thereto ("MIP-Related Taxes").

3.2      Delivery of the Merger Consideration.

    3.2.1 Delivery of Merger Consideration. At the Closing, upon the terms and subject to the conditions contained herein, Parent shall deliver an amount equal to the difference between (i) Seventy Million Dollars ($70,000,000) and
(ii) the principal outstanding as of the Closing Date of the European Indebtedness (the difference between (i) and (ii), the "Cash Consideration"), subject to the Closing Date Adjustment pursuant to Section 3.2.2, in the manner set forth below:

         (a) $1,300,000 (the "Contract Termination Escrow Amount") for the purpose of paying actual Contract termination and cancellation charges in accordance with the provisions of Section 6.11 shall be paid by Parent directly to the Escrow Agent in immediately available funds to the account or accounts designated by the Escrow Agent not less than two (2) Business Days prior to the Closing Date, which amount shall be distributed pursuant to the Escrow Agreement; provided that any excess over such actual termination and cancellation charges (the "Contract Termination Excess"), shall be paid in accordance with Section 6.11 to the Company Stockholders, Option Holders and MIP Participants Pro Rata. For purposes of this Agreement, "Pro Rata" means pro rata in proportion to the aggregate amounts payable to such Persons pursuant to the Allocation Spreadsheet; provided, that each such Person has previously received Net Cash Consideration pursuant to Section 3.3.1 or Section 3.3.2 (and if any such Person shall have received Net Cash Consideration pursuant to Section 3.3.2, the amount to be paid to such Person shall be delivered to the Paying Agent for distribution in connection with Section 3.3.2);

         (b) Seven Million Dollars ($7,000,000) (the "Indemnification Escrow Amount") for the purpose of paying any indemnification claims to any Parent Indemnitee under and pursuant to the provisions of Article IX and any Final Cash Consideration Decrease due Parent shall be paid by Parent directly to the Escrow Agent in immediately available funds to the account or accounts designated not less than two (2) Business Days prior to the Closing Date by the Escrow Agent, which amount shall be distributed pursuant to the Escrow Agreement; provided that, subject to the terms of the Escrow Agreement, any portion of the Indemnification Escrow Amount remaining after payments to (i) any Parent Indemnitee pursuant to Article IX of this Agreement and (ii) Parent with respect to the payment, if any, of the Final Cash Consideration Decrease pursuant to
Section 3.2.4(e) (the "Indemnification Escrow Excess"), shall, on February 1, 2009, be paid to the Company Stockholders, Option Holders and MIP Participants Pro Rata in accordance with Section 3.2.5 hereof;

         (c) An amount of cash sufficient to fully repay all of the Indebtedness of the Company and its Subsidiaries, including (i) all Indebtedness, if any, associated with the MIP Payment and any MIP-Related Taxes which have not been fully paid and (ii) any Indebtedness of the Company or its Subsidiaries that is not shown on the balance sheets of such entities or that is not otherwise reflected in the books and records thereof), except the European Indebtedness and the Indebtedness set forth in Section 3.2.1(c) of the Company Disclosure Schedule, shall be paid by the Parent on behalf of the Company and the Company Subsidiaries at the Closing directly to the holders of such Indebtedness against receipt by the Company and Parent of duly executed payoff letters in customary form, which shall be reasonably acceptable to Parent, and documentation reasonably acceptable to the Parent releasing any Liens securing such Indebtedness;

         (d) An amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (which amount represents: (X) One Hundred Thousand Dollars ($100,000) for the reasonable and demonstrable costs and expenses payable by the Company and the Company Stockholders in connection with the consummation of the Merger as estimated and set forth in Section 3.2.1(d) of the Company Disclosure Schedule and (Y) Two Hundred Fifty Thousand Dollars ($250,000) which may be applied to any expenses and liabilities of the Principal Stockholders, at their sole discretion (the "Equityholder Reserve")) shall be paid by Parent in immediately available funds to an account designated by the Equityholder Representative not less than two (2) Business Days prior to the Closing Date; provided that any excess over such expenses and liabilities (the "Reserve Excess"), shall, within ninety (90) days after the Closing Date or such other date as the Equityholder Representative shall determine, be thereafter paid to the Company Stockholders, Option Holders and MIP Participants Pro Rata;

         (e) An amount equal to the Taxes required to be withheld pursuant to Sections 10.4 and 10.6 of this Agreement and any other Taxes required to be withheld pursuant to any provision of the Code and the regulations promulgated thereunder and any corresponding or like provision of state, or foreign law, shall be deducted from the amount payable and paid over by Parent to the appropriate Governmental Authority; and

         (f) the remainder (the "Net Cash Consideration"), shall be paid by Parent in accordance with the provisions of Section 3.3.

    3.2.2 Closing Cash Consideration Adjustment. The Cash Consideration to be paid at the Closing pursuant to Section 3.2.1 shall be increased (if applicable) by an amount equal to any Working Capital Increase, or decreased (if applicable) by an amount equal to any Working Capital Decrease. The net amount by which the Cash Consideration is adjusted at the Closing in accordance with the preceding sentence is referred to as the "Closing Date Adjustment." As used herein:

         (a) "Working Capital Increase" means the amount, if any, by which the Estimated Working Capital (according to the Pre-Closing Certificate) exceeds $2,226,000 (the "Target Amount").

         (b) "Working Capital Decrease" means the amount, if any, by which the Target Amount exceeds the Estimated Working Capital (according to the Pre-Closing Certificate).

         (c) "Estimated Working Capital" means the Company's estimate of Working Capital as of the second Business Day immediately prior to the Closing Date (after giving effect to the transactions contemplated hereby but before giving effect to any other transactions) set forth on the Estimated Working Capital Statement;

         (d) "Working Capital" as of any date shall mean, with respect to the Company, all consolidated current assets less all consolidated current Liabilities; provided, that current assets and current Liabilities shall exclude any assets and Liabilities relating to: (i) Indebtedness repaid as of the Closing, including any Indebtedness related to the MIP Payment and any Indebtedness related to the MIP-Related Taxes, (ii) accruals for expenses of the Company relating to the transactions contemplated by this Agreement be paid as of the Closing, (iii) accruals for expenses associated with the 2006 Employee Bonus and Incentive Plan and the 2007 Employee Bonus and Incentive Plan and (iv) accruals for Taxes for the fiscal year ended December 31, 2006, (v) $1,300,000 which represents an amount equal to the termination costs associated with terminating the Contracts listed in Section 6.11 of the Company Disclosure Schedule; (vi) any amounts relating to the matter referred to in Sections 9.2(c) and 9.2(d) of this Agreement; and (vii) the cost of the Run-Off Periods and Endorsements for the Applicable Policies as provided in Section 6.12.2; provided further that current assets and Liabilities shall include Seven Hundred Thousand Dollars ($700,000) which represents the Parties' good faith estimate of one-half (1/2) of the total severance costs associated with the termination of employees and independent contractors as a result of the Merger, and no Party shall be liable to any other Party to the extent that the actual severance costs incurred in connection with the consummation of the Merger (in connection with the termination of employees and independent contractors or otherwise) are greater than or less than such amount.

         (e) "Final Working Capital" means the final determination of Working Capital as of the Closing Date (after giving effect to the transactions contemplated hereby but before giving effect to any other transactions) determined in accordance with Section 3.2.4(b); and

    3.2.3 Final Cash Consideration Adjustment. Upon the determination of the Final Working Capital in accordance with Section 3.2.4(b), either (a) the Parent shall pay to the Company Stockholders, Option Holders and the MIP Participants Pro Rata the amount of the Final Cash Consideration Increase in accordance with
Section 3.2.4(d) or, alternatively, (b) the Company Stockholders shall pay to the Parent the amount of the Final Cash Consideration Decrease in accordance with Section 3.2.4(e).

    3.2.4    Working Capital Adjustment.

         (a) At least two (2) Business Days prior to the Closing Date, the Company shall cause to be prepared and delivered to Parent (i) a statement of Estimated Working Capital prepared using the same accounting methods, principles, practices, procedures and estimation methodologies as those utilized in preparing the Balance Sheet, subject to the adjustments described in the definition of Working Capital as of the Closing Date (the "Estimated Working Capital Statement") and (ii) a certificate (the "Pre-Closing Certificate"), in a form reasonably satisfactory to Parent, signed by the Company's Chief Financial Officer and its President stating the amount of the Working Capital in the Estimated Working Capital Statement and certifying that such amount is the best estimate thereof by the Company and the reasonable, good faith belief of and forecast by the Company, after due consideration and consultation with the outside accountants of the Company, of Working Capital at such time. The Estimated Working Capital Statement shall be using the same accounting methods, principles, practices, procedures and estimation methodologies as those utilized in preparing the Balance Sheet, subject to the adjustments described in the definition of Working Capital.

         (b) As promptly as practicable, but no later than ninety (90) days after the Closing Date, Parent shall deliver to the Equityholder Representative a statement of Working Capital as of the Closing Date (the "Closing Working Capital Statement"). The Closing Working Capital Statement shall be prepared using the same accounting methods, principles, practices, procedures and estimation methodologies as those utilized in preparing the Balance Sheet, subject to the adjustments described in the definition of Working Capital. The Equityholder Representative may dispute the preparation or amount of Working Capital as set forth in the Closing Working Capital Statement by delivering to Parent within thirty (30) days after delivery of the Closing Working Capital Statement a written notice (a "Dispute Notice") which Dispute Notice shall set forth with specificity the basis for such dispute and the Equityholder Representative's computation of Working Capital as of two (2) Business Days immediately prior to the Closing Date. In the event that the Equityholder Representative does not give Parent a Dispute Notice within such thirty (30)-day period, the Closing Working Capital Statement will be final, conclusive and binding on the Parties and the Working Capital set forth thereon shall become the Final Working Capital. In the event the Equityholder Representative shall give Parent a Dispute Notice, the Equityholder Representative and Parent shall negotiate in good faith to resolve such dispute. If the Equityholder Representative and Parent, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after Parent gives the Equityholder Representative the Dispute Notice, then the Equityholder Representative and Parent jointly shall engage the Independent Accounting Firm (the "Arbitration Firm") to resolve such dispute and to determine the Final Working Capital. The Arbitration Firm shall only be authorized to choose between the Working Capital set forth in the Closing Working Capital Statement and the Equityholder Representative's computation of Working Capital set forth in the Dispute Notice. All determinations made by the Arbitration Firm shall be final, conclusive and binding on the Parties. The costs and expenses of the Arbitration Firm, along with the costs and expenses of the Party whose position is selected by the Arbitration Firm, shall be paid by the Party whose position is not selected by the Arbitration Firm.

         (c) For purposes of complying with the terms set forth in this Section 3.2.4, each Party shall cooperate with and make reasonably available to the other Parties and their respective Representatives all information, records, data and working papers, and will permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Estimated Working Capital Statement and the Closing Working Capital Statement.

         (d) If the Final Working Capital is greater than the Estimated Working Capital, then, subject to Section 3.3.8, the Cash Consideration shall be increased by the amount of such difference (the "Final Cash Consideration Increase") and Parent shall, within five (5) days after the date upon which such determination is made, pay to the Company Stockholders, Option Holders and the MIP Participants, in the manner directed by the Equityholder Representative, their Pro Rata share of any Final Cash Consideration Increase.

         (e) If the Final Working Capital is less than the Estimated Working Capital, then the Cash Consideration shall be decreased by the amount of such difference (the "Final Cash Consideration Decrease") and the Equityholder Representative shall direct the Escrow Agent to pay such amount to Parent out of the Escrow Amount pursuant to the Escrow Agreement within five (5) days after the date upon which such determination is made.

         (f) All actions taken by Equityholder Representative hereunder shall be binding upon each Company Stockholder and Option Holder. Without limiting the generality of the foregoing, the Equityholder Representative shall have full power and authority, on behalf of each Company Stockholder and Option Holder to interpret the terms and provisions of this Agreement, to dispute or fail to dispute the composition or amount of Working Capital or any item on the Closing Working Capital Statement, to negotiate and compromise any dispute which may arise under this Section 3.2.4, and to sign any releases or other documents with respect to any such dispute.

    3.2.5 Distribution of Escrow Amount. Upon release of the Indemnification Escrow Excess pursuant to the terms of the Escrow Agreement and Section 3.2.1(b) hereof, such amount shall be paid in the following sequence: (i) first, up to the first Three Million Dollars ($3,000,000) of such amount, less any amounts allocable to Dissenting Shareholders, shall be paid to the Company Stockholders, Option Holders and MIP Participants Pro Rata, and (ii) next, up to the next Three Million Five Hundred Thousand Dollars ($3,500,000) of such amount, less any amounts allocable to Dissenting Shareholders, shall be paid to the Persons that were holders of the Company's Series E Redeemable Convertible Preferred stock immediately prior to the Effective Time until such Persons shall have been paid the full amount of the preference payable to such Persons under the terms of such Series E Redeemable Convertible Preferred stock and (iii) the balance, less any amounts allocable to Dissenting Shareholders, to the Company Stockholders, Option Holders and MIP Participants Pro Rata.

3.3      Allocation and Payment of Merger Consideration.

    3.3.1 Closing Payments. Parent shall make payment of the Net Cash Consideration as follows:

         (a) for each Company Stockholder entitled pursuant to Section 3.1.1 to receive Net Cash Consideration of at least Five Hundred Thousand Dollars ($500,000), by wire transfer at the Closing of immediately available funds to the account or accounts designated not less than two (2) Business Days prior to the Closing Date by such Company Stockholder; provided, that such Person deliver to Parent prior to the Closing, a duly executed Letter of Transmittal and the Certificates representing such Person's shares of Company Stock;

         (b) for each other Company Stockholder who delivers to Parent prior to the Closing a duly executed Letter of Transmittal and the Certificates representing such Person's shares of Company Stock, Parent shall deliver at the Closing a certified bank check or, in Parent's discretion, a wire transfer at the Closing of immediately available funds to the account or accounts designated not less than two (2) Business Days prior to the Closing Date by such Company Stockholder; and

         (c) for each Company Stockholder and Option Holder other than those paid at the Closing pursuant to Sections 3.3.1(a) and 3.3.1(b) (the "Post-Closing Payment Holders"), Parent shall make payment pursuant to Section 3.3.2.

    3.3.2    Payment Procedures Regarding Company Stock.

         (a) At the Effective Time, Parent shall deposit, or shall cause to be deposited, with any Person designated by Parent and reasonably satisfactory to the Equityholder Representative (the "Paying Agent"), for the benefit of the Post-Closing Payment Holders, for exchange in accordance with this Article III, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the Net Cash Consideration payable to such Post-Closing Payment Holder (such cash, together with any other Merger Consideration to be paid to Post-Closing Payment Holders, hereinafter referred to as the "Payment Fund") payable pursuant to Section 3.1 in exchange for outstanding shares of Company Stock. Parent shall cause the Paying Agent, pursuant to irrevocable instructions, to promptly deliver the Merger Consideration contemplated to be paid pursuant to Section 3.1 out of the Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that: (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Stock and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of the shares of the Company Stock in the amount of any such losses; and (ii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, as Parent directs. The Payment Fund shall not be used for any other purpose.

         (b) Promptly following the Effective Time (but in no event later than five (5) Business Days following the Effective Time), the Paying Agent shall mail to each Post-Closing Payment Holder that is a holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with, if applicable, such Letter of Transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive hereunder, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to such holders. In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the "fair value" of the shares represented thereby as contemplated by Section 3.4.

         (c) Payment of the aggregate Merger Consideration hereunder by Parent to the Paying Agent shall for all purposes be deemed to be full, complete, due and proper payment thereof by Parent to the Post-Closing Payment Holders, and Parent shall have no further responsibility, liability or obligation of any kind with respect to such payment to any Post-Closing Payment Holders or the Equityholder Representative, or any other Person, regardless of any negligence, fraud, defalcation or mishandling of funds or otherwise by or on behalf of the Paying Agent.

    3.3.3 Release of Option Holders, Warrant Holders and Company Stockholders. Each Principal Stockholder shall deliver to Parent at the Closing, and the Company shall use its good faith efforts to obtain from (a) each other Option Holder, (b) each other Warrant Holder and (c) each other Company Stockholder, a written acknowledgment that effective as of the Effective Time, all Company Options held by such Option Holder, and all Company Warrants held by such Warrant Holder, and all Company Stock held by such Company Stockholder, as applicable, shall, in each case, without any action on the part of the Company, such Option Holder, Warrant Holder or Company Stockholder, be deemed terminated, cancelled, void and of no further force and effect as between the Company, the Surviving Corporation and the Option Holder, Warrant Holder and Company Stockholder, as applicable, and a release whereby each such Person unconditionally, irrevocably and completely releases any such Person's rights, claims or interest in, to or under such Company Option, Company Warrant or Company Stock, as applicable, against the Company, Parent and the Surviving Corporation, in a form reasonably acceptable to Parent. The provisions of this
Section 3.3.3 shall survive the consummation of the Merger.

    3.3.4 Further Rights in Company Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock and Company Options.

    3.3.5 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the Company Stockholders and Option Holders for one (1) year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any Company Stockholders or Option Holders who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon.

    3.3.6 No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any Company Stockholders or Option Holders for any cash from the Payment Fund delivered to a public official pursuant to any abandoned property, escheat or similar Applicable Law. If any Certificates shall not have been surrendered upon the second (2nd) anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Company Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

    3.3.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent or Parent, as applicable, will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

    3.3.8 Withholding. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Stockholders, Option Holders or MIP Participant such amounts as may be required to be deducted and withheld under the Code or any other Applicable Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholders, Option Holders or MIP Participant, as applicable, in respect of whom such deduction and withholding was made.

3.4 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the "fair value" of such Dissenting Stockholder's shares of Company Stock, as provided in Section 262 of the DGCL, such shares of Company Stock shall not be converted into or exchangeable for the right to receive the Merger Consideration otherwise allocable to such Dissenting Stockholder at the Effective Time (except as provided in this Section 3.4) and shall entitle such Dissenting Stockholder only to payment of the fair value of such shares of Company Stock, in accordance with
Section 262 of the DGCL, unless and until such Dissenting Stockholder fails to perfect or withdraws (in accordance with Section 262(k) of the DGCL) or effectively loses the right to dissent. The Company shall give the Parent prompt written notice of any demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 (or any successor or replacement) of the DGCL which are received by the Company. The Company will not voluntarily make a payment with respect to any demands for appraisal and will not, except with the prior written consent of the Parent, settle or offer to settle any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment of fair value of a Dissenting Stockholder's shares of Company Stock prior to the Effective Time. The Company shall give Parent notice thereof prior to the Effective Time and Parent shall have the right to participate at its own expense in all negotiations and proceedings with respect to any such demands. If any Dissenting Stockholder shall have effectively failed to perfect or withdrawn (in accordance with Section 262(k) of the DGCL) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the shares of Company Stock held by such Dissenting Stockholder shall be cancelled and converted into and represent the right to receive the Merger Consideration.

3.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed (after giving effect to the payment for Certificates described in Section 3.3) and thereafter, there shall be no further registration of transfers of shares of Company Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided herein or by Applicable Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration.

3.6      Equityholder Representative.

    3.6.1 Appointment. The Equityholder Representative is hereby irrevocably appointed and authorized to act as the representative for the Company Stockholders party to this Agreement, including the Principal Stockholders, and the MIP Participants party to this Agreement with respect to any matter requiring action or decision by the Equityholder Representative pursuant to this Agreement and all post-Closing matters requiring any action or decision by the Company Stockholders, Option Holders or the MIP Participants, including without limitation to (i) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement, the Escrow Agreement, and any other documents, instruments and/or agreements contemplated thereby (the "Additional Agreements," and each, an "Additional Agreement"), (ii) to give and receive on behalf of the Company Stockholders party to this Agreement or MIP Participants party to this Agreement any and all notices from or to any Company Stockholder, Option Holder and the MIP Participants under this Agreement and any Additional Agreement, (iii) grant any consent or approval on behalf of the Company Stockholders, Option Holders and the MIP Participants under this Agreement and any Additional Agreement and make all other elections or decisions contemplated by this Agreement and any Additional Agreement, and to amend, modify or supplement any of the foregoing in each such Company Stockholder's, Option Holder's and MIP Participant's name, place and stead, as if such Company Stockholder, Option Holder and MIP Participant had personally done such act, and the Equityholder Representative hereby accepts such appointment. The death, incapacity, dissolution, liquidation, insolvency or bankruptcy of any Company Stockholder, Option Holder or MIP Participant shall not terminate such appointment or the authority and agency of the Equityholder Representative. The power-of-attorney granted in this section is coupled with an interest and is irrevocable. The Company Stockholders, Option Holders and MIP Participants shall agree to indemnify, defend and hold harmless the Equityholder Representative from and against any and all loss, damage, liability and expense that may be incurred by the Equityholder Representative arising out of or in connection with his acceptance or appointment as the Equityholder Representative under this Agreement (except such as may result from the Equityholder Representative's bad faith or gross negligence), including the legal costs and expenses of defending itself against any claim or liability in connection with its performance under this Agreement and any Additional Agreements executed and delivered by the Equityholder Representative in connection with this Agreement or any Additional Agreement.

    3.6.2 Reliance. Each party hereto shall be entitled to rely exclusively upon any communication given or other action taken by the Equityholder Representative on behalf of the Company Stockholders, Option Holders and the MIP Participants pursuant to this Agreement, and shall not be liable for any action taken or not taken in good faith reliance on a communication or other instruction from the Equityholder Representative on behalf of the Company Stockholders, Option Holders and the MIP Participants.

    3.6.3 Limitation on Liability. The Equityholder Representative, solely in its capacity as such, shall have no liability to Parent, Merger Sub or the Surviving Corporation under this Agreement or any Additional Agreement, and shall have no liability whatsoever to the Company Stockholders, the Option Holders, the MIP Participants or any Person claiming by, through or under them, for or in respect of any of its acts or omissions, except only for its bad faith.

    3.6.4 Additional Limitation. Notwithstanding the foregoing, the Equityholder Representative, each Company Stockholder, each MIP Participant, the Company, Parent and Merger Sub expressly acknowledge that the Equityholder Representative shall have no authority or responsibility to act on behalf of any Company Stockholder or any MIP Participant in connection with any claim, action or proceeding initiated against such Company Stockholder or MIP Participant alleging a breach by such Company Stockholder or MIP Participant of such Company Stockholder's or MIP Participant's, as applicable, individual representations, warranties or covenants made in this Agreement or any letter of transmittal.

                                   ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS


         Subject to such exceptions as are disclosed in the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent concurrently with the execution and delivery of this Agreement, (i) the Company represents and warrants to Parent and Merger Sub the items contained in this
Article IV to the extent applicable to the Company and its Subsidiaries, and
(ii) subject to Article IX of this Agreement, each Principal Stockholder severally and not jointly represents and warrants to Parent and Merger Sub the items contained in Section 4.23 and Section 4.26, to the extent applicable to such Principal Stockholder, each of which is true and correct as of the date hereof and as of the Closing Date (except for such representations and warranties made as of another date, which shall, in each case, be true and correct as of such other date):

4.1      Organization and Qualification; Subsidiaries.

    4.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 4.1.1 of the Company Disclosure Schedule contains a complete list of all of the Subsidiaries of the Company (each, a "Company Subsidiary" and collectively, the "Company Subsidiaries"), including (a) its respective jurisdiction of incorporation or organization, as the case may be (b) its authorized capital stock, (c) the number of shares of its capital stock issued and outstanding and (d) the Company's direct and indirect Equity Interests therein. Except for Equity Interests in the Company's Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No Company Subsidiary owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another wholly-owned Subsidiary of the Company. Each Company Subsidiary is directly or indirectly wholly owned by the Company.

    4.1.2 Each Company Subsidiary has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. The Company and each Company Subsidiary has the requisite power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed and in good standing under the laws of each such jurisdiction in which the conduct of the Business or the ownership or lease of its properties or assets requires such qualification, licensing or authorization. Section 4.1.2 of the Company Disclosure Schedule sets forth each such jurisdiction with respect to the Company and each Company Subsidiary.

4.2 Charter Documents; Corporate Books. The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws of the Company and each Company Subsidiary in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational documents, as applicable. Copies of all minute books of the Company and all Company Subsidiaries have been made available by the Company to Parent and, to the Company's Knowledge, all of the minutes of meetings of the boards of directors and stockholders of the Company and its Subsidiaries are contained in such minute books.

4.3      Capitalization; Subsidiaries.

    4.3.1 The authorized capital stock of the Company consists of 335,000,000 shares of common stock, par value $0.002 per share (the "Company Common Stock"); 22,000,000 shares of Series A Convertible Preferred stock, par value $0.001 per share; 22,000,000 shares of Series A1 Convertible Preferred stock, par value $0.001 per share; 6,666,667 shares of Series B Convertible Preferred Stock, par value $0.001 per share; 6,666,667 shares of Series B1 Convertible Preferred stock, par value $0.001 per share; 30,914,354 shares of Series C Convertible Preferred stock, par value $0.001 per share; 30,914,354 shares of Series C1 Convertible Preferred stock, par value $0.001 per share; and 183,230,315 shares of Series E Redeemable Convertible Preferred stock, par value $0.001 per share (collectively, the "Company Preferred Stock," and together with the Company Common Stock, the "Company Stock"). Except for Company Stock issued after the date of this Agreement upon exercise of Company Options, Company Warrants or Company Convertible Notes outstanding as of the date of this Agreement, as of the date of this Agreement, there are (a) 18,689,481 shares of Company Common Stock (other than treasury shares) issued and outstanding, (b) 0 shares of

Company Common Stock held in the treasury of the Company, (c) 22,000,000 shares of Series A Convertible Preferred stock, par value $0.001 per share issued and outstanding; (d) 0 shares of Series A1 Convertible Preferred stock, par value $0.001 per share issued and outstanding; (e) 6,666,667 shares of Series B Convertible Preferred stock, par value $0.001 per share were issued and outstanding; (f) 0 shares of Series B1 Convertible Preferred stock, par value $0.001 per share were issued and outstanding; (g) 30,914,354 shares of Series C Convertible Preferred stock, par value $0.001 per share were issued and outstanding; (h) 0 shares of Series C1 Convertible Preferred stock, par value $0.001 per share were issued and outstanding; and (i) 151,849,306 shares of Series E Redeemable Convertible Preferred stock, par value $0.001 per share were issued and outstanding. As of the date of this Agreement (i) 41,700,837 of Company Common Stock are issuable upon exercise of outstanding Company Options,
(ii) 3,200,000 shares of Company Common Stock are issuable upon exercise of outstanding Company Warrants and (iii) 29,977,083 shares of Company Common Stock are issuable upon exercise of Company Convertible Notes issued and outstanding.
Section 4.3.1 of the Company Disclosure Schedule sets forth the name of (A) each Option Holder and each Warrant Holder, together with the grant date, exercise price, number of shares of Company Stock issuable upon exercise of each such Company Option or Company Warrant, as applicable, vesting schedule of each such Company Option or Company Warrant, as applicable, the number of vested and unvested Company Options of each Option Holder and Company Warrants of each Warrant Holder, and, with respect to Company Options, the specific Company stock plan pursuant to which such Company Option was issued, and (B) each Company Stockholder and any other holder of an Equity Interest in the Company, together with, as of June 1, 2007, the number of shares of Company Stock or other Equity Interest held by each Company Stockholder and each other holder of an Equity Interest in the Company.

    4.3.2 All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the shares of Company Stock issuable upon the conversion of outstanding Company Options, Company Warrants and Company Convertible Notes, there are no Options of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Except as set forth in Section 4.3.1, there are no outstanding contractual obligations of the Company or any Company Subsidiary affecting the voting rights of or requiring the repurchase, redemption or disposition of, any Equity Interests in the Company. Except as set forth in Section 4.3.1, as otherwise would be permitted by this Agreement or upon exercise or conversion of Company Options, Company Warrants or Company Convertible Notes outstanding as of the date hereof, since December 31, 2006, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or any other Equity Interests in the Company.

    4.3.3 Each issued and outstanding share of capital stock or other Equity Interest of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and is held, directly or indirectly, by the Company or another Company Subsidiary, free and clear of all Liens. Except as set forth in
Section 4.3.1, there are no Options or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock or other Equity Interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

4.4      Authority.

    4.4.1 The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or the Principal Stockholders and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions provided for herein other than, with respect to the Merger, the affirmative vote of (i) the holders of a majority of the voting power of the Company Stockholders and (ii) the holders of a majority of the voting power of the Series E Redeemable Convertible Preferred Stock, to adopt this Agreement and approve the transactions provided for herein (the "Stockholder Approval"). This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    4.4.2 Upon consummation of the Merger, (a) Parent will own all of the outstanding capital stock of the Surviving Corporation and (b) all the holders of Company Options and Company Warrants shall be entitled only to receive their Pro Rata portion of the Merger Consideration, if any, upon payment of the exercise price therefor.

4.5      No Conflict; Required Filings and Consents.

    4.5.1 The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) assuming that Stockholder Approval is obtained, conflict with or violate any provision of the certificate of incorporation or the by-laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 4.5.2 will have been obtained prior to the Effective Time, and all filings and notifications described in Section 4.5.2 will have been made, and any waiting periods thereunder will have terminated or expired prior to the Effective Time, materially conflict with or violate any Applicable Laws or (iii) except as set forth in Section 4.5.1 of the Company Disclosure Schedule, require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, purchase, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound.

    4.5.2 The execution, delivery and performance of this Agreement by the Company do not and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (i) under the rules and regulations of the HSR Act or any other antitrust, competition, trade or other Applicable Laws, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL or (iii) under the rules and regulations of any Governmental Authority with respect to the continuation of the competitive local exchange carrier ("CLEC") Licenses (or their equivalent).

4.6      Compliance with Licenses; Applicable Laws.

    4.6.1 A list of all Licenses held by or granted to the Company and any Company Subsidiary as of the date hereof is set forth in Section 4.6.1 of the Company Disclosure Schedule, which includes all Licenses which are used in or required for the operation of the Business as presently conducted. The Company and each Company Subsidiary holds all Licenses necessary for the operation of the Business as currently operated, and neither the Company nor any Company Subsidiary has (i) received any written notice from any Governmental Authority or (ii) received, as of the date hereof, any written notice from any Person other than a Governmental Authority, that it (a) fails to hold, or (b) is in violation of, or (c) is, or any of its Customers are, acting beyond the scope of any such Licenses. All such Licenses are valid and in full force and effect, and neither the Company nor any Company Subsidiary is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of, or has received any notice threatening to revoke, any License to which it is a party.

    4.6.2 As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice that it is, and neither the Company nor any Company Subsidiary is, in violation of any Applicable Law or Governmental Order applicable to the Business or any of their assets or properties of the Company or any Company Subsidiary.

    4.6.3 Except for events or circumstances set forth in Sections 4.10, 4.13, 4.14, 4.17, 4.20, 4.21, 4.27, 4.28 and 4.29 with respect to which the
Company, is making the representations and warranties set forth in such sections, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) would reasonably be expected to constitute or result in a material violation by the Company or any Company Subsidiary of, or a failure on the part of the Company or any Company Subsidiary to be in material compliance with, any Applicable Law or Governmental Order.

4.7      Financial Statements; No Undisclosed Liabilities.

    4.7.1 Section 4.7.1 of the Company Disclosure Schedule sets forth (a) the audited consolidated financial statements of the Company and the Company Subsidiaries including the balance sheets, related statements of income and cash flows and changes in stockholder equity for the periods ended December 31, 2006, December 31, 2005 and December 31, 2004, together with all accompanying notes thereto (the "Audited Financial Statements") and (b) the consolidated unaudited balance sheet of the Company and the Company Subsidiaries, as of April 30, 2007 and the related unaudited consolidated statements of income and cash flows and changes in stockholder equity for the four (4) month period then ended including the notes prepared in connection therewith (the "Unaudited Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Except as shown or provided for in the Financial Statements or as otherwise described in Section 4.7.1 of the Company Disclosure Schedule, such Financial Statements (i) have been prepared in accordance with the accounting principles and books and records of the Company; (ii) have been prepared in accordance with GAAP; (iii) reflect and provide adequate reserves in respect of, all known Liabilities of the Company and the Company Subsidiaries in accordance with GAAP, including all known contingent Liabilities as of their respective dates, and (iv) present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as of the dates or for the period indicated. For purposes of this Agreement, the "Balance Sheet" shall mean the consolidated balance sheet of the Company for the year ended December 31, 2006 contained in the Audited Financial Statements.

    4.7.2 Except as set forth in Section 4.7.2 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any Liabilities of any character whatsoever, whether or not accrued and whether or not fixed or contingent, other than (i) Liabilities reflected in the Audited Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business subsequent to December 31, 2006, (iii) Liabilities of a nature not required to be disclosed on a balance sheet or in the notes to financial statements prepared in accordance with GAAP and (iv) Liabilities incurred in connection with performance of this Agreement. Neither the Company nor any of the Company Subsidiaries have any equity, financial or creditor interest, direct or indirectly, in any special purpose entity.

    4.7.3 Section 4.7.3 of the Company Disclosure Schedule contains a list of all Liabilities of the Company and each Company Subsidiary (i) which have been expressly identified in letters from counsel of the Company to the Company's auditors or (ii) in letters from management of the Company to its auditors in connection with the audit of its 2006 Audited Financial Statements, or (iii) about which (A) the Company has Knowledge, (B) are in excess of Twenty-Five Thousand Dollars ($25,000) individually and (C) are not otherwise identified in
(i) or (ii) above, in each case, which are not reflected in the Company's 2006 Audited Financial Statements because they are of a nature not required to be disclosed on a balance sheet or in the notes to financial statements prepared in accordance with GAAP.

4.8 Conduct of the Business. Except as set forth in Section 4.8 of the Company Disclosure Schedule, from December 31, 2006 to the date hereof, the Business has been conducted in the Ordinary Course of Business and the assets and properties of Company and each Company Subsidiary have been maintained in substantially the same manner as maintained prior to the date of the Balance Sheet and in at least such order and condition as is necessary to continue to conduct the Business in the Ordinary Course of Business, and, without limiting the foregoing, neither the Company nor any Company Subsidiary has:

         (a) incurred any obligation or Liability or entered into any transaction which could reasonably be expected to result in monetary obligations to the Company in excess of Twenty-Five Thousand Dollars ($25,000), except in the Ordinary Course of Business or in connection with the performance of this Agreement;

         (b) increased or established any reserve for Taxes or other Liability on its books or otherwise provided therefor, except as may have been required in accordance with GAAP due to the operations or income of the Company or the Company Subsidiaries since the date of the Balance Sheet;

         (c) subjected any of the assets, properties or business of the Company or the Company Subsidiaries to any Lien; sold, assigned or transferred any asset, property or business or cancelled any debt or claim, or waived any right, except in the Ordinary Course of Business;

         (d) except in the Ordinary Course of Business, sold, assigned, transferred, encumbered (other than Permitted Encumbrances) or permitted to lapse any rights with respect to any Intellectual Property Rights or other material intangible asset owned by the Company or a Company Subsidiary;

         (e) granted any general or uniform increase in the rates of pay of employees of the Company or the Company Subsidiaries or any increase in salary payable or to become payable to any officer, employee, consultant or agent of the Company or the Company Subsidiaries, or increased the compensation (including perquisites) payable to any officer, employee, consultant or agent of the Company or the Company Subsidiaries for any period before or after the date of the balance sheet included in the Unaudited Interim Financial Statements, or by means of any bonus or pension plan, Contract or other commitment increased the compensation of any officer, employee, consultant or agent of the Company or the Company Subsidiaries;

         (f) made or authorized any capital expenditures for additions to plant and equipment accounts of the Company or the Company Subsidiaries in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

         (g) made any loan or payment to, or entered into any Contract with, any Company Stockholders or any Affiliate (but excluding any Company Subsidiary), or agreed to take any such action;

         (h) issued, sold or transferred, or agreed to issue, sell or transfer, any stock, note, bond, debenture or other corporate debt or Equity Interest of the Company or the Company Subsidiaries, whether newly issued or held in treasury;

         (i) except for this Agreement, entered into any transaction other than in the Ordinary Course of Business;

         (j) experienced any damage, destruction or loss (whether or not covered by insurance) adversely affecting its properties, assets or business, or experienced any other adverse change in its assets, liabilities, or financial condition from that disclosed on the Balance Sheet;

         (k) delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

         (l) except in the Ordinary Course of Business, granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (m) made any loan or payment to, or entered into any other Contract with, any of its directors, officers, and employees other than compensation paid and advances and reimbursements for expenses made in the Ordinary Course of Business;

         (n) entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

         (o) terminated any Company Contract or made any material amendment or modification of any Company Contract on terms less beneficial in all material respects to the Company or any Company Subsidiary than, the terms of such Company Contract prior to the making of such amendment or modification, except for Contracts that terminated pursuant to their terms;

         (p) taken any action which would have the effect of terminating, or giving any Governmental Authority the right to terminate, any License;

         (q) except as required by GAAP, made any material change in any method of accounting or accounting practice by the Company or any Company Subsidiary or any material write-up or write-down in the value of their respective inventory or accounts receivable or a reversal of any material accruals or deviations from past policies and practice with respect to product sales, markdowns, discounts or promotions; or

         (r) entered into or made any Contract to do any of the foregoing.

4.9 Absence of Certain Changes or Events. Since December 31, 2006, there has not been any Material Adverse Effect.

4.10     Labor and Employee Matters.

    4.10.1 (a) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to any Company Employees, (b) no Company Employees are represented by any labor organization and there are no organizational campaigns, demands or proceedings pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of Company Employees, (c) there are no unfair labor practice charges or complaints pending against the Company or any Company Subsidiary, or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any analogous foreign, state or local agency, (d) there are no grievance or arbitration proceedings arising under any collective bargaining agreement or policy of the Company or any Company Subsidiary pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, and (e) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, and there has not been any such action during the past three (3) years.

    4.10.2 Section 4.10.2 of the Company Disclosure Schedule sets forth with respect to each Company Employee and each consultant or independent contractor engaged by the Company or any Company Subsidiary as of the date hereof, and each such employee's, consultant's or independent contractor's (as applicable) (a) name, (b) position, (c) date of hire, (d) base wage rate, (e) vacation accrual rate, (f) accrued unused vacation days and the base salary equivalent for such accrued unused vacation days, (g) sick leave accrual rate, (h) entitlement to other compensation, including any bonus to which such Company Employee may be entitled as of the Effective Time pursuant to any incentive plan or other bonus policy or practice maintained by the Company or any Company Subsidiary, (i) work location, (j) telecommuting status and (k) home address. Also set forth in
Section 4.10.2 of the Company Disclosure Schedule is (i) the name of each Company Employee who, on the date hereof, is on a leave of absence approved by the Company or any Company Subsidiary or recognized by Applicable Law, including but not limited to family and medical leave, workers compensation leave, military leave or leave related to short or long-term disability (a "Leave Employee"), and, with respect to each such Leave Employee, to the extent permitted by Applicable Law, the reason for such leave and such Leave Employee's expected return date and (ii) the name of each Company Employee who has any License or clearance issued by any Governmental Authority which is used in the operation of the Business.

    4.10.3 The Company and each Company Subsidiary is, and has at all times during at least the last three (3) years been in material compliance with all Applicable Laws respecting labor relations, immigration, employment and employment practices, and the terms and conditions of employment, including employment standards, equal employment opportunity, family and medical leave, wages, wage and hour laws, hours of work and occupational health and safety and, with respect to Company Employees working outside of the United States, comparable laws of the country in which such Company Employees work.

    4.10.4 As of the date hereof, the Company and each Company Subsidiary have not received written notice of any Actions related to the Company or any Company Subsidiary pending or threatened, in or before any Governmental Authority responsible for the enforcement of any Applicable Law regarding breach or violation of any express or implied collective bargaining agreement or contract of employment, any Applicable Law governing labor relations, employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with the Company or any Company Subsidiary.

    4.10.5 As of the date hereof, the Company and each Company Subsidiary have not received written notice of the intent of any Governmental Authority responsible for the enforcement of Applicable Laws related to immigration, labor, equal employment opportunity, family and medical leave, wages, wage and hour laws, hours of work, occupational health and safety or any other Applicable Law governing the employment relationship to conduct an investigation with respect to or relating to the Company or any Company Subsidiary, and no such investigation is in progress.

    4.10.6   [Reserved.]

    4.10.7 Set forth in Section 4.10.7 of the Company Disclosure Schedule is name of each employee that either the Company or any Company Subsidiary has laid off within the past six (6) months. The Company and each Company Subsidiary is, and during the ninety (90)-day period prior to the date of this Agreement, has been in compliance in all material respects with the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local law that requires notice to employees in the event of a plant closing or mass layoff.

    4.10.8 The Company and each Company Subsidiary has materially complied with all employment verification procedures, including proper completion of Form I-9, as such procedures relate to all Company Employees. As of the date hereof there are no current foreign national employees of the Company or any of the Company Subsidiaries on whose behalf the Company or any of the Company Subsidiaries has submitted applications and petitions to the U.S. Department of Labor, U.S. Immigration and Naturalization Service, and U.S. Department of State for immigration employment and visa benefits.

    4.10.9 There are no businesses or assets of the Company involving federal Contracts giving rise to any reporting or filing obligations with the Office of Federal Contract Compliance Programs ("OFCCP") and, to the extent applicable, the Company and each Company Subsidiary has complied in all material respects with all hiring and employment obligations applicable under OFCCP rules and regulations.

4.11     Company Contracts.

    4.11.1 The Company has delivered to Parent true and complete copies of (a) the types of contracts described in Section 4.11.2 of the this Agreement and (b) all Customer and Data Contracts which are, in the case of both (a) and (b), now in effect, or which although terminated, contain surviving obligations, liabilities or responsibilities to which the Company or a Company Subsidiary is a party or by which they or their property are bound, (collectively "Company Contracts" and each a "Company Contract").

    4.11.2 Except as set forth in Section 4.11.2 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or is liable under (either directly or indirectly, contingently or absolutely) any written or oral:

         (a) Contract not made in the Ordinary Course of Business, other than this Agreement;

         (b) Employment, worker, contractor or consulting Contract which is not terminable without cost or other liability to either the Company or any Company Subsidiary, or any successor thereof, upon notice of thirty (30) days or less;

         (c) Contract or collective bargaining agreement with any labor union or any other program or contractual commitment involving employees, workers, contractors or consultants;

         (d) Contract with any Company Employee containing any non-competition or non-solicitation clauses;

         (e) bonus, pension, profit-sharing, retirement, stock purchase, stock option, incentive compensation, hospitalization, insurance or similar plan, Contract or understanding providing for employees, workers, contractors or consultants benefits of any kind;

         (f) Lease with respect to any property, real or personal, whether as lessor or lessee;

         (g) Contract for the purchase of real property, equipment or fixed assets;

         (h) Contract for the future purchase of materials, supplies or inventory which may not be terminated without cost upon notice of thirty (30) days or less;

         (i) Contract for the sale or purchase of goods, services, Products, Product Components or other assets calling for annual payments in excess of Twenty-Five Thousand Dollars ($25,000);

         (j) Contract for the performance of services of any kind for or by the Company or any Company Subsidiary calling for annual payments in excess of Twenty-Five Thousand Dollars ($25,000);

         (k) insurance Contract other than those listed in Section 4.18 of the Company Disclosure Schedule or those contemplated by Section 6.12;

         (l) Contract which cannot be terminated by the Company or any Company Subsidiary without cost or liability to the Company or such Company Subsidiary (or any successor thereof) upon thirty (30) days notice or less;

         (m) manufacturers' representative, sales agency, dealer or advertising Contract;

         (n) agreement or indenture for the borrowing or lending of money;

         (o) agreement or indenture for the mortgaging or pledging of, or otherwise placing a Lien or security interest on, any assets or properties of the Company or any Company Subsidiary;

         (p) Option or other Contract for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security, into debt or equity securities of the Company or any Company Subsidiary, other than Company Options, Company Warrants and Company Convertible Notes;

         (q) guaranty of any obligation for borrowed money or otherwise, excluding endorsements made for collection;

         (r) settlement agreement of any administrative or judicial proceedings;

         (s) agreement under which the Company or any Company Subsidiary has advanced or agreed to advance moneys;

         (t) commercial agency agreement and other commission Contracts specifying a commercial agency territory and containing exclusiveness provisions;

         (u) agreement with professional advisers or consultants;

         (v) confidentiality agreement (other than those contained in Contracts delivered to Parent and other than those called for by any other Section of this Agreement);

         (w) Contract with Third Parties to provide or joint venture in the provision of research or development;

         (x) Contract for joint ventures, strategic alliances, partnerships, licensing arrangements or sharing of profits or proprietary information;

         (y) Contract which, as a consequence of Merger, require any consent or approval, result in any breach of or any loss of any benefit, or constitute a default (or an event which with notice or lapse of time or both would become a default) thereunder, or give to any Person any right of termination, purchase, vesting, amendment, acceleration or cancellation thereof, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any Company Subsidiary; and

         (z) any other agreement (or group of related agreements), regardless of the amount of consideration, pursuant to which the consequences of a default or termination could reasonably be expected to result in a Material Adverse Effect.

    4.11.3 As of the date hereof, except as set forth in Section 4.11.3 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any offer or proposal to a Third Party which, upon acceptance by such Third Party, would become a Contract.

    4.11.4 Each Company Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, is in full force and effect and, assuming it is a legal, valid and binding obligation of the counterparty thereto, enforceable against the Company or such Company Subsidiary, as applicable, in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the Company nor any Company Subsidiary has received written notice, nor has Knowledge of a reason why any Company Contract is not a legal, valid and binding obligation of the counterparty thereto or is not in full force and effect and enforceable against such counterparty in accordance with its terms. Neither the Company nor any Company Subsidiary is in breach of, or default under, any Company Contract. To the Company's Knowledge, as of the date hereof, no counterparty to a Company Contract, is in breach or violation of, or default under, any Company Contract. Neither the Company nor any Company Subsidiary has received any claim of default, alleged default, anticipatory breach or delay, or failure in performing under any Company Contract, and there are no agreements of any of the parties relating to such Company Contracts which have not been disclosed to Parent in the Company Disclosure Schedule. To the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Company Contract (in each case, with or without notice or lapse of time or both), in each case by the Company or any Company Subsidiary. The contract with the Customer identified in Section 4.11.4 of the Company Disclosure Schedule has the meaning set forth therein.

    4.11.5 Neither the Company nor any Company Subsidiary is a party to a Contract (a) receiving grants or applying for subsidies, investment bonuses and other official grants including Contracts that are connected with subsidies, bonuses or grants nor (b) providing for existing and imminent obligations, either now or upon Closing, to reimburse granted subsidies, investment bonuses and other official grants.

    4.11.6 Three are no agreements or understandings, other than those set forth in Section 6.11 of the Company Disclosure Schedule, which would impact the termination or cancellation amounts owed under any Contract set forth in Section
6.11 of the Company Disclosure Schedule.

4.12     Litigation.

    4.12.1 Except as set forth in Section 4.12.1 of the Company Disclosure Schedule (a) as of the date hereof (i) there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their assets or properties at law or in equity, or before or by any Governmental Authority (including inquiries as to the qualification of the Company or any Company Subsidiary to hold or receive any Licenses) and (ii) neither the Company nor any Company Subsidiary or any officer of the Company or any Company Subsidiary has Knowledge of any basis for any of the foregoing and
(b) none of the Company or any of the Company Subsidiaries is subject to any outstanding Governmental Order. Section 4.12.1 of the Company Disclosure Schedule sets forth all lawsuits, arbitrations and proceedings involving the Company or any of its Subsidiaries before Governmental Authority during the six
(6) years preceding the date hereof.

    4.12.2 Neither the Company nor any Company Subsidiary are in default with respect to any Governmental Order known to or served upon the Company or any Company Subsidiary. There is no pending Action brought by the Company or any Company Subsidiaries against others.

    4.12.3 To the Knowledge of the Company, Section 4.12.3 of the Company Disclosure Schedule contains a true and complete list of every written complaint or claim of defect, default or breach in the five (5) years preceding the date hereof by any Customer concerning, regarding or in connection with any Product sold, offered, or offered for sale by the Company or any Company Subsidiary, separately by product line (the "Customer Complaints"), none of which constitutes a breach or default under the Contract with such Customer. The Company is capable of resolving any and all Customer Complaints which are existing and not resolved as of the date of this Agreement within 90 days from the date hereof in the Ordinary Course of Business.

    4.12.4 The Company has provided to Parent copies of the letters received by the Company's auditors from counsel to the Company in connection with the audit of its Audited Financial Statements since 2004, and in connection with any investigation conducted by or at the direction of its counsel at the request of the Company or its board of directors.

4.13     Environmental Matters.

    4.13.1 Neither the Company nor any Company Subsidiary has as of the date hereof, received any written notice that it is not, and each of the Company and each Company Subsidiary (a) is in compliance with all applicable Environmental Laws relating to the Business or the assets or properties of the Company and each Company Subsidiary, and (b) has obtained and is in compliance with all Environmental Permits which are required to conduct the Business or for the ownership and use of the properties or assets of the Company and each Company Subsidiary.

    4.13.2 There are no Actions pursuant to any Environmental Law pending or threatened relating to the Business or the properties or assets of the Company or any Company Subsidiary, or which may give rise to any obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature under any Environmental Law.

    4.13.3 The operations, practices, policies and procedures of the Company, each Company Subsidiary and each of their employees have been conducted and, prior to the Closing will be conducted, in material compliance with, and have not and will not, prior to the Closing, give rise to any loss, Liability, damage, costs, expenses or other adverse effect under, all Applicable Laws, Governmental Orders, regulations, directives and restrictions concerning protection of the environment, the disposal of Hazardous Materials and health and safety, and all Governmental Orders, rules, regulations, directives and restrictions issued thereunder or promulgated in connection therewith.

    4.13.4 There are under Applicable Laws, Governmental Orders, regulations, directives and restrictions concerning protection of the environment and health and safety, no outstanding notices of violations or consent orders to which the Company, its properties, any of the Company Subsidiaries or any of their properties are subject or may become subject. As of the date of the Balance Sheet, the Company had set aside adequate capital reserves to fund all pending and threatened notices of violations, all as reflected on the Balance Sheet.

    4.13.5 The Company has delivered to Parent copies of all reports or other documents furnished by the Company or any Company Subsidiary during the past five (5) years to any Governmental Authority and copies or complete and accurate summaries of all notices, orders or other documents or correspondence, written or oral, notifying or indicating to the Company or any Company Subsidiary that any of the Company's or such Company Subsidiary's buildings or improvements, or the operation or maintenance thereof, as now maintained and operated, contravene any zoning or building Applicable Law or ordinance or other administrative regulation or violate any restrictive covenant or any provision of federal, state or local Applicable Law.

    4.13.6 To the Knowledge of the Company, there are no ground or water contamination or objects located on the any Company Properties or underground which lead, or could reasonably be expected to lead to a Liability of the Company or any Company Subsidiary for pollution or contamination, such as tanks, containers, pipe lines, or existing conflicts/disputes concerning planning and building Applicable Laws and regulations or concerning Applicable Laws on the effect of noise, smells or chemicals on adjoining property.

    4.13.7 Neither the Company, nor any Company Subsidiary has been engaged in any business which in any way manufactured, distributed, sold, handled, processed, purchased or stored any Hazardous Materials (other than Hazardous Materials of the type which can be purchased without any License and which were not utilized in the conduct of the Business in any significant way).

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4.14     Intellectual Property.

    4.14.1 Section 4.14.1 of the Company Disclosure Schedule sets forth a complete and accurate list of the (i) issued patents and patent applications,
(ii) trademark registrations and applications, (iii) copyright registrations and applications, and (iv) domain names in any jurisdiction, owned by the Company or any Company Subsidiary as of the date hereof.

    4.14.2 The Company or a Company Subsidiary is the owner of all right, title and interest in, or has a valid right or license to use without further payment to a third party (except as disclosed in Section 4.14.5 of the Company Disclosure Schedule), free and clear of any and all Liens (other than Permitted Encumbrances), all of the Intellectual Property Rights which are used or are necessary (i) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, creation of derivatives, development, manufacture or use of Products, (ii) for the design, development, marketing, distribution, sale, licensing, creation of derivatives, manufacture or use of the Products, and (iii) to conduct the Business, in each of the foregoing (i),
(ii), and (iii), as currently conducted by the Company or a Company Subsidiary.

    4.14.3 As of the date hereof, no written claims of infringement relating to any of the Intellectual Property have been received by the Company or any Company Subsidiary from any Third Party and no such claims of infringement have been settled in the last five (5) years. To the Knowledge of the Company, there is no valid basis for any such claim of infringement relating to any of the Intellectual Property Rights which are used or necessary in the Business by the Company or the Company's Subsidiaries.

    4.14.4 The specifications and documentation relating to the Intellectual Property Rights owned or licensed by the Company or any Company Subsidiary which are necessary to conduct the Business (A) are kept (1) in accordance with industry standards and (2) are current, complete, accurate, and sufficient in detail and content to allow its full and appropriate use by the Company or any Company Subsidiary without reliance on the knowledge or memory of any individual; and (B) will be delivered to Parent at the Effective Time.

    4.14.5 Section 4.14.5 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of each Contract (including royalties or other future obligations of any kind or co-ownership agreement) with a third party pursuant to which the Company or any Company Subsidiary obtains any Intellectual Property used in, or necessary to conduct the Business, that is owned by a party other than the Company or a Company Subsidiary. As of the date hereof, neither the Company nor any Company Subsidiary is obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any Intellectual Property, except as listed in
Section 4.14.5 of the Company Disclosure Schedule. As of the date hereof, neither the Company nor any Company Subsidiary has received written notice of any actual or threatened Actions with respect to any Third Party Licenses or any Intellectual Property Rights or Intellectual Property.

    4.14.6 To the Knowledge of the Company, no Person is engaging in any activity that infringes in any respect upon the Intellectual Property Rights owned by the Company or any Company Subsidiary that are used or necessary (i) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of Products, (ii) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Products of the Company or any Company Subsidiary; or (iii) to conduct the Business.

    4.14.7 With respect to all of the Intellectual Property owned by the Company or any Company Subsidiary that has been developed by or on behalf of the Company or a Company Subsidiary, the Company has a policy requiring its (x) former and current employees to execute written agreements assigning to the Company or a Company Subsidiary all rights to such Intellectual Property Rights, and (y) independent contractors hired to write source code on behalf of the Company or any Company Subsidiary, whom the Company or a Company Subsidiary directly or indirectly paid for such development or creations, to execute written agreements whereby such independent contractors assign to the Company or a Company Subsidiary, all right, title and interest in the Intellectual Property in such code, and, to the Knowledge of the Company, there has been no violation of such policy. To the Knowledge of the Company, no former or current Company Employee has entered into any written agreement with a third party that restricts or limits in any way the scope or type of work in which either the Company or any Company Employee may be engaged, or which requires the Company or any Company Employee to transfer or assign any Intellectual Property Rights, or disclose information concerning his or her work to anyone other than the Company or any Company Subsidiary.

    4.14.8 Patents. Except as set forth in Section 4.14.1 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own any other patents or patent applications.

    4.14.9 Trademarks. Except as set forth in Section 4.14.1 of the Company Disclosure Schedule (and with the exception of common law rights), neither the Company nor any of its Subsidiaries own any other trademarks or trademark applications.

    4.14.10 Copyrights. Except as set forth in Section 4.14.1 of the Company Disclosure Schedule (and with the exception of common law rights), neither the Company nor any of its Subsidiaries own any other copyrights.

    4.14.11  Trade Secrets.

         (a) Reasonable precautions have been taken by the Company and each Company Subsidiary to protect the secrecy, confidentiality, and value of the Trade Secrets owned by the Company or any Company Subsidiary. The Trade Secrets owned by the Company or any Company Subsidiary are not part of the public knowledge or literature and, to the Knowledge of the Company, have not been copied, published, used, divulged, appropriated, released or distributed by any Person or removed from the premises of the Company or a Company Subsidiary, except by employees, independent contractors, and other Persons who are subject to a written confidentiality and non-disclosure agreement.

         (b) All Company Employees have executed written agreements prohibiting the use of any Trade Secrets owned by the Company or a Company Subsidiary after their employment by the Company or such Company Subsidiary has ceased, and, to the Knowledge of the Company, there has been no violation of such policy.

         (c) Any tangible or electronically accessible copies of the Trade Secrets owned by the Company or any Company Subsidiary have been marked with proper confidentiality notices.

         (d) Reasonable precautions have been taken by the Company and each Company Subsidiary to protect the secrecy, confidentiality, and value of all Trade Secrets, and to the Knowledge of the Company, no Trade Secrets or source code has been copied, published, used, divulged, disclosed, appropriated, released or distributed by any Person, except by employees, independent contractors, and other Persons who are subject to a written confidentiality and non-disclosure agreement, and no such source code is subject to disclosure or release to any Person as a result of the Merger.

    4.14.12  Data; Databases and Products. As of the date hereof:

         (a) The Database is updated from updates received from the telephone company carriers and other Data providers on a daily basis or as often as such Data is released by the telephone company carriers or other Data providers to third parties such as the Company.

         (b) The process of compiling the Database using the Data includes the cleansing of disruptive content including: surveillance software, time bombs, viruses, Trojan horses and similar system, data or database corruption content.

         (c) The Data, Database and Products meet the contractual obligations regarding quality and other data-related warranties made by the Company or its Subsidiaries to Customers in each Contract with such Customers.

         (d) The Databases provide a method of access using commercially available database software, both for maintenance, updates and retrieval by end users and Customers. The Database load and update process includes (A) methods and means to: (1) remove duplicate listing data; and (2) guard against the disclosure of non published listings; (B) the supplier of each listing stored in the Database in an appropriately documented file; and (C) procedures to back out erroneous updates. Each listing in the Database is stored using commercially reasonable methods consistent with industry practice.

         (e) The use of the Data, Database and Products by the Company or a Company Subsidiary does not infringe the rights (including the Intellectual Property) of others.

         (f) The use or any transfer of the Data, as necessary (A) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Products, (B) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of Products; and (C) to conduct the Business, in each of the foregoing (A), (B), and (C), as currently conducted by the Company or any Company Subsidiary, does not violate any foreign, federal, state and local laws, statutes, ordinances, tariffs, rules and regulations regarding the transfer of data, privacy or security. To the Knowledge of the Company, no Data has been lost or disclosed to Third Parties without authorization, and there have been no breaches with respect to the security of such Data.

         (g) The Company and each Company Subsidiary have in place disaster recovery plans, procedures and facilities and have taken commercially reasonable steps to prevent destruction of the Data and the Database and to restrict unauthorized access thereto.

         (h) Current copies of the database software sufficient to compile (loading and updating) the Database, including source code, have been appropriately recorded on machine readable media, clearly identified and stored by the Company and each Company Subsidiary in an appropriate secure, fire-proof storage location, physically separated from the systems area, and, together with the applicable documentation, is accurate and contains sufficient detail and content to allow the full and proper use by the Company or any Company Subsidiary without reliance on the special knowledge or memory of other Persons.
Section 4.14.12(h) of the Company Disclosure Schedule sets forth a complete and accurate list of the locations for copies of all database software sufficient to compile (loading and updating) the Database, including source code, of the Company and any Company Subsidiary.

    4.14.13  Software. As of the date hereof:

         (a) All of the Software included in the Intellectual Property Rights which are used or necessary: (i) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Database; (ii) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of Products;
(iii) to conduct the Business as presently conducted; (iv) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Products of the Company or any Company Subsidiary; (v) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Database; or
(vi) to conduct the Business, in each of the foregoing (i), (ii), (iii), (iv),
(v) and (vi), as currently conducted by the Company or any Company Subsidiary, works as necessary in a production/live environment under real business conditions in accordance with the specifications and documentation.

         (b) All of the Software used by the Company or any Company Subsidiary performs in such a manner to enable the Company and each Company Subsidiary to operate the Business as currently operated, including the provision of Products to Customers. The Company takes commercially reasonable steps to eliminate from the Software viruses, back doors, trap doors, Trojan horses and other malicious or destructive code software routines that may or may be used to permit unauthorized access to software, hardware or data or modify, delete, damage, disable, erase, interrupt, interfere with or otherwise harm the same. To the Knowledge of the Company, the Software is free of software code designed for surveillance purposes or to identify, track or obtain information from or about a user without that user's knowledge and affirmative consent may or may be used to permit unauthorized access to software, hardware or data or modify, delete, damage, disable, erase, interrupt, interfere with or otherwise harm the same. The Software is accompanied by sufficient documentation to enable repair and maintenance of the Software.

         (c) None of the Software owned by the Company or any Company Subsidiary is the subject of any source code escrow agreement or any other agreement requiring the disclosure of source code to any third party. Neither the Company nor any Company Subsidiary has provided, directly or indirectly, the source code for any of the Software owned by the Company or any Company Subsidiary to any other Person or by license, transfer, sale, escrow or otherwise which would enable any Person to reverse engineer, disassemble or decompile any such Software to create such source code (except for consultant access to source code subject to a written confidentiality and non-disclosure agreement).

         (d) Current copies of the source code for any of the Software owned by the Company or any Company Subsidiary have been appropriately recorded on machine readable media, clearly identified and stored by the Company and each Company Subsidiary in an appropriate secure, fire-proof storage location, physically separated from the systems area and, together with the applicable documentation, is accurate and contains sufficient detail and content to allow the full and proper use by the Company or any Company Subsidiary without reliance on the special knowledge or memory of other Persons. Section 4.14.13(d) of the Company Disclosure Schedule sets forth a complete and accurate list of the locations for copies of all source code for such Software of the Company and any Company Subsidiary.

         (e) Set forth in Section 4.14.13(e) of the Company Disclosure Schedule are disaster recovery plans, procedures and facilities and other steps taken by the Company and each Company Subsidiary to prevent destruction of its Software and to restrict unauthorized access thereto.

         (f) The Company and the Company Subsidiaries, as applicable, own or have a valid right or license to use all of the Software necessary to interface to the various listing sources in order to receive, maintain, integrate and update any Data used and necessary (A) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of Products; (B) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Database; (C) for the design, development, marketing, distribution, sale, licensing, furnishing, supply, delivery, manufacture or use of the Company's Databases and
(D) to conduct the Business, in each of the foregoing (A), (B), (C) and (D), as currently conducted by the Company or any Company Subsidiary.

4.15 Relationships with Customers and Suppliers. Section 4.15 of the Company Disclosure Schedule sets forth: (a) a list of Customers of the Business representing at least ninety percent (90%) of revenues of the Business for the fiscal years ended December 31, 2006, December 31, 2005, and December 31, 2004, and for the three (3) months ended March 31, 2007; and (b) a list of Suppliers to the Business representing at least ninety percent (90%) in volume of purchases from all Suppliers to the Business for the fiscal years ended December 31, 2006, December 31, 2005, and December 31, 2004 and for the three (3) months ended March 31, 2007. As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any of its Customers to the effect that, or has any reason to suspect or believe that, any Customer will or will seek to stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from the Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any of its Suppliers to the effect that, or has any reason to suspect or believe, any Supplier will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, Products, Product Components or services to the Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

4.16     Tangible Assets.

    4.16.1 The tangible assets of the Company and the Company Subsidiaries were acquired in the Ordinary Course of Business. Other than tangible assets disposed of in the Ordinary Course of Business since the date of the Balance Sheet, the Company and each Company Subsidiary has good title to, or a valid leasehold interest in, or valid right to use, all material tangible assets (a) used by them, (b) located on their premises (c) shown on the Unaudited Interim Financial Statements, or (d) acquired after the date thereof, free and clear of all Liens (other than Permitted Liens and Liens disclosed on the consolidated Balance Sheet).

    4.16.2 Subject to the applicable reserves in the Financial Statements, each item of machinery, tools and equipment and other tangible asset which is material to the conduct of the Business is in good operating order, condition and repair and, except for items disposed of in the Ordinary Course of Business since December 31, 2006, is in a good state of maintenance and repair, reasonable wear and tear excepted, and is suitable for the continued conduct of the Business in the manner conducted since December 31, 2006 and as proposed to be conducted.

4.17     Tax Matters.

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

    4.17.1 The Company and the Company Subsidiaries have duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by them and such Tax Returns are true, complete and accurate and correctly reflect the Tax Liability required to be reported thereon, in all material aspects. Such Tax Returns do not contain a disclosure statement under Section 6662(d)(2)(B) of the Code (or any predecessor provision or comparable provision of state, local or foreign law). Except as set forth in Section 4.17.1 of the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No agreements or waivers have been made by or on behalf of the Company for the extension of time for the assessment of any Tax or for any applicable statute of limitations.

    4.17.2 The Company has paid or adequately provided in the Financial Statements for all material Taxes of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) accrued through the date of the Financial Statements. Except as set forth in Section 4.17.1 of the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to pay any Taxes. All material Taxes of the Company and the Company Subsidiaries accrued following the end of the most recent period covered by the Financial Statements have been accrued in the Ordinary Course of Business and any such Taxes due on or before the Closing Date have been, or will be, paid on or before such date.

    4.17.3 Section 4.17.3 of the Company's Disclosure Schedule sets forth (1) all Tax Returns of the Company or a Company Subsidiary which have been examined by a Governmental Authority, which are presently under examination, or with respect to which a Governmental Authority has notified the Company or a Company Subsidiary of its intent to examine and the status of such examination and includes a copy of each examination report of all such examinations which have been closed and sets forth the open items as to each examination which has not been closed and (2) all disputes or claims concerning Tax Liability of the Company or a Company Subsidiary either (A) claimed or raised by any Governmental Authority in writing, or (B) as to which any officer (or employee responsible for Tax matters) of the Company or any Company Subsidiary has knowledge based upon personal contact with any agent of such Governmental Authority. The Company has reported to the applicable state Governmental Authority all adjustments made as a result of an examination by the Internal Revenue Service. The results of any settlements and any necessary adjustments in state income tax resulting therefrom are properly reflected in the Financial Statements.

    4.17.4 Neither the Company nor any Company Subsidiary (i) has been a member of any affiliated group filing a consolidated federal income Tax Return or any combined, unitary or similar Tax Return, other than the group of which the Company is presently the common parent, and (ii) has any Liability for the Taxes of any other "person" as defined in Section 7701(a)(1) of the Code under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign Applicable Law), as a transferee or successor, by contract, or otherwise.

    4.17.5 No material deficiencies for Taxes or other assessments relating to Taxes have been claimed, proposed or assessed against the Company or any Company Subsidiary (that has not been resolved).

    4.17.6 No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it or they are or may be subject to Taxation by that jurisdiction.

    4.17.7 Neither the Company nor any Company Subsidiary is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

    4.17.8 The Company and each of the Company Subsidiaries have not engaged in any "listed" transaction within the meaning of Treasury Regulations Section 1.6011-4(b).

    4.17.9 Each of the Company and each of the Company Subsidiaries have complied with all Applicable Laws relating to the withholding of Taxes and have, within the time and manner prescribed by law, paid to the proper Governmental Authority all material amounts required to be withheld and paid under all Applicable Laws.

   4.17.10 Except for Taxes for the payment of which an adequate reserve has been established on the Balance Sheet, there are no Tax Liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the assets, properties or business of the Company or any Company Subsidiary (other than for Taxes not yet due and payable).

    4.17.11 Neither the Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    4.17.12 Prior to the Effective Time, the Company shall have delivered all MIP Payments to all MIP Participants in the amounts to be paid under the MIP prior to the calendar day on which the Effective Time occurs and shall remit to the appropriate Governmental Authority all appropriate employment Taxes with respect thereto (both employee and employer portions) or accrue the liability for such employment Taxes in the Estimated Working Capital Statement.

4.18 Insurance. All policies of insurance, together with the premiums currently paid thereon, covering the property, plant, machinery, equipment and inventory used in the Business and business interruption, or providing for general, product, personal, professional (errors and omissions) and fiduciary Liability coverage, are described in Section 4.18 of the Company Disclosure Schedule. All such policies will be outstanding and in full force and effect at the Closing Date. Except as set forth in Section 4.18 of the Company Disclosure Schedule, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance and no basis for any such claim, action, suit or proceeding exists and there were no claims for damages of more than Twenty-Five Thousand Dollars ($25,000) per case or existing or possible insurance claims during the past three (3) years. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies and the Company and each Company Subsidiary are in compliance with all conditions contained therein.

4.19     Internal Controls; Accounts Receivable.

    4.19.1 The Company and each of the Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    4.19.2 The accounts receivable of the Company and each Company Subsidiary set forth in the Unaudited Interim Financial Statements of the Company for the period ended March 31, 2007 and arising subsequent to the date of such financial statements represent sales made or services rendered by the Company and/or a Company Subsidiary in the Ordinary Course of Business and consist of all accounts or notes receivable of the Company and the Company Subsidiaries as of such dates. Payment in respect to such accounts receivable will not be contingent upon the fulfillment of any other agreement, past or future, and to the Knowledge of the Company, the amounts due, or to become due, in respect of such accounts receivable are not subject to valid setoffs or counterclaims asserted, except in each case to the extent reserved or for which provision is made in such financial statements. All of the accounts receivable of the Company and the Company Subsidiaries arose in the Ordinary Course of Business pursuant to bona fide transactions involving goods delivered or services rendered by the Company or a Company Subsidiary, and constitute valid claims, and are collectible in the Ordinary Course of Business, subject to reserves in such financial statements. No Customer has delivered written notice to the Company to the effect that such Customer believes that any net accounts receivable of the Company are not collectible and the Company has no Knowledge that any accounts receivable would not be collectible in the ordinary course.

4.20     Real Estate.

    4.20.1 Neither the Company nor any Company Subsidiary own, operate or manage, nor have owned, operated or managed at any time, any real property.

    4.20.2 Section 4.20.2 of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, licensed or occupied by the Company or the Company Subsidiaries as lessee, sublessee, licensee or occupant (the "Company Leased Properties"). The Company Leased Properties are leased or licensed to, or occupied by, the Company or a Company Subsidiary pursuant to written leases, subleases, licenses or occupancy agreements, true, correct and complete copies, including all amendments thereto, and all overleases in the case of subleases, of which have been made available to Parent (each a "Lease" and collectively the "Leases"). The Company has made available or delivered to Parent a true and complete copy of each such Lease. With respect to each of the Leases, except as otherwise set forth in the Leases or Section 4.20.2 of the Company Disclosure Schedule: (i) such Lease is valid, binding, enforceable and in full force and effect; (ii) the Company's or the Company Subsidiary's possession and quiet enjoyment of the Leased Premises under such Lease, and there are no disputes with respect to such Lease; (iii) neither the Company nor any Company Subsidiary has received written notice that the Company or such Company Subsidiary is in breach or default under such Lease, and the Company has no Knowledge of any state of facts which with notice or lapse of time or both would constitute such a breach or default, and neither the Company nor any Company Subsidiary has sent a notice of default to any third party under any Lease; (iv) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Company Properties; (v) neither the Company nor any Company Subsidiary has mortgaged, collaterally assigned or granted any other security interest in such Lease or any interest therein; (vi) all rent due and owing by the Company or any Company Subsidiary under such Lease has been paid in full; (vii) neither the Company nor any Company Subsidiary has received any written notice to the effect that such Lease will not be renewed at the termination of the term thereof or that any such Lease will be renewed only at a substantially higher rent; and
(viii) to the Knowledge of the Company, the full security deposit required under such Lease continues to be held by the landlord thereunder

    4.20.3 As of the date hereof, to the Company's Knowledge, neither the Company nor any Company Subsidiary has received any written notice that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Leased Properties or (ii) any zoning, building or similar requirement or Governmental Authority is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Leased Properties or by the continued maintenance, operation or use of the parking areas.

    4.20.4 The Company Leased Properties include all interests in real property necessary to conduct the Business as currently conducted.

    4.20.5 The Company has obtained, or caused the Company Subsidiaries to obtain, all Licenses necessary for the operation for its Company Leased Properties, all of which are in full force and effect, and neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority or other entity having jurisdiction over any Company Leased Properties or any portion thereof describing a violation of or threatening a suspension, revocation, modification or cancellation of any such License. To the Company's Knowledge, there are no pending or threatened condemnation, fire, health, safety, building, zoning, land use, assessment, or similar proceedings relating to the Company Leased Properties. Except for Permitted Liens, there are no parties other than the Company or a Company Subsidiary in possession of any Company Leased Properties and there are no sublease, concession, occupancy, license or similar arrangements affecting any Company Leased Properties. Neither the Company nor any of its Subsidiaries has initiated nor has any plans to initiate any construction, improvements or alterations at any Company Leased Properties.

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

    4.20.6 Since January 1, 1999, to the Company's Knowledge, the Company and each Company Subsidiary has at all times been a tenant in a multi-tenant building, and has only used the space occupied or leased by it for general office use.

4.21     Employee Benefit Matters.

    4.21.1 Section 4.21.1 of the Company Disclosure Schedule contains an accurate and complete list of all pension plans (including each "employee pension benefit plan" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Pension Plan")), supplemental pension plans, profit sharing plans, retirement plans, savings plans, retirement savings plans, bonus plans, incentive compensation plans, deferred compensation plans, stock purchase plans, stock option or other equity based plans, phantom stock plans, vacation plans, leave of absence plans, employee assistance plans, automobile leasing/subsidy/allowance plans, redundancy or severance plans, relocation plans, family support plans, medical, health, hospitalization or life insurance plans, including retiree health and life plans, workers' compensation insurance policies, dental plans, vision plans, disability plans, sick leave plans, retention plans, compensation policies, including any overtime, on-call or call-in policies, death benefit plans, employment agreements with Company key employees, employee welfare plans (including each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA)) and any other similar plans, programs, arrangements or policies that are maintained, contributed to or required to be contributed to by the Company, any Company Subsidiary or any ERISA Affiliate with respect to Company Employees, other employees, non employee directors or other service providers (collectively, the "Company Benefit Plans"). The term "ERISA Affiliate" means each entity that is a member of a controlled group or affiliated service group of which the Company is a member or that is treated as a single employer with the Company under Section 414(b), 414(c), 414(m) or 414(o) of the Code or under ERISA. With respect to each Company Benefit Plan, except as listed and identified in Section 4.21.1 of the Company Disclosure Schedule by reference to the following applicable paragraph:

         (a) The Company has made available to Parent a true and complete copy of the plan document and all amendments thereto, the trust or other funding agreement document therefor, if any, and all amendments thereto, the most recent annual report on Form 5500 filed with the IRS, and the most recent summary plan description and each summary of material modifications thereto, if applicable, and each recordkeeping and other service agreement pertaining to the operation or administration thereof of each of the Company Benefit Plans (including, for the avoidance of doubt, any employment agreements with Company Employees), or if such plan document or summary plan description does not exist, an accurate, written summary of such Company Benefit Plans.

         (b) As of the date hereof, there is no plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify, change or terminate any existing Company Benefit Plan, and there are no Actions by or on behalf of Company Employees or their beneficiaries or dependents pending against the Company or any Company Subsidiary with respect to the Company Benefit Plans and, to the Knowledge of the Company, no such Actions have been threatened.

         (c) With respect to each Company Benefit Plan: (i) no Lien imposed under the Code, ERISA or any other Applicable Law exists; and (ii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued in all material respects on the Financial Statements.

         (d) No Company Benefit Plan, nor the Company, nor any Company Subsidiary nor any ERISA Affiliate with respect to any Company Benefit Plan, is under audit or is the subject of an Action by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority, nor is any such audit or Action pending or, to the Knowledge of the Company, threatened.

         (e) No Company Benefit Plan is a "multiemployer plan" as defined in
Section 3(3) of ERISA and neither the Company, any Company Subsidiary nor any ERISA Affiliate has previously maintained or had an obligation to contribute to a "multiemployer plan" (as defined above); and if any Company Benefit Plan is such a "multiemployer plan", the Company any Company Subsidiary and each ERISA Affiliate may terminate its participation in such multiemployer plan without any withdrawal liability.

         (f) Each Company Benefit Plan has been maintained, funded and administered in accordance with its terms and all Applicable Laws, including without limitation complying with all written plan document, reporting, disclosure, fiduciary and prohibited transaction requirements applicable thereto.

         (g) Each Pension Plan that is intended to be a Tax-qualified plan under
Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Pension Plan as established, amended and currently in effect and any related trust is qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Knowledge of the Company, no such revocation has been threatened.

         (h) To the Knowledge of the Company, each Company Benefit Plan subject to Section 409A of the Code has been operated in good faith compliance with the requirements of Section 409A of the Code and the available guidance thereunder.

         (i) Each Company Benefit Plan that is intended to be a cafeteria plan within the meaning of Section 125 of the Code and each trust or other entity that is intended to be a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code, meets the applicable requirements of such Code sections, respectively.

         (j) If the Company, any Company Subsidiary or ERISA Affiliate were to terminate each Company Benefit Plan, or the participation of the Company, any Company Subsidiary or ERISA Affiliate therein, and each recordkeeping and other service agreement pertaining to the operation or administration thereof as of or prior to the Closing Date, such termination would be without any Liability other than (i) those amounts which are recorded as Liabilities on the Company's, any Company Subsidiary's or an ERISA Affiliate's books and records and (ii) reasonable administrative costs associated with the termination thereof.

         (k) No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code; and if any Pension Plan is subject to Title IV of ERISA or Section 412 of the Code, no such Pension Plan has an accumulated funding deficiency for purposes of Section 412 of the Code, each such Pension Plan is fully funded on both an ongoing and a termination basis and neither the Company, any Company Subsidiary nor any ERISA Affiliate has not incurred any Liability (other than a Liability to pay premiums) under Title IV of ERISA of the Code with respect thereto.

    4.21.2 Except for any obligations under the Company Benefit Plans listed and identified as such in Section 4.21.2 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation to provide health, life insurance, death benefits or any other compensation or benefits of any kind with respect to Company Employees beyond their termination of employment or service, other than as required under Section 4980B of the Code or other Applicable Law.

    4.21.3 Except as set forth in Section 4.21.3 of the Company Disclosure Schedule (or as expressly provided in this Agreement), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) entitle any Company Employee to any payment, including severance pay, the payment of benefits or compensation upon a change-in-control, or any payment on account of Company Options pursuant to Section 3.3.3 other than as set forth on the Allocation Spreadsheet, (b) increase the amount of any compensation due to any Company Employee, (c) accelerate the vesting or funding of any compensation, stock incentive or other property or benefit of any Company Employee or (d) result in an excess parachute payment to any Company Employee within the meaning of Code Section 280G.

    4.21.4 Evading Liability within the meaning of Section 4069(a) of ERISA is not a principal purpose for the Company's entering into the transactions contemplated by this Agreement.

4.22 Opinion of Financial Advisors. On or prior to the date of this Agreement, the Board of Directors of the Company has received an opinion from Duff & Phelps, LLC (the "Company Financial Advisors"), that the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

4.23 Brokers. No broker, finder, financial advisor, investment banker or other Person (other than the Company Financial Advisors, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary or any Principal Stockholder.

4.24 Indebtedness. All Indebtedness of the Company and the Company Subsidiaries, including all Indebtedness associated with the MIP Payment and any MIP-Related Taxes, except for the European Indebtedness and that Indebtedness set forth in Section 3.2.1(c) of the Company Disclosure Schedule, and Liens securing such Indebtedness, shall be prepaid, extinguished and released at or prior to the Effective Time.

4.25 Change of Control and Severance. Section 4.25 of the Company Disclosure Schedule sets forth a true and correct schedule of all Contracts to which the Company or any Company Subsidiary is a party (a) providing for termination by one party in the event of a merger or a change of control, (b) prohibiting a merger or change of control, or (c) providing for severance, termination, incentive plan, performance plan, retirement plan or any other payment which may be payable by the Company, the Surviving Corporation, Parent or any other Person prior to, on, or after the Effective Time, in each case, as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as well as any funding or escrow requirements relating thereto, including any such payments that are conditioned upon events or circumstances in addition to the Merger and the transactions contemplated thereby.

4.26 Related Party Transactions. Except as set forth in Section 4.26 of the Company Disclosure Schedule, and except for (i) Contracts between the Company and any Company Subsidiary, (ii) Contracts, plans, arrangements and payments under an individual's compensation arrangements as a Company Employee, (iii) Contracts relating to such Person's status as a Company Stockholder (including stockholders' agreements, registration rights agreements and other similar agreements), (iv) Contracts which shall terminate as of the Effective Time (copies of all of which as described in (i) through (iv) above have been provided by the Company to Parent and listed in the Company Disclosure Schedule) and (v) Contracts between any Affiliate of the Principal Stockholders and the Company, none of the Principal Stockholders, officers, directors or Affiliates of, or any Person holding an Equity Interest in, the Company or any Company Subsidiary, or members of their families, is a party to any Contract (including any lease (for real property or otherwise), Contract for employment or Contract for the furnishing of services), understanding, Indebtedness or proposed transaction with the Company or any Company Subsidiary or is directly or indirectly interested in any Company Contract. All of the Contracts set forth in
Section 4.26 of the Company Disclosure Schedule and all of the Contracts between an Affiliate of the Principal Stockholders and the Company were entered into on an arm's length basis on substantially similar terms as would be agreed upon between unrelated parties. Neither the Company nor any Company Subsidiary has guaranteed or assumed any obligations of their respective officers, directors, Affiliates, or Persons holding an Equity Interest in either the Company or any Company Subsidiary, or members of any of their families.

4.27 Commercial Bribery. Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of the Company Subsidiaries has taken any action, directly or indirectly, that would constitute an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any Person or political party or official thereof or any candidate for political office, in contravention of Applicable Law, and the Company and each of the Company Subsidiaries and their respective Affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

4.28 Money Laundering. The operations of the Company and the Company Subsidiaries are and have been for the last six (6) years conducted in compliance with Applicable Laws relating to money laundering in all jurisdictions in which the Business is conducted (collectively, the "Money Laundering Laws") and no Action by or before Governmental Authority or any arbitrator involving the Company or any of the Company Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

4.29 Foreign Corrupt Practices Act. Neither the Company nor any of the Company Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Company or any of the Company Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Company Subsidiaries are in compliance with the FCPA. To the Knowledge of the Company, in the last six (6) years, neither the Company nor any of the Company Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Company or of any Company Subsidiary has taken any action that would constitute a violation of the FCPA.

4.30 Material Facts. To the Knowledge of the Company, this Agreement, the Company Disclosure Schedule furnished contemporaneously herewith, and the other agreements, documents, certificates to be delivered in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


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                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


         Subject to such exceptions as are disclosed in the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company concurrently with the execution and delivery of this Agreement, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows each of which is true and correct as of the date hereof and as of the Closing Date (except for such representations and warranties made as of another date, which shall, in each case, be true and correct as of such other date):

5.1 Organization and Qualification. Parent is a limited liability company and Merger Sub is a corporation, in each case, duly organized, validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively. Each of Parent and Merger Sub has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary. Parent has heretofore made available to the Company complete and correct copies of the certificate of formation, certificate of incorporation, operating agreement and by-laws, as applicable, of Parent and Merger Sub, together with all amendments thereto, as currently in effect.

5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for herein. The execution and delivery of this Agreement, by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions provided for herein. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement is a valid and binding obligation of the Company and the Principal Stockholders, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

5.3 No Conflict. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, certificate of incorporation, by-laws, operating agreement or other constituent documents of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations and Licenses described in

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

Section 5.4 will have been obtained prior to the Effective Time and all filings and notifications described in Section 5.4 will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Applicable Law or Governmental Order applicable to Parent or Merger Sub; (c) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any material rights of termination, purchase, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than Permitted Liens and Permitted Encumbrances) on any of the material assets or properties of Parent or Merger Sub pursuant to, any material Contract relating to such assets or properties to which Parent , Merger Sub or any of their respective Subsidiaries is a party or by which any of such assets or properties is bound.

5.4 Consents and Approvals. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and the consummation of the transaction contemplated hereby will not require any consent, approval, authorization or other action, or filing with or notification to, any Governmental Authority or other Person, except (i) under the HSR Act or any other antitrust, competition, trade or other regulatory Applicable Laws, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL,
(iii) under the rules and regulations of any Governmental Authority with respect to the continuation of the CLEC Licenses, or (iv) with respect to matters other than those referred to in the previous clauses (i), (ii) and (iii), where failure to obtain such consents, approvals, authorizations or to make such filings or notifications would not (a) prevent or materially delay the consummation of the Merger, (b) otherwise prevent or materially delay performance by the Parent or Merger Sub of any of its material obligations under the Agreement, (c) affect the ability to obtain any consent or other approval of any Governmental Authority or (d) result in violation of any Applicable Law other than a de minimus civil violation of any Applicable Law.

5.5 Ownership of Merger Sub; No Prior Activities. Parent owns one hundred percent (100%) of the issued and outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or Liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person other than employment and consulting agreements being entered into with certain employees of the Company by Merger Sub which are to become effective at the Closing Date.

5.6 Absence of Litigation. As of the date hereof, (a) there is no suit, claim, action, proceeding, arbitration or investigation pending or to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions provided for herein, or which seeks damages in connection therewith and (b) no injunction has been entered or issued with respect to the transactions provided for herein.

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

5.7 Brokers. Except for fees or commissions that will be paid by Parent to Morgan Joseph & Co., which fees will be paid or accrued prior to the Effective Time, no broker, finder or investment banker is entitled to a fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

5.8 Vote Required. No vote of the holders of any class or series of capital stock or other Equity Interests of Parent or Merger Sub is necessary to approve the Merger (other than in the case of Merger Sub, any required vote by Parent as the holder of one hundred percent (100%) of Merger Sub's Equity Interests).

5.9 Availability of Funds. Parent is currently solvent and will have at the Closing Date sufficient funds to deliver the Cash Consideration, and any Closing Date Adjustment.

5.10 No Knowledge of Company Breach. Parent has no Knowledge of any facts or circumstances that would serve as the basis for a claim by Parent or the Surviving Corporation against any Company Stockholder based upon a breach of any of the representations or warranties of the Company or the Principal Stockholders contained in this Agreement, or a breach of any of the Company's or any Company Stockholders' covenants or agreements to be performed by any of them at or prior to Closing. The Knowledge by Parent of the existence of a Contract shall not give rise to an assumption that Parent had knowledge of any undisclosed breach of such Contract. The burden of proof with respect to an alleged breach of this Section 5.10 by Parent shall be on the Company Stockholders.

                                   ARTICLE VI
                                    COVENANTS

6.1 Conduct of Business by the Company Pending the Effective Time. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 in the Company Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Applicable Law or as consented to in writing by Parent, the Company will, and will cause each Company Subsidiary to, in all material respects (i) conduct the Business substantially in the Ordinary Course of Business and (ii) use commercially reasonable best efforts to preserve the current relationships of the Company and each Company Subsidiary with such of the Customers, Suppliers and other Persons with which the Company or any Company Subsidiary has significant business relations as is reasonably necessary to preserve substantially intact the Business. Without limiting the foregoing, and as an extension thereof, except (1) as set forth in
Section 6.1 of the Company Disclosure Schedule, (2) as otherwise contemplated by this Agreement, (3) as required by Applicable Law, (4) in connection with any payments to any holder of an Equity Interest in the Company in order to obtain a consent or release in connection with this Agreement or the Merger, or (5) as consented to in writing by Parent (such consent not to be unreasonably withheld or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following (provided that with respect to any act taken by the Company under subclauses (2) through (4) above, the Company shall notify Parent thereof):

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

         (a) amend or otherwise change the certificate of incorporation or by-laws of the Company or equivalent organizational documents of any Company Subsidiary;

         (b) except as necessary to comply with the requirements of any Contracts of the Company or a Company Subsidiary existing on the date hereof, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock, or securities convertible into or exchangeable for, or Options or rights of any kind to acquire, any shares of any class or series of its capital stock (other than pursuant to the exercise of Options and other contractual rights existing on the date hereof which are disclosed in Section 6.1 of the Company Disclosure Schedule);

         (c) except as permitted under this Agreement, declare, set aside, make or pay any dividend or other distribution (other than cash distributions) with respect to any of its capital stock (other than dividends paid by a wholly-owned Company Subsidiary to the Company or to any other wholly-owned Company Subsidiary) or enter into any agreement with respect to the voting of capital stock owned by it;

         (d) reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock or other Equity Interests;

         (e) acquire (including by merger, consolidation, or acquisition of stock or assets), outside of the Ordinary Course of Business, any interest in any Person or any division thereof or any assets, other than any acquisitions that are in progress on the date hereof and the terms and conditions of which are disclosed in Section 6.1 of the Company Disclosure Schedule;

         (f) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Company Subsidiary) for borrowed money, except for (i) Indebtedness incurred in the Ordinary Course of Business, pursuant to existing credit lines disclosed in Section 6.1 of the Company Disclosure Schedule, (ii) Indebtedness owing by any wholly-owned Company Subsidiary to the Company or any other wholly-owned Company Subsidiary, (iii) Indebtedness incurred with respect to acquisitions permitted pursuant to Section 6.1; and (iv) Indebtedness to pay the MIP Payment and any MIP-Related Taxes; provided, that any such Indebtedness (including any related Taxes) described in
(iv) above shall be repaid at the Closing pursuant to Section 3.2.1(c).

         (g) grant any Lien (other than a Permitted Lien) in any of its material assets to secure any Indebtedness, except in connection with such Indebtedness permitted under the preceding Section 6.1;

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

         (h) issue any debt securities or assume, endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances (other than advances to employees in the Ordinary Course of Business);

         (i) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of Twenty-Five Thousand Dollars ($25,000) or capital expenditures which are, in the aggregate, in excess of Fifty Thousand Dollars ($50,000) for the Company and the Company Subsidiaries taken as a whole other than emergency repairs and repairs compelled by legal or safety requirements, and the Company shall consult with Parent in respect of all such items;

         (j) enter into any new line of business outside of its Business;

         (k) make investments in Persons other than wholly-owned Subsidiaries, other than in the Ordinary Course of Business;

         (l) except as set forth in Section 6.1 of the Company Disclosure Schedule, adopt or amend any material Company Benefit Plan, increase in any material manner the compensation or fringe benefits of any director, officer or employee of the Company or pay any material benefit not provided for by any existing Company Benefit Plan, in each case except (i) as reasonably necessary to comply with Applicable Law, (ii) in the Ordinary Course of Business (including without limitation to address the requirements of written agreements or Contracts the Company and each Company Subsidiary has entered into as of the date hereof), (iii) in connection with entering into, with respect to newly hired employees, or extending with respect to existing employees, any employment or other compensatory agreements with individuals or directors of the Company or any Company Subsidiary and other executive personnel) in the Ordinary Course of Business, and comparable to compensatory amounts for individuals of similar responsibility in the Company, (iv) in connection with entering into the retention agreements or programs specified in Section 6.1 of the Company Disclosure Schedule, (v) general annual salary increases in the Ordinary Course of Business and granted and effective not earlier than the dates the Company has historically granted salary increases or (vi) the termination or amendment of any Company Benefit Plan that may be subject to Code Section 409A consistent with Code Section 409A and any guidance issued thereunder; provided, such termination or amendment does not increase the Liability of Company or Parent without the express written consent of Parent.

         (m) except as otherwise contemplated by this Agreement, including Sections 6.1, or as otherwise required by Applicable Law or Governmental Authority, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

         (n) file any Tax Return taking a position inconsistent with the Company's or any Company Subsidiaries' past practice, except as required by Applicable Law; or

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

         (o) knowingly commit or agree to take any of the foregoing actions or take or fail to take any action which would result in any representation or warranty of the Company or the Principal Stockholders contained in this Agreement which is qualified as to materiality (whether by reference to a Material Adverse Effect or otherwise) becoming untrue as of the Effective Time, or any representation or warranty not so qualified becoming untrue in any material respect (whether by reference to a Material Adverse Effect or otherwise) as of the Effective Time.

6.2 Stockholders' Approval. Subject to the conditions contained in Article VII of this Agreement, the Company's Board of Directors shall recommend that the Company Stockholders vote to approve the Merger and adopt this Agreement; provided, however, that the Company's Board of Directors may change the Company Recommendation in any manner if its recommendation of the Merger would be reasonably likely to be inconsistent with the Company's Board of Directors' fiduciary duties under Applicable Law, as concluded by the Company's Board of Directors in good faith after consultation with its legal and financial advisors. The Company shall take, as promptly as practicable after the date of this Agreement, all action necessary in accordance with its certificate of incorporation, by-laws and all Applicable Laws to cause the Company's Stockholders to act on this Agreement.

6.3 No Control. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or any Company Subsidiary's operations prior to the Effective Time.

6.4 Irrevocable Consent. Immediately following the execution of the Agreement, the Company shall use its best efforts to cause each of the Principal Stockholders other than Granite to execute and deliver to the Company an irrevocable consent substantially in the form of Exhibit E attached hereto (each an "Irrevocable Consent"), wherein each such Person (i) approves and adopts of this Agreement and (ii) agrees that it will not transfer (except for transfers to Affiliates) or relinquish its right to vote any of its Equity Interest in the Company prior to the earlier of the Effective Time or the termination of this Agreement.

6.5 Access. From the date hereof until the Effective Time (upon reasonable advance notice to the Company), so that an uninterrupted and efficient transfer of the Business may be accomplished, the Company shall cause the officers, directors, employees, auditors and agents of the Company to (i) afford the officers, employees and authorized agents and representatives of Parent reasonable access, during normal business hours, to the offices, properties, books and records of the Company and Company Employees (ii) furnish to the officers, employees and authorized agents and representatives of Parent such available additional financial and operating data and other information regarding the Company and Company Employees as Parent may from time to time reasonably request; provided, however, that the Company shall not be required to provide (or cause to be provided) any such information or access to the extent that such information or access would cause the Company or any Company Subsidiary to violate any Applicable Law, legal privilege or legal obligations, including confidentiality restrictions, applicable to it; provided, further, however, that the Company shall use its reasonable efforts to obtain any necessary consents in order to provide Parent with any information or access that the Company is not required to provide because of contractual restrictions by which it is bound. All non-public or otherwise Confidential Information regarding the Company and the Company Subsidiaries obtained by Parent or any Representative of Parent pursuant to this Section 6.5 or Section 6.14 shall be kept confidential by Parent in accordance with the provisions of the Confidentiality Agreement.

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6.6      No Shop.

         (a) From and after the date hereof until the Effective Time or the earlier termination of this Agreement, neither the Company (and the Company shall cause each Representative of the Company not to), nor any Principal Stockholder nor any other Company Stockholder shall directly or indirectly, encourage, solicit, initiate or otherwise engage in discussions or negotiations with, or provide any information to, any Person (other than Parent, Merger Sub and their Affiliates, Representatives and assignees) concerning any proposal concerning the merger, consolidation, sale of Equity Interests in or a substantial amount of the assets of the Company. Each Principal Stockholder and the Company hereby agrees that it will promptly advise Parent and Merger Sub of any such proposal, including the identity of the Person making such proposal and the nature and terms thereof.

         (b) Notwithstanding anything to the contrary contained herein, neither the Company, the Board of Directors of the Company (or any committee thereof), nor any Company Stockholder nor any of their Representatives shall be prohibited, during the Twenty Day Period (as defined below) from (i) responding to any Person that has made an unsolicited bona fide written Takeover Proposal (which did not result from a breach of this Section 6.6) after the date hereof that has not been withdrawn (a "Potential Acquiror") for the sole purpose of clarifying such proposal and any material contingencies and the capability of consummation; or (ii) furnishing information to, or entering into discussions or negotiations with any such Potential Acquiror if, and only if, in either case,
(x) the Board of Directors of the Company, after consultation with its outside counsel, has, within two (2) Business Days after receiving such unsolicited Takeover Proposal, determined in good faith that the failure to cause the Company to take such action would be inconsistent with its fiduciary duties under Applicable Law and in the case of clause (ii) above, (y) the Company first enters into a confidentiality agreement with the Potential Acquiror on terms no less favorable to Company than the Confidentiality Agreement (an "Acceptable Confidentiality Agreement") and provides a copy thereof to Parent. For purposes hereof, the "Twenty Day Period" shall mean that period of time commencing on the date that the Company receives an unsolicited bona fide written Takeover Proposal as provided above, and continuing until the earlier of (A) twenty (20) days thereafter or (B) all of the conditions to Closing set forth in Article VII have been met or waived in writing by the Party for whose benefit such conditions exist.

         (c) The Company (i) will promptly (but in any event within three (3) calendar days) notify Parent orally and in writing of the receipt of any Takeover Proposal or any inquiry by which a Potential Acquiror expresses an interest or intention to make a Takeover Proposal, including any request for non-public information, the terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Potential Acquiror making such request, Takeover Proposal or inquiry and (ii) will keep Parent fully informed of the status and details (including amendments and proposed amendments) of any such request, Takeover Proposal or inquiry.

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         (d) Upon breach of any provisions of this Section 6.6, in addition to any other remedy to which Parent and Merger Sub may be entitled to at law or in equity, Parent shall be entitled to injunctive relief since the remedy at law would be inadequate and insufficient.

6.7      Cooperation; Reasonable Best Efforts.

    6.7.1 Subject to the terms and conditions of this Agreement, and except as otherwise specifically provided in Section 6.8, each of the Parties shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions provided for in this Agreement, including (i) preparing and filing, as soon as practicable, all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of all such actions as are necessary to obtain any requisite Licenses, approvals (including the approval of the change of control of the CLEC Licenses), consents, Governmental Orders, exemptions or waivers by, or to avoid an action or proceeding by, any Third Party or Governmental Authority, including filings pursuant to the HSR Act, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and the preparation and filing, as soon as practicable, of any form or report required by any other Governmental Authority, relating to antitrust, competition, trade or other regulatory matters), (ii) causing the satisfaction of all conditions set forth in Article VII (including the prompt termination of any waiting period under the HSR Act (including any extension of the initial thirty (30) day waiting period thereunder)), (iii) defending all lawsuits or other legal, regulatory or other proceedings to which it is a party that challenge or affect this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) having lifted or rescinded any injunction or restraining order or other Governmental Order which may adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement.

    6.7.2 The Company and Parent shall have the right to review in advance, and to the extent reasonably practicable (and permitted by Applicable Law) each will consult the other on, all the information relating to the other and each of their respective Subsidiaries and Affiliates, if applicable, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Authority in connection with the Merger.

    6.7.3 Each Party shall promptly inform the others of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement and keep the others informed of the status of the proceedings related to obtaining any approvals of any Governmental Authority or Third Party

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

or other Person (including with respect to the termination or expiration of any waiting period). To the greatest extent practicable, each Party shall consult with the others in advance of any meeting or conference with a Governmental Authority or, in connection with any proceeding by a Third Party or other Person, with any other Person, relating to this Agreement and the transactions contemplated hereby and, to the extent permitted by such applicable Governmental Authority or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences. If any Party receives a request for additional information or documentary material from any such Governmental Authority or other Person with respect to the transactions provided for in this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request.

6.8 HSR Act. The Parties shall, as promptly as practicable, prepare and file any notifications required under the HSR Act with respect to the transactions contemplated hereby. The Parties shall enter into good faith negotiations regarding how, in the best interests of both Parties, to respond to any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation in connection with antitrust or related matters. Each Party shall (A) give the other Parties notice of the commencement or threat of commencement of any legal proceeding by or before any court or Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, (B) keep the other Parties informed as to the status of any such legal proceeding or threat, and
(C) inform the other Parties of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the Merger. Except as may be (i) prohibited by any Governmental Authority or by any Applicable Law or (ii) necessary in order to protect the confidential information of Parent, Parent, on the one hand, and the Company, on the other hand, will (1) consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to the HSR Act and (2) will permit authorized Representatives of the other to be present at each meeting or conference relating to any such legal proceeding to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such legal proceeding. The foregoing notwithstanding, Parent shall have no obligation to agree to any request or demand for action or inaction, or any other proposal, made by any antitrust regulatory agency as a condition for any antitrust related approval of the transaction, or any combination thereof, if the action or inaction requested or demanded could, in the reasonable discretion of Parent, impact its ability to enjoy all of the anticipated synergies, efficiencies and/or profitability of the proposed transaction.

6.9      Certain Notices.

         (a) From and after the date of this Agreement until the Effective Time, each Party hereto shall promptly notify the other Party of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to

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the obligations of any Party to effect the Merger and the other transactions provided for in this Agreement not to be satisfied, (ii) the failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger and the other transactions provided for in this Agreement not to be satisfied or (iii) any matter hereafter arising or discovered that, if existing or known at the date hereof, would have been required to be set forth or described in a Disclosure Schedule on the date hereof or would have caused the representations and warranties of such Party made pursuant to this Agreement not to be true, correct and complete as of the date hereof or the date on which such matters arose or were discovered; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the execution of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

         (b) After the date of this Agreement and prior to Closing, the Company shall have notified the PUC of the State of California, and taken all necessary actions required under Applicable Laws in order to terminate the CLEC License of the Company in such State and the associated authority to conduct its business as a CLEC.

         (c) After the date of this Agreement and prior to Closing, the Company shall have notified the PUC of the State of Ohio, and taken all necessary actions required under Applicable Laws in order to obtain consent from the Ohio CPUC with regard to the change of control (as a result of the Merger) under the Company's certificate of public convenience.

         (d) To the extent permitted by Applicable Law, after the date of this Agreement and prior to Closing, the Company shall notify Parent in writing on a bi-weekly basis of any Customer Complaints classified by the Company in the Ordinary Course of Business as "major" or "critical."

6.10 Public Announcements. Each of the Parties hereto agrees that, promptly following the execution of this Agreement, Parent shall (a) issue or cause to be issued a press release (which shall be mutually acceptable in form and substance to the Company and the Parent) announcing the execution of this Agreement (the "Press Release") and (b) file or cause to be filed a current report with the SEC on Form 8-K attaching the Press Release as an exhibit. Thereafter, none of the Parties shall (and each of the Parties shall cause its Representatives not to) issue any press release or make any public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of (i) the Company, in the event the disclosing Party is Parent or Merger Sub or any of their respective Representatives, or (ii) Parent, in the event the disclosing party is the Company, any Company Subsidiary or any of their respective Representatives, or any Principal Stockholder, such consent not to be unreasonably withheld or delayed; provided, however, that if a Party determines, based upon advice of counsel, that disclosure is otherwise required by Applicable Law or the rules or regulations of any stock exchange upon which the securities of such Party is listed, such Party may make such disclosure to the extent so required; provided, further, that such disclosure is made in consultation with the other Parties to this Agreement. Notwithstanding anything to the contrary in the foregoing, and Parent may file a copy of this Agreement either as an exhibit to the Form 8-K described herein or to its next Form 10-Q.

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6.11     Termination of Company Contracts. The Contract Termination Escrow
Amount will be delivered to the Escrow Agent pursuant to Section 3.2.1(a) for purposes of reimbursing Parent (or the Surviving Corporation, as applicable) for the aggregate actual fees or termination charges incurred in connection with terminating the Company Contracts listed in Section 6.11 of the Company Disclosure Schedule. Parent will utilize its good faith efforts in negotiating the termination of such Contracts to reduce the amount of termination or cancellation charges incurred in connection with such terminations; provided, notwithstanding anything to the contrary herein, Parent (or the Surviving Corporation, as applicable) shall not be required to take any position in connection with such negotiations which, in Parent's (or the Surviving Corporation's, as applicable) reasonable discretion, would jeopardize its relationship with the counterparty to any such Contract. To the extent that the actual amount of fees or termination charges incurred in connection with the termination of any of the Company Contracts listed in Section 6.11 of the Company Disclosure Schedule is less than the amount set forth opposite such Contract, any such difference shall be paid to the Company Stockholders, Option Holders and the MIP Participants Pro Rata in accordance with Section 3.2.1(a) promptly upon termination of such Contract but in no event later than 30 Business Days following such termination. None of the Company Stockholders, Option Holders, MIP Participants or any other holder of Equity Interest or other interests in the Company shall be liable for any amounts in excess of the Contract Termination Escrow Amount and in no event shall Parent, Merger Sub or the Surviving Corporation be entitled to reimbursement from any Company Stockholder, Option Holder, MIP Participant or any other holder of Equity Interest or other interests in the Company for any fees or termination charges incurred in connection with termination of the Company Contracts listed in
Section 6.11 of the Company Disclosure Schedule, individually or in the aggregate, in excess of the Contract Termination Escrow Amount.

6.12     Insurance Policies.

    6.12.1 Prior to the Effective Time, the Company shall, at its cost, acquire (pursuant to the terms therein) and fully pay for a six (6) year "Run-Off Period" to provide extended coverage for all insureds and/or protected persons currently covered under the following policies (complete and accurate copies of which have heretofore been made available to Parent) in respect of acts or omissions occurring at or prior to the Effective Time:

         (a) the Westchester Fire Insurance Company Business and Management Indemnity Policy #BMI20038261 (all coverage sections) (the "Westchester Policy"); and

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

         (b) the U.S. Specialty Insurance Company Excess Indemnity Policy #14-MGU-07-A13688 (the "U.S. Specialty Policy"); provided, that the limit of liability of the insurer for this Run-Off Period shall be twice the limit of liability set forth in Item 3 of the Declarations of the U.S. Specialty Policy.

         (c) Prior to the Effective Time, the Company shall, at Parent's election and cost, acquire (pursuant to the terms therein) an unlimited Extended Reporting Period Endorsement to the existing St. Paul Travelers Insurance Company CyberTech+ Policy #TT05800459, including CyberTech+ (i) Technology Errors and Omissions Liability Protection, (ii) Network and Information Security Liability Protection and (iii) Communications and Media Liability Protection (the "CyberTech+ Policy") to provide extended coverage for all Insured Persons in respect of acts or omissions occurring at or prior to the Effective Time. A complete and accurate copy of the CyberTech+ Policy has heretofore been made available to the Parent.

    6.12.2 The premiums for the Run-Off Periods and Endorsements for (i) the Westchester Policy, (ii) the U.S. Specialty Policy, and (iii) the CyberTech+ Policies (collectively, the "Applicable Policies") shall be prepaid in full at the Effective Time and shall be non-cancelable; provided, that to the extent the cost of such policies is to be borne by Parent as provided above, Parent has paid for such policies. To the extent that the cost of the above Run-Off Periods and Endorsements are borne by the Company, they shall be reflected on the Company's income statement for the period ending immediately prior to the Effective Time as an expense, and shall not be included in the determination of Working Capital.

    6.12.3 The rights of each Insured Person under Section 6.12.1 shall be in lieu of any right such Person might have under the certificate of incorporation and by-laws of the Company, the certificate of incorporation and the by-laws of the Surviving Corporation or any comparable organizational documents of their respective Subsidiaries, or under any agreement of any Insured Person with the Company, the Surviving Corporation or any of their respective Subsidiaries.

    6.12.4 The provisions of this Section 6.12 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Insured Persons, their respective heirs and representatives.

6.13 State Takeover Statutes. Parent, the Company and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions provided for in this Agreement and (ii) if any "fair price," "moratorium," "control share acquisition", "business combination" or other similar anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for herein may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions provided for in this Agreement. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent to the validity or applicability to the transactions provided for herein, including the Merger, of any state takeover law.

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6.14     Cooperation in Securing Financing. From the date of this Agreement until the Closing Date, the Company shall, and shall cause each Company Subsidiary to, provide all cooperation reasonably requested by Parent in connection with obtaining the financing to consummate the transactions contemplated by this Agreement in (i) supplying to any Institutional Lender all agreements, documents, instruments, reports, financial information and statements, and other information regarding the Company and the Company Subsidiaries, the Company Properties, the Business and the other activities of or related to any of the foregoing, (ii) attempting to respond to questions raised by Institutional Lenders, and (iii) permitting access to the Company Leased Properties during normal business hours and with reasonable notice, in each case, subject to execution of a customary confidentiality agreement reasonably acceptable to the Company. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with such cooperation.

6.15 Further Assurances. Parent and the Company shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated hereby; provided, however, that nothing in this
Section 6.15 shall require any Party hereto to waive any condition set forth in
Article VII.

6.16 Disbursement of Cash. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing Date the Company and its Subsidiaries shall have the right to distribute cash and to pay down any Indebtedness of the Company.

6.17     Certain Actions in Respect of Company Stockholders and MIP
Participants.

    6.17.1 Each of the Company and the Principal Stockholders shall use its reasonable best efforts to obtain promptly after the date hereof a consent (the "Additional Consent") from all Company Stockholders and MIP Participants, if applicable, that have not theretofore executed and delivered the Irrevocable Consent to the Company to the effect that each such Person (a) approves and adopts this Agreement and (b) agrees that it will not transfer (except for transfers to Affiliates) or relinquish its right to vote any of its Equity Interest in the Company prior to the earlier of the Effective Time or the termination of this Agreement.

    6.17.2 To the extent that any Company Stockholder or MIP Participant who executes and delivers an Additional Consent to the Company or any MIP Participant is not a party to this Agreement, each of the Company and the Principal Stockholders shall use its reasonable best efforts to cause such Company Stockholder and MIP Participant to execute a joinder to this Agreement (a "Joinder Agreement"), pursuant to which, among other things, such Company Stockholder or MIP Participant, as the case may be, shall become a party to this Agreement.

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    6.17.3   By execution of this Agreement, an Additional Consent or a Joinder
Agreement containing the release set forth in this Section 6.17.3 (the "Long-Form Joinder Agreement"), each Principal Stockholder, each MIP Participant and each signatory to a Long-Form Joinder Agreement (in each case, for him, her or itself and all of his, her or its heirs, beneficiaries, successors and assigns and any other persons or entities claiming an interest, beneficial or otherwise) (each, a "Releasor"), effective as of the Closing, hereby knowingly and voluntarily, fully, finally and irrevocably remises, releases, acquits, satisfies and forever discharges the Company (which for purposes of this Section
6.17.3 means the Company and its parent, affiliates, divisions, subsidiaries and/or related business entities, shareholders, predecessors (including, without limitation, Merger Sub), successors, each of its, and their respective Subsidiaries and Affiliates, the Company Stockholders, the Board of Directors, Parent and the Surviving Corporation, and each of their respective past, present and future officers, directors, employees, agents, representatives, administrators and attorneys, successors and assigns or any of them, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, agreements, controversies, Damages, judgments, executions, actions, claims, demands, Liabilities (including, without limitation, actions for contribution or indemnity (whether under the certificate of incorporation or by-laws of the Company, any indemnification agreement or otherwise), any decision or action taken by the Company under or pursuant to this Agreement and, to the maximum extent such claims may lawfully be released, any claim arising out of or related to Releasor's employment or separation from employment with the Company, including, but not limited to, any claims for wages, severance pay, bonuses, commissions, stock, stock options or accrued vacation, and claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the North Carolina Equal Employment Practices Act, the New York Human Rights Law and the New York City Administrative Code), obligations and causes of action of any kind or nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which such Releasor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Closing Date, whether known or unknown, but expressly excluding (i) the claims of employees of the Company or any Company Subsidiary for accrued and unpaid wages not to exceed those which would have been accrued and unpaid pursuant to the Company or the Company Subsidiary's normal payroll cycle, (ii) claims relating to such Releasor's right to receive the Merger Consideration pursuant to the terms of this Agreement and (iii) if such Person is an Insured Person, the rights under Section 6.12.1 (together, the "Released Claims").

    6.17.4 By execution of this Agreement, an Additional Consent or a Joinder Agreement containing the release set forth in Section 6.17.4 (the "Short-Form Joinder Agreement"), each Company Stockholder, other than the Principal Stockholders, MIP Participants or signatories to a Long-Form Joinder Agreement

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(in each case, for him, her or itself and all of his, her or its heirs, beneficiaries, successors and assigns and any other persons or entities claiming an interest, beneficial or otherwise) (each, a "Stockholder Releasor"), effective as of the Closing, hereby knowingly and voluntarily, fully, finally and irrevocably remises, releases, acquits, satisfies and forever discharges the Company (which for purposes of this Section 6.17.4 means the Company and its parent, affiliates, divisions, subsidiaries and/or related business entities, shareholders, predecessors (including, without limitation, Merger Sub), successors, each of its, and their respective Subsidiaries and Affiliates, the Company Stockholders, the Board of Directors, Parent and the Surviving Corporation, and each of their respective past, present and future officers, directors, employees, agents, representatives, administrators and attorneys, successors and assigns or any of them, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, agreements, controversies, Damages, judgments, executions, actions, claims, demands, Liabilities (including, without limitation, actions for contribution or indemnity (whether under the certificate of incorporation or by-laws of the Company, any indemnification agreement or otherwise), any decision or action taken by the Company under or pursuant to this Agreement, obligations and causes of action of any kind or nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which such Stockholder Releasor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Closing Date, whether known or unknown, but expressly excluding (i) the claims of employees of the Company or any Company Subsidiary for accrued and unpaid wages not to exceed those which would have been accrued and unpaid pursuant to the Company or the Company Subsidiary's normal payroll cycle, (ii) claims relating to such Stockholder Releasor's right to receive the Merger Consideration pursuant to the terms of this Agreement and (iii) if such Person is an Insured Person, the rights under
Section 6.12.1 (together, the "Stockholder Released Claims").

    6.17.5   As part of the release set forth in Section 6.17.3 or Section
6.17.4 above, Releasor or Stockholder Releasor hereby represents and warrants that Releasor or Stockholder Releasor has not sold, assigned, granted, conveyed or transferred to any individual, firm, corporation or entity any such liabilities, obligations, claims, demands, rights of action, causes of action, lawsuits, costs, attorneys fees', damages, losses or expenses, such that no party other than Releasor or Stockholder Releasor possesses the power to grant the full and final release granted in Section 6.17.3 or Section 6.17.4.

    6.17.6 Each Releasor and each Stockholder Releasor further agrees never to commence any suit, Action or other proceeding against the Company or any of the Company Stockholders, the Board of Directors, Parent or the Surviving Corporation and each of their respective past, present and future Subsidiaries or Affiliates and each of their respective officers, directors, employees, agents, representatives, administrators and attorneys, successors and assigns or any of them with respect to any such Released Claim or Stockholder Released Claim, as the case may be.

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6.18     Disclosure. Each Party shall promptly notify the other Parties in writing with respect to any matters hereafter arising or discovered that, if existing or known on the date hereof, would, in the case of the Company and the Principal Stockholders, have been required to be set forth or described in the Company Disclosure Schedule on the date hereof or for any Party would cause the representations and warranties of such Party made pursuant to this Agreement not to be true, correct and complete as of the date hereof or the date on which such matters arose or were discovered. Without limiting the generality of the foregoing the Company shall promptly notify Parent of the occurrence of any event or circumstance that, although not resulting in a breach of any of the Company's representations and warranties hereunder made as of the date hereof, would have resulted in such representation or warranty not being true if such representation or warranty were made as of a subsequent date. For the avoidance of doubt, any notice in accordance with the immediately preceding sentence shall not affect the rights of Parent to indemnification under Article IX hereof.

6.19     Duty to Assume, Defend and Indemnify.

         (a) Notwithstanding anything in this Agreement to the contrary, the Principal Stockholders shall be fully responsible, without limitation of time or amount, for any Damages from (i) any Company Stockholder, Option Holder or Warrant Holder, (ii) any former Company Stockholder, Option Holder or Warrant Holder and (iii) and any Person having an Equity Interest or claim to any Equity Interest in the Company prior to the Merger, based upon, arising out of, relating to or in connection with the consummation of the Merger, including the payment (or non-payment) of the Merger Consideration or the allocation thereof or any Action for appraisal brought by any Dissenting Stockholder pursuant to
Section 262 of the DGCL (any of the foregoing, a "Stockholder Claim"); provided, that: (A) the Principal Stockholders' obligations pursuant to this Section 6.19 shall apply only to claims brought by any current or former Company Stockholder, Option Holder, Warrant Holder and any other holder of an Equity Interest in the Company solely in his or her capacity as such, and not to claims brought (1) by any employee of the Company or any Company Subsidiary solely in his or her capacity as such, (2) by any party whose claim arises solely because of the failure of Parent to deliver all or any portion of the Merger Consideration, (3) under any Contract or other agreement of the Company or any Company Subsidiary or (4) by an indemnified party whose claim is covered under Article IX of this Agreement, and (B) in no event shall any Principal Stockholder be liable for any amount in excess of the aggregate Merger Consideration actually received by such Principal Stockholder. Upon receipt of notification that any Person has made a Stockholder Claim, the Principal Stockholders shall severally (with respect to each Principal Stockholder, up to the full amount of Merger Consideration received by such Principal Stockholder), but not jointly, assume the entire responsibility and liability on behalf of the Company, Parent, Merger Sub and the Surviving Corporation, and each of their respective past, present and future officers, directors, employees, successors and assigns or any of them, and shall conduct with due diligence and in good faith the defense of such Stockholder Claim, represented by counsel of its/their choice, which must be reasonably satisfactory to Parent, and shall defend against, negotiate, settle or otherwise deal with any such Stockholder Claim; provided, that Parent shall have the right, at Parent's expense, to be represented therein by advisory counsel of its own selection.

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         (b) Parent agrees to provide reasonable cooperation to the Principal
Stockholders in connection with the defense, negotiation or settlement of any Stockholder Claim, including providing access to any of the books and records of the Company which existed prior to the Effective Time which are in Parent's (or the Surviving Corporation's) possession.

         (c) If any Stockholder Claim arises as to which any obligation of the Principal Stockholders provided for in this Section 6.19 may apply, and the Principal Stockholders fail to assume the defense of such claim within ten (10) Business Days after the receipt by the Principal Stockholders of a notice of such a Stockholder Claim, then Parent shall be entitled to proceed under and pursuant to the procedures set forth in Section 9.6 of this Agreement and shall be entitled to reimbursement of any costs and expenses in connection therewith from the Indemnification Escrow Amount; provided, that if Parent is so reimbursed, the Principal Stockholders shall be liable to Parent for any shortfall in the Indemnification Escrow Amount for Damages recoverable under
Article IX which arises as a result of Parent's reimbursement under this Section 6.19(c) (up to the Indemnification Escrow Amount).

         (d) For purposes of this Section 6.19, each Principal Stockholder irrevocably: (i) submits to jurisdiction of the courts of any State of the United States where such Action may be pending, (ii) waives any objection which it may have at any time to the laying of venue of any such Action brought in any such court, (iii) waives any claim that such Action has been brought in an inconvenient forum, and (iv) further waives the right to object, with respect to such Action, that such court does not have any jurisdiction over such Principal Stockholder. For purposes hereof, each Principal Stockholder hereby appoints the Equityholder Representative as its agent for service of process.

         (e) Each Company Stockholder and MIP Participant (each "Contributor") agrees to contribute to any payments made in connection with this Section 6.19 and Article IX (to the extent not paid from the Indemnification Escrow Amount) such proportion of any such payments to reflect such Contributor's pro rata share of the Merger Consideration as set forth on the Allocation Spreadsheet. Notwithstanding the provisions of this Section 6.19(e), no Contributor shall be required to contribute any amount in excess of the aggregate Merger Consideration actually received by such Contributor.

6.20     MIP Tax Benefit.

         (a) Between the date of this Agreement and the Closing Date, the Company shall use its reasonable best efforts to cause the MIP Payment Amount to come within the exemption provided by Treasury Regulation ss.1.280G-1, Q&A-6(a)(2), such that such payments are not excess parachute payments within the meaning of Section 280G of the Code. The Company shall provide Parent copies of any documentation reasonably requested by Parent to ensure that the Company has complied with the provisions of Section 3.1.3 and this Section 6.20.

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         (b) If and to the extent that Parent (or the Surviving Corporation, as applicable) elects, in its sole and absolute discretion, to obtain any tax benefit in connection with the MIP Payment Amount, then, within sixty (60) days after filing such Tax Return, Parent (or the Surviving Corporation, as applicable) shall pay (the "Tax Benefit Payment") forty percent (40%) of the Realized Tax Benefit to the Company Stockholders, Option Holders and the MIP Participants Pro Rata. The "Realized Tax Benefit" in any year in which a tax deduction relating to the MIP Payment Amount is deducted will equal the amount by which the aggregate tax liability (including any alternative minimum taxes) of Parent (or the Surviving Corporation, if not consolidated with Parent) determined as if the MIP Payment Amount were not deductible by the Company exceeds the aggregate tax liability of Parent (including any alternative minimum taxes) on the tax returns actually filed by Parent (or the Surviving Corporation, if not consolidated with Parent) taking into account, in each case, any adjustments to the tax deduction relating to the MIP Payment Amount subsequently made by any Governmental Authority. If any Tax Benefit Payment is made and it is subsequently finally determined by a Governmental Authority that the available deduction relating to the MIP Payment Amount is less than the amount claimed (an "Audit Adjustment"), then forty percent (40%) of the reduction in the Realized Tax Benefit for each year in which a Tax Benefit Payment has been made arising from such Audit Adjustment, together with forty percent (40%) of any interest and penalties paid to such Governmental Authority as a result of such Audit Adjustment, shall be offset against any future Tax Benefit Payments.

         (c) For a period of six (6) years after the Closing, Parent shall provide the Equityholder Representative and any other Principal Stockholder who so requests, access to review those portions of any Tax Returns or other documentation of Parent or the Surviving Corporation to the extent necessary to verify any utilization of any net operating loss deductions which are directly related to the MIP Payment Amount as described in (b) above, including the calculation of any Realized Tax Benefit.

6.21 Contract Buy-Out. Prior to the Closing, the Company shall, at Parent's request and sole expense (provided that such expenses are approved in advance by Parent), enter into good faith negotiations to terminate the payment obligations of the Company pursuant to the Contract identified in Section 6.21 of the Company Disclosure Schedule; provided, that the terms of any agreement reached with respect thereto, including any buy-out or cancellation charges in connection therewith, shall be subject to the prior written consent of Parent.

6.22 Bring-Down Letters. The Company will use its reasonable best efforts, at Parent's sole expense, to cause each of the law firms listed in Section 6.22 of the Parent Disclosure Schedule to deliver executed copies of the information request letters in a form reasonably acceptable to Parent.

6.23 Revenue. The monthly revenue in 2007 resulting from the Contract listed in Section 6.23 of the Company Disclosure Schedule shall not exceed the amounts set forth in such Section 6.23 of the Company Disclosure Schedule.

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6.24     Consent. The Company shall use its commercially reasonable best efforts to obtain the required consent pursuant to the contract listed in Section 6.24 of the Company Disclosure Schedule.

6.25 Qualification. The Company shall use its best efforts to cause each of the Company and the Company Subsidiaries to be in good standing under the laws of its respective state of incorporation and in all jurisdictions set forth in
Section 4.1.2 of the Company Disclosure Schedule, to the extent that such concept is applicable in the particular jurisdiction.

6.26 Customers. Subject to Applicable Law, promptly after the date hereof the Company shall arrange meetings between Customers designated by Parent and representatives of Parent and the Company to discuss the contemplated transaction and its potential advantages to such Customers; provided that in no event shall Parent or Merger Sub or their respective Representatives contact, directly or indirectly, or meet with, any Customers without the Company's prior written consent, which shall not be unreasonably withheld or delayed; provided, further, that such consent of the Company shall not be required if Customer is a customer of Parent or has been solicited during the past twelve months to become a customer of Parent and provided, further, that any such meetings shall not involve discussions as to pricing or other competitively sensitive information.

6.27 Exchange of Advice. The Company and Parent will promptly advise each other of the occurrence of any events set forth in Section 6.27 of the Company Disclosure Schedule.

                                  ARTICLE VII
                               CLOSING CONDITIONS

7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction, or waiver, at or prior to the Closing Date of the following conditions:

         (a) The Stockholder Approval shall have been obtained.

         (b) All Licenses and other approvals of Governmental Authorities set forth on Exhibit G shall have been obtained or made and none shall have been suspended, revoked or terminated, nor shall any action or proceeding as to such License or approval be pending or, to the Knowledge of the Company, threatened, and all applicable waiting periods under the HSR Act shall have expired or been terminated.

         (c) No Applicable Law or Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition prohibiting the consummation of the Merger shall be in effect; provided, however, that each of the Parties shall have used its commercially reasonable best efforts to resist, resolve or lift, as applicable, any such Governmental Order and shall have complied in all material respects with its obligations under Sections 6.7 and 6.8.

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7.2      Additional Conditions to Obligations of Parent and Merger Sub. The
obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any one or more of which may be waived in writing by Parent:

         (a) The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement shall be true and correct as of the Effective Time as if made at and as of the Effective Time (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Material Adverse Effect, except for such failures to be true and correct which, individually or in the aggregate, do not result in a Material Adverse Effect; provided, however, that this exception does not limit the requirement that the other conditions in Section 7.2 be satisfied.

         (b) The Company, the Company Subsidiaries and the Principal Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

         (c) The Principal Stockholders and the Company shall have delivered to
Parent:

             (i) a certificate from each Principal Stockholder in form and substance reasonably acceptable to Parent, to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied;

             (ii) a certificate of an executive officer of the Company in form and substance reasonably acceptable to Parent, to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied;

             (iii) a certificate in form and substance reasonably acceptable to Parent from each Person of the Company with Knowledge identified in Section 1.1(b) of the Company Disclosure Schedule to the effect that, to such Person's knowledge, the condition set forth in Section 7.2(a) has been satisfied by the Company;

             (iv) a certificate by the Secretary or Assistant Secretary (or comparable officer) of the Company and each Principal Stockholder as to the incumbency and authority of each Person executing this Agreement and any document executed and delivered by or on behalf of each of them, and setting forth and certifying the resolutions of the Board of Directors (or comparable governing body) of the Company and the Principal Stockholders, authorizing or ratifying, as the case may be, and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

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             (v) copies of the certificates of incorporation, articles of incorporation or comparable organizational documents and by-laws of each of the Company and each Company Subsidiary, each certified by the Secretary or Assistant Secretary thereof;

             (vi) a legal opinion in the form set forth in Section 7.2(c)(vi) of the Company Disclosure Schedule, from legal counsel to the Company identified therein;

             (vii) written resignations of each of the directors and officers of each Company Subsidiary, which resignations shall be dated and take effect contemporaneously with the Effective Time;

             (viii) the Escrow Agreement, duly executed by the Equityholder Representative; and

             (ix) copies of the extended reporting period policy endorsements and any other insurance documents obtained by the Company prior to the Effective Time in accordance with the provisions of Section 6.12.1, showing, as applicable, that such policies are non-cancelable and have been paid for in full;

             (x) a final version of the Allocation Spreadsheet, as prepared by the Equityholder Representative pursuant to Section 3.1.1(b); and

             (xi) an executed Additional Consent, and Joinder Agreement from each MIP Participant who received any portion of the MIP Payment as provided in
Section 3.1.3.

         (d) Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, that all Indebtedness of the Company, except for the European Indebtedness and that Indebtedness set forth in Section 3.2.1(c) of the Company Disclosure Schedule, and Liens securing such Indebtedness shall be paid off and released at the Effective Time.

         (e) Parent shall have received, in form and substance reasonably acceptable to Parent, (1) evidence of the termination of that certain Amended and Restated Employment Agreement between the Company and Jack McMaster, dated as of April 20, 2006, as amended by that certain Amendment No. 1 to the Employment Agreement, dated February 12, 2007 and (2) a non-compete agreement from Jack McMaster with respect to the business of Parent.

         (f) The Company shall:

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             (i) have taken all appropriate action to amend all of the Company
Benefit Plans to cause their form to be updated for compliance with all Applicable Law through the Closing Date;

             (ii) unless otherwise directed by Parent not later than three (3) days prior to the Closing, have taken all appropriate action to terminate all Company Benefit Plans pursuant to the terms thereof, such termination to be effective immediately prior to and contingent upon the Closing, provided that any payment to be made as a result of such plan termination which is nonqualified deferred compensation subject to Section 409A of the Code shall not be made;

             (iii) have delivered to the Parent and the Merger Sub a certificate of an executive officer of the Company in form and substance reasonably acceptable to Parent, to the effect that the conditions set forth in Sections 7.2(f)(i), (ii) and (iv) have been satisfied, together with copies of executed and adopted documentation (including resolutions of the board of directors of the Company reasonably acceptable to Parent) to effect the actions required in Sections 7.2(f)(i), (ii) and (iv); and

             (iv) five (5) days prior to the Closing Date, have provided to the Parent an Internal Revenue Service Form 5310 and applicable schedules, which are complete with all information known at that time (including any plan or trust amendments and termination documentation necessary or appropriate in connection with the obligations in Sections 7.2(f)(i) and (ii)), required to submit an application for a determination on the tax qualification of the Company's 401(k) plan and trust (the "401(k) Plan") as so amended and terminated in a form reasonably satisfactory to the Parent.

         (g) The Company shall have notified the PUC of the State of California, and taken all necessary actions required under Applicable Laws in order to terminate the CLEC License of the Company in such State and the associated authority to conduct its business as a CLEC.

         (h) The Company shall have notified the PUC of the State of Ohio, and taken all necessary actions required under Applicable Laws in order to obtain consent from the Ohio CPUC for the change of control under the Company's certificate of public convenience.

7.3 Additional Conditions to Obligations of the Company and the Principal Stockholders. The obligation of the Company and the Principal Stockholders to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any one of which may be waived in writing by the Company:

         (a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Effective Time as if made at and as of the Effective Time, disregarding for these purposes any exception in such representations and warranties relating to materiality, except for such failures to be true and correct which, individually or in the aggregate, do not have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations hereunder or which would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

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         (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Effective Time.

         (c) Persons due no more than five percent (5%) of the Merger Consideration shall have perfected appraisal rights under Section 262 of the DGCL.

         (d) No Stockholder Claim shall have been initiated.

         (e) Persons entitled to at least ninety-five percent (95)% of the Net Cash Consideration shall have executed this Agreement or a Joinder Agreement.

         (f) Parent and Merger Sub shall have delivered to the Company:

             (i) a certificate of an executive officer of each of Parent and Merger Sub in form and substance reasonably acceptable to the Company, to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied;

             (ii) a certificate by the Secretary or Assistant Secretary of Parent and of Merger Sub as to the incumbency and authority of each Person executing this Agreement and any document executed and delivered by or on behalf of each of them, and setting forth and certifying the resolutions of the manager of Parent and the Board of Directors of Merger Sub, authorizing or ratifying, as the case may be, and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

             (iii) copies of the certificate of formation, certificate of incorporation, operating agreement, by-laws or comparable organizational documents of each of Parent and Merger Sub, each certified by the Secretary or Assistant Secretary thereof;

             (iv) a legal opinion of Troutman Sanders LLP, counsel to Parent and Merger Sub, in the form of Exhibit F attached hereto; and

             (v) the Escrow Agreement, duly executed by Parent.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating Party or Parties, whether before or after the Stockholder Approval:

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         (a) By mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

             (i) if the Merger shall not have been consummated by January 31, 2008 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date; provided, further, that the Company or the Parent shall have the right to extend the Termination Date for up to ninety (90) days solely for the purpose of securing Government Approvals to satisfy the condition of Section 7.1(b); or

             (ii) if there shall be (A) any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited or (B) any Governmental Order of any Governmental Authority having competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Company, Parent or Merger Sub from consummating the Merger which such Governmental Order has become final and nonappealable;

         (c) by the Company, if (x) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the condition set forth in Section 7.3(b) would not be satisfied, (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 7.3(a) would not be satisfied and, in the case of
(x) or (y), such breach is incapable of being cured by the Termination Date or is not cured by Parent or Merger Sub, as applicable, within twenty (20) Business Days after Parent or Merger Sub receives written notice of such breach from the Company.

         (d) by Parent, if (x) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the condition set forth in Section 7.2(b) would not be satisfied or (y) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the condition set forth in Section 7.2(a) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured by the Termination Date or is not cured by the Company within twenty (20) Business Days after the Company receives written notice of such breach from Parent or Merger Sub.

8.2 Effect of Termination. Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors; provided, however, that (i) the provisions of this Section 8.2, and Sections 8.3, 8.4, Article IX,
Article XI and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) no Party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement. In no event shall any Party be liable for punitive damages.

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8.3      Fees and Expenses. Except as otherwise expressly set forth in this
Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay fifty percent (50%) of the HSR Act filing fees payable to Governmental Authorities.

8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and the Equityholder Representative may, to the extent permitted by Applicable Law, subject to Section 8.5, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company Stockholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company Stockholders hereunder without the approval of such Company Stockholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

8.5 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Agreement by the stockholders of the Company, no amendment may be made without further stockholder approval which, by Applicable Law, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

9.1 Survival. The representations and warranties contained in Article IV and Article V shall survive the Closing and expire on January 31, 2009. The covenants and agreements of the Parties shall survive in accordance with their terms.

9.2 Indemnification by the Company Stockholders. Subject to the limitations set forth in Section 9.5 below, each Company Stockholder (including, for the avoidance of doubt, the Principal Stockholders) shall indemnify, defend and hold Parent and the Surviving Corporation harmless from and against any and all Liabilities, debts, obligations, losses, damages, actions, suits, proceedings, demands, assessments, Taxes, out-of-pocket costs or other expenses out-of-pocket (including attorneys and consultants' fees and disbursements) (collectively, "Damages") which either Parent or the Surviving Corporation, or any stockholder, director, officer, employee or agent of either of them (collectively, the "Parent Indemnitees") may suffer or incur, based upon or resulting from:

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         (a) any breach of any representation or warranty made by the Company or any Principal Stockholder in Article IV;

         (b) any failure of the Company or any Principal Stockholder to perform or to comply with any covenant or condition required to be performed by, or complied with, the Company or the Principal Stockholders hereunder; or

         (c) any Damages resulting from the claim set forth in Section 9.2(c) of the Company Disclosure Schedule, but only to the extent that either Parent or the Surviving Corporation are not otherwise indemnified for such Damages (the "Grant Damages"); provided that (1) the Company Stockholders shall have no liability for Grant Damages until the total of all Grant Damages exceeds $331,000, and then only for the amount by which such Grant Damages exceed $331,000 and (2) in no event shall the Company Stockholders, individually or in the aggregate, be liable for any Grant Damages in excess of $1,150,000;

    provided, that the indemnification obligations of each Company Stockholder under sub-clauses (a) and (b) (but not (c)) above shall also be subject to the provisions of Section 5.10.

9.3 Indemnification Escrow Amount. As security for the indemnity provided for in Section 9.2 by virtue of this Agreement and the Escrow Agreement, the Indemnification Escrow Amount will be deemed to have been received and deposited with the Escrow Agent by the Company Stockholders without any act of the Company, any Company Subsidiary or any Company Stockholder. The Company Stockholders shall not have any right to contribution from the Company for any claim made by Parent or the Surviving Corporation after the Effective Time under this Agreement or otherwise.

9.4 Indemnification by Parent and the Surviving Corporation. Parent and the Surviving Corporation agree to indemnify, defend and hold each of the Company Stockholders and their respective officers, directors, stockholders, affiliates, employees and agents harmless from and against any and all Damages to which such Person may suffer or incur, based upon or resulting from:

         (a) any breach of any representation or warranty made by Parent or Merger Sub in Article V; and

         (b) any failure by Parent, Merger Sub or the Surviving Corporation to perform or to comply with any covenant or condition required to be performed by, or complied with, either of them hereunder.

9.5      Limits on Indemnification.

    9.5.1 The total liability of any Company Stockholder (including, for the avoidance of doubt, the Principal Stockholders) for Damages with respect to which they shall have an indemnification obligation under Section 9.2 shall be satisfied out of and limited to the Indemnification Escrow Amount; provided,

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however, notwithstanding anything in this Agreement to the contrary, with respect to (a) Damages for which any Company Stockholder (including, for the avoidance of doubt, the Principal Stockholders) has an indemnification obligation arising out of (i) a breach of a representation set forth in Section 3.1.1(c) or (ii) Section 6.19 (the "Stockholder Claim Damages"), and (b) Damages arising from fraud, deliberate or willful breach of this Agreement, or the breach of any representations and warranties arising from reckless or intentional misstatements or omissions, or the gross negligence of the Company or the Principal Stockholders, subject to Section 9.5.2, the total liability of the Principal Stockholders for Damages shall not be limited to the Indemnification Escrow Amount.

    9.5.2 Any amounts payable from the Indemnification Escrow Amount shall be deemed to be joint and several liabilities of the Company Stockholders. Any amounts payable in excess of the Indemnification Escrow Amount pursuant to
Section 9.5.1 shall be several and not joint liabilities of the Principal Stockholders. In no event shall any liability for indemnification for any Company Stockholder exceed the pro rata portion of the Merger Consideration payable to such Person hereunder. Notwithstanding anything in this Agreement to the contrary, no Company Stockholder shall have any obligation to indemnify Parent and the Surviving Corporation pursuant to the provisions of Section 9.2
(i) with respect to any claim or series of related claims unless and until the aggregate of all Damages suffered or incurred in connection with such claim or series of related claims exceeds Fifty Thousand Dollars ($50,000) (it being understood that, subject to subsection (ii) below, all such Damages, including the first Dollar thereof shall be subject to indemnification if such threshold is exceeded) and (ii) unless and until the aggregate of all Damages suffered or incurred by Parent which would otherwise be subject to indemnification hereunder exceeds One Million Dollars ($1,000,000) (it being understood that in the event such threshold is exceeded, only such Damages in excess of Five Hundred Thousand Dollars ($500,000) shall be subject to indemnification); provided, that the foregoing limitations shall not apply with respect to (y) claims brought pursuant to the provisions of Section 9.2(c) and (z) to claims regarding Stockholder Claim Damages. For the avoidance of doubt, adjustments to the Merger Consideration under Section 3.2.4 shall not constitute Damages for purposes of this Article IX and shall not be limited by the monetary baskets set forth herein.

    9.5.3    Solely for the purposes of determining Damages pursuant to this
Article IX (and not a Party's right to indemnification hereunder), any requirement in a representation or warranty that an event or fact be material or result in a Material Adverse Effect, which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be disregarded for purposes of determining Damages and any and all Damages arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of the Parties to indemnification pursuant to this Article IX, but if Damages arise from breaches of more than one representation or warranty, only the highest amount of Damages from all such breaches shall be included in determining Damages.

    9.5.4 Notwithstanding anything contained in this Agreement to the contrary, Parent and the Surviving Corporation shall not be entitled to any indemnification pursuant to the provisions of this Article IX relating to any facts or circumstances with respect to which Parent was in breach under Section
5.10 of this Agreement.

9.6      Notice and Payment of Claims other than Related to Taxes.

    9.6.1 Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, send notice of the commencement thereof to the indemnifying party. The failure of the indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Article IX except to the extent that the indemnifying party is actually and materially prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party in respect of such action for any legal or other expenses subsequently incurred by the indemnified party after the date such notice is given to such indemnified party in connection with the defense thereof. The indemnified party, however, shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice. In the event that the indemnifying party and the indemnified party are named parties in or are subject to such action and either such party determines with the advice of counsel that there may be one or more legal defenses available to it and that a material conflict of interest between such parties may exist in respect of such action, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and in either such case the indemnifying party shall be required to pay any legal or other expenses, including reasonable documented attorneys' fees and disbursements, incurred by the indemnified party in such defense. If the indemnifying party shall assume the defense of any action with respect to which it has an indemnification obligation under this Article IX, the indemnified party shall cooperate with it. The indemnifying party shall not, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action or claim. Except as is otherwise provided hereinabove, no indemnifying party shall be liable for any settlement of any claim or action pursuant to this Article IX effected without the prior written consent of such indemnifying party, such consent not to be unreasonably withheld, conditioned or delayed.

    9.6.2    Any claim on account of any Damages referred to in Section 9.2 or
9.4 that does not result from a Third Party claim shall be asserted by written notice given by the indemnified party to the indemnifying party not more than thirty (30) days after the indemnified party becomes aware of such Damages. The indemnifying party shall have a period of sixty (60) days after such notice is given within which to respond thereto. If the indemnifying party does not respond within such sixty (60) day period or rejects such claim in whole or in part within such sixty (60) day period, the indemnified party shall be free to pursue such remedies as may be available to such party under Applicable Law.

    9.6.3 Any liability for indemnification under this Article IX shall be paid on demand in U.S. Dollars after such liability shall have been finally determined. The liability for damages hereunder shall be deemed to be "finally determined" for purposes of this Article IX when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a Governmental Authority having competent jurisdiction shall have been entered.

9.7      Mitigation of Damages; No Double Recovery.

         (a) If any event shall occur which would otherwise entitle a party to assert a claim for indemnification under Section 9.2 or 9.4 hereof, no Damages shall be deemed to have been sustained by such indemnified party to the extent of:

             (i) any Tax savings realized by the indemnified party as a result thereof; and

             (ii) any net proceeds received by such indemnified party from any insurance policy with respect thereto.

         (b) Damages shall not include lost profits or consequential, special, indirect, incidental or punitive damages.

         (c) Each Party that receives indemnification hereunder shall use its commercially reasonable efforts to mitigate any Damages for which any party hereunder is required to provide indemnification under this Article IX.

         (d) No Person shall be entitled to recover any amount under Section 9.2 or 9.4 (i) to the extent such Person or its Affiliates have already been compensated therefor under Section 3.2.4 or (ii) to the extent such Person has been compensated for the subject matter of such giving rise to such Damage under a separate section of this Agreement.

9.8 Exclusive Remedy. Parent, Merger Sub, the Company and the Principal Stockholders acknowledge and agree that, from and after the Effective Time, the foregoing indemnification provisions in this Article IX shall be the exclusive remedy of each of them with respect to the transactions contemplated by this Agreement.

                                   ARTICLE X
                                   TAX MATTERS

10.1 Tax Matters. The following provisions shall govern the allocation of responsibility as between Company and Parent for certain Tax matters following the Closing Date:

    10.1.1 Tax Periods Ending on or Before the Closing Date. Parent shall duly and timely prepare or cause to be duly and timely prepared, in accordance with past practice, except as required by Applicable Law, and file or cause to be filed all Tax Returns for the Company and the Company Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date (the "Pre-Closing Tax Returns"). The Escrow Agent shall reimburse Parent for Taxes of the Company and the Company Subsidiaries with respect to such periods within fifteen (15) days after payment by Parent and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

    10.1.2 Tax Periods Beginning Before and Ending After the Closing Date. Parent shall duly and timely prepare or cause to be duly and timely prepared, in accordance with past practice, except as required by Applicable Law, and file or cause to be filed any Tax Returns of the Company and the Company Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date (the "Straddle Period Returns"). Escrow Agent shall deliver to Parent within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date (the "Pre-Closing Tax") shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Company Subsidiaries.

    10.1.3 Dispute Resolution for Tax Returns to be Filed after the Closing Date. Parent shall provide the Principal Stockholders with copies of the Pre-Closing Tax Returns or the Straddle Period Returns at least forty (40)

Business Days prior to the due date thereof, and in the case of the Straddle Period Returns, accompanied by a statement setting forth and calculating in reasonable detail the Pre-Closing Tax, to review and comment on each such Tax Return described in the preceding sentence prior to filing. If, within ten (10) Business Days of the receipt of the Pre-Closing Tax Return or the Straddle Period Return, the Principal Stockholders notify Parent that it disputes the manner of preparation of the Pre-Closing Tax Return or the Straddle Period Return, then Parent and the Principal Stockholders shall attempt to resolve their disagreement within five (5) Business Days following the Principal Stockholders' notification to Parent of such disagreement. If Parent and the Principal Stockholders are unable to resolve their disagreement, the dispute shall be submitted to the Independent Accounting Firm, whose expense shall be borne equally by Parent and the Principal Stockholders, for resolution within fifteen (15) Business Days of such submission. The decision of the Independent Accounting Firm with respect to such dispute shall be binding upon Parent and the Principal Stockholders.

    10.1.4 If required under Applicable Law or after having received the Equityholder Representative's consent in writing, from and after the Closing Date, Parent may file any amended Tax Return, carryback claim, or other adjustment request with respect to the Company and the Company Subsidiaries for any period that includes or ends on or before the Closing Date. Notwithstanding that such filing may be required under Applicable Law, Parent will notify the Principal Stockholders before any such action is taken by Parent.

10.2     Cooperation on Tax Matters.

         (a) Parent, the Company and the Company Subsidiaries and Principal Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Company Subsidiaries and Principal Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and the Company Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or Principal Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and the Company Subsidiaries or Principal Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

         (b) Parent and Principal Stockholders further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The reasonable costs incurred by Parent and Principal Stockholders during the process of obtaining said certificate or other document shall be borne by the party that benefits of the mitigation, reduction or elimination of any Tax.

10.3 Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Parent and Principal Stockholders shall be terminated as of the Closing Date and, after the Closing Date, Parent and Principal Stockholders shall not be bound thereby or have any liability thereunder.

10.4 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Real Estate Transfer Tax, New York City Transfer Tax, New York State Stock Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Escrow Agent out of the Indemnification Escrow Amount when due, and Principal Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

10.5     Contest Provision.

    10.5.1 Notice Requirement. Parent shall promptly notify the Equityholder Representative in writing upon receipt by Parent, the Company or the Company Subsidiaries of notice of any pending or threatened audits, adjustments or assessments (a "Tax Audit") which may affect the liability for Taxes of the Company or the Company Subsidiaries for which Parent would be entitled to any indemnification out of the Indemnification Escrow Amount. If Parent fails to give such prompt notice to the Equityholder Representative, it shall not be entitled to indemnification, if any, for any Taxes arising in connection with such Tax Audit if such failure to give notice materially adversely affects the right of the Company Stockholders to participate in the Tax Audit.

    10.5.2 Control and Settlement. The Equityholder Representative shall at the expense of the Company Stockholders control the complete defense and settlement of the interest of itself and each other party in any Tax Audit that may affect the liability for Taxes of the Company or the Company Subsidiaries for which Parent would be entitled to any indemnification, if any, out of the Indemnification Escrow Amount. Parent, at its own expense, shall reasonably cooperate and shall cause the Company and the Company Subsidiaries to reasonably cooperate with the Equityholder Representative. The Equityholder Representative shall provide copies of all correspondence with any Governmental Authority to Parent, shall keep Parent reasonably informed as to the status of any Tax Audit and shall consider in good faith any comments of Parent with respect to the handling of such Tax Audit, and provided further, that the Equityholder Representative shall not be entitled to settle any Tax Audit without the consent of Parent, which consent shall not be unreasonably withhold. In the event that the Equityholder Representative wishes to settle a Tax Audit, but Parent withholds its consent, Parent shall be entitled to take over the control of and to settle such Tax Audit in its sole discretion, provided that the indemnification obligation out of the Indemnification Escrow Amount with respect to such Tax Audit shall not be greater than such obligation would have been had such Tax Audit been settled of in the manner originally contemplated by the Equityholder Representative. If a Tax Audit involves Taxes for which both the Company Stockholders and the Parent may be liable, the Equityholder Representative and the Parent shall attempt in good faith to sever the Tax Audit and each shall control the Tax Audit involving Taxes for which it may be liable (taking into account any indemnification obligation imposed pursuant to this Agreement). If the Tax Audit cannot be severed, Parent shall at its own expense control the complete defense and settlement of the interest of itself and each other party in such Tax Audit. In any other Tax Audit, Parent, in its sole discretion and at its expense, shall control the complete defense of the interest of itself and each other party.

10.6     Disclosure Requirements of Company Stockholders.

         (a) Each Company Stockholder shall use its reasonable best efforts to deliver or caused to be delivered to Parent the following at least fifteen (15) Business Days prior to the Closing:

             (i) a duly completed, dated and signed Form W-9, or in the case of a Company Stockholder who is not a U.S. Person, a Form W-8BEN (such Form W-9 or W-8BEN, collectively a "TIN Certification"); and

             (ii) a duly complete, dated and signed certification (a "Certification of Non-Foreign Status") that such person is not a foreign person in the form set forth in Treasury Regulation ss.1.1445-5(b)(2)(ii)(D).

         (b) If Parent shall advise the Company that any Company Stockholder (a "Defaulting Stockholder") has failed to timely deliver to Parent a TIN Certification or a Certification of Non-Foreign Status, the Company shall by the later of (i) five (5) Business Days prior to Closing or (ii) five (5) Business Days after Parent shall have notified the Company provide the Company with a schedule setting forth the amount to be paid to each such Defaulting Stockholder.

         (c) If any Company Stockholder does not provide such a TIN Certification, Parent is authorized to withhold with respect to the amount payable on account of such Company Stockholder such backup withholding as the Company determines in its sole discretion to be advisable.

         (d) If any Company Stockholder does not provide such Certification of Non-Foreign Status Parent is authorized to withhold such Taxes as Parent shall determine as if the Company were a U.S. Real Property Holding Company within the meaning of Section 897 of the Code.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case to the addresses set forth in Section 11.1 of the Parent Disclosure Schedule and the Company Disclosure Schedule, as applicable.

11.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

11.4 Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Schedule, Company Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement previously entered into by Parent and the Company, dated February 7, 2006 (the "Confidentiality Agreement"), constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, including the Letter of Intent between Parent and the Company, dated February 13, 2007 (the "Letter of Intent"). This Agreement is not intended to confer upon any other Person other than the parties hereto any rights or remedies hereunder, other than in the case of Sections 6.10 and 6.12 and Article IX and except that the Company Stockholders, Option Holders and MIP Participants are intended third party beneficiaries of Article III hereof. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Schedule and the Parent Disclosure Schedule, none of Parent, Merger Sub, the Company, any Company Subsidiary or any Company Stockholder makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its respective officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

11.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Applicable Law or otherwise) without the prior written consent of the other Parties. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

11.6 Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties in the City and State of New York.

11.7     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

         (a) This Agreement shall be governed by, and construed in accordance with, the local laws of the State of New York, without regard to conflict of law principles that would result in the application of any Applicable Law other than the law of the State of New York, except that the Merger shall be effected in accordance with the DGCL.

         (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled pursuant to the terms of this Agreement, at law or in equity. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely in a state court of the County, City and State of New York; provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Federal courts of the United States located in the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 11.1.

         (c) Notwithstanding anything contained herein to the contrary, any dispute with respect to the payment of any portion of the Contract Termination Escrow Amount or the Indemnification Amount shall be governed exclusively by the dispute resolution provisions of the Escrow Agreement.

11.8 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.9 Specific Performance. Each Party (the "Non-Performing Party") acknowledges and agrees that the other Party (the "Performing Party") would be damaged irreparably in the event that the obligations of such Non-Performing Party to consummate the Merger are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, in connection with any breach or non-performance of a Non-Performing Party hereunder, in addition to any other remedy to which a Performing Party may be entitled at law or in equity in any court having personal and subject matter jurisdiction, the Performing Party shall be entitled to an injunction or injunctions, and to enforce specifically the consummation of the Merger as long as (a) the Performing Party itself is not otherwise in breach of any of its obligations under this Agreement in a manner that would permit the Non-Performing Party to terminate this Agreement, and (b) all of the conditions to the Performing Party's obligations have been fulfilled.

11.10 Representations and Warranties and Company Disclosure Schedule. The Company will use its commercially reasonable best efforts to identify disclosures in the Company Disclosure Schedule by referring to a specific section of this Agreement with cross references as appropriate; provided, however that, the failure to repeat an item identified in a Company Disclosure Schedule, employ a section reference or cross-reference such item in another section where such reference would be appropriate shall not, in and of itself, constitute a breach of a representation or warranty of the section from which the reference is omitted.

11.11 No Fiduciary Duty. The Parties acknowledge that no party to this Agreement (nor any of their respective directors, officers, employees, representatives or agents) has assumed a fiduciary duty or fiduciary obligation to any other party by reason of entering into this Agreement.

                            [signature pages follow]

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Principal Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                         VOLT DELTA RESOURCES LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         LSSI RESOURCES CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         LSSi CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         WARBURG PINCUS PRIVATE EQUITY
                                         VIII, L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         GRANITE VENTURES, LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                  [signatures continued on the following page]

                                         H&Q LSSI INVESTORS, L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         GEORGICA ADVISORS, LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    Exhibit A
                                    ---------

                              CERTIFICATE OF MERGER
                                       OF
                              LSSI Resources Corp.
                             a Delaware corporation,

                                  with and into

                                   LSSi CORP.,
                             a Delaware corporation

         It is hereby certified that:

         1. The constituent business corporations participating in the merger are:

               (i) LSSI Resources Corp. which is incorporated under the laws of the State of Delaware; and

               (ii) LSSi Corp., which is incorporated under the laws of the State of Delaware.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law.

         3.    The surviving corporation in the merger herein certified is LSSi
Corp.

         4. The Certificate of Incorporation of LSSi Corp. in effect immediately prior to the filing of the Certificate of Merger shall be amended and restated as Exhibit A hereto and shall become the Certificate of Incorporation of said surviving corporation.

         5. A copy of the executed Agreement and Plan of Merger is on file at the office of the surviving corporation located at 560 Lexington Avenue, 15th Floor, New York, NY 10022, and a copy of such Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

                           [Intentionally left blank]

         IN WITNESS WHEREOF, the undersigned has affirmed the statements herein as true, under penalties of perjury, as of the ____ day of _________, 2007.


                                         LSSI RESOURCES CORP.

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                         LSSi CORP.

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                    Exhibit B
                                    ---------
             Certificate of Incorporation and By-laws of Merger Sub

                                    Exhibit C
                                    ---------
           Initial Directors and Officers of the Surviving Corporation

                                    Exhibit D
                                    ---------

                                ESCROW AGREEMENT

               ESCROW AGREEMENT, dated as of ___________, 2007 (this "Agreement"), by and among WARBURG PINCUS PRIVATE EQUITY VIII, L.P., a Delaware limited partnership in its capacity as the Equityholder Representative for and on behalf of the Company Stockholders (as hereinafter defined) (the "Equityholder Representative"), VOLT DELTA RESOURCES LLC, a Nevada limited liability company (the "Parent"), LSSi Corp, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Company"), and __________________ Bank, as the escrow agent (the "Escrow Agent").

               WHEREAS, this Agreement is entered into in connection with the closing under that certain Agreement and Plan of Merger, dated June __, 2007, by and among the Company, Warburg Pincus Private Equity VIII, L.P., H&Q LSSi Investors, L.P., Granite Ventures, LLC, and Georgica Partners, L.P. (collectively, the "Principal Stockholders"), on the one hand, and Parent and LSSI Resources Corp., a Delaware corporation ("Merger Sub"), on the other hand (the "Merger Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Merger Agreement;

               WHEREAS, pursuant to Section 3.6.1 of the Merger Agreement, Warburg has been appointed as the Equityholder Representative in connection with the transactions contemplated herein and therein; and

               WHEREAS, as required by the Merger Agreement, Parent desires to deliver to the Escrow Agent certain specified amounts of cash to be held by the Escrow Agent pursuant to the terms set forth in this Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Appointment of Escrow Agent; Delivery and Deposit of Cash with Escrow Agent.

               (a) The Escrow Agent is hereby appointed to act as escrow agent hereunder, to hold in escrow the Escrow Funds (defined below) and to direct the disposition thereof in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such appointment.

               (b) Simultaneously with the execution and delivery of this Agreement, the Parent is:

                     (i) depositing with the Escrow Agent cash in the amount of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Contract Termination Escrow Cash"); and

                     (ii) depositing with the Escrow Agent cash in the amount of Seven Million Dollars ($7,000,000) (the "Indemnity Escrow Cash").

               (c) The Escrow Agent hereby acknowledges receipt of the Contract Termination Escrow Cash and the Indemnity Escrow Cash.

               (d) The Escrow Agent shall hold the Escrow Funds in accordance with the terms and provisions of this Agreement, and shall not release any of the Escrow Funds except in accordance with the terms and provisions of this Agreement.

               (e)   For purposes of this Agreement:

                     (i) Any and all interest, dividends, payments, earnings (whether direct or indirect), proceeds and other distributions that may be earned on or paid or issued in respect of the Contract Termination Escrow Cash is collectively referred to hereinafter as the "Contract Termination Escrow Proceeds"; and the Contract Termination Escrow Proceeds together with the Contract Termination Escrow Cash, as such amounts may from time to time be reduced by distributions to the Parent in accordance with the terms and provisions of this Agreement, are collectively referred to hereinafter as the "Contract Termination Escrow Fund";

                     (ii) Any and all interest, dividends, payments, earnings (whether direct or indirect), proceeds and other distributions that may be earned on or paid or issued in respect of the Indemnity Escrow Cash is collectively referred to hereinafter as the "Indemnity Escrow Proceeds"; and the Indemnity Escrow Proceeds together with the Indemnity Escrow Cash, as such amounts may from time to time be reduced by distributions to the Parent in accordance with the terms and provisions of this Agreement, are collectively referred to hereinafter as the "Indemnity Escrow Fund"; and

                     (iii) The Contract Termination Escrow Fund and the Indemnity Escrow Fund are collectively referred to herein as the "Escrow Funds."

               (f) The Escrow Agent shall invest and reinvest the Escrow Funds only in (i) short-term securities issued or guaranteed as to principal and interest by the government of the United States, (ii) certificates of deposit issued by a commercial bank or trust company organized under the laws of the United States of America with a combined capital and surplus of at least $50,000,000, or (iii) shares of any so-called "Money Market Fund" or "Mutual Fund" which has its assets invested in investments substantially consisting of the types described in clauses (i) and (ii) above. Investments shall be made promptly upon receipt of available funds by the Escrow Agent. The Escrow Agent shall not be responsible for or liable for any loss suffered in connection with any investments of funds made by it in accordance with this Section 1(f).

               (g) The Escrow Agent shall not sell, transfer or in any manner whatsoever encumber the Escrow Funds except pursuant to the terms and conditions of this Agreement.

               (h)   Taxes.

                     (i) Parent agrees to assume any and all obligations of the Escrow Agent imposed now or in the future by any applicable tax law with respect to the payment of the Escrow Funds or any portion thereof to Parent or the Company under this Agreement. Similarly, the Equityholder Representative, on behalf of the Company Stockholders, Option Holders and MIP Participants, agrees to assume any and all obligations of the Escrow Agent imposed now or in the future by any applicable tax law with respect to the payment of the Escrow Funds or any portion thereof to the Company Stockholders, Option Holders and MIP Participants under this Agreement, and the Equityholder Representative may satisfy such obligations from the amounts payable to such Persons from the Escrow Funds. Parent, in respect of payments made to it or the Company, and the Equityholder Representative, in respect of payments made to the Company Stockholders, Option Holders and MIP Participants, shall indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or activities in respect of taxes for which Parent or the Equityholder Representative, as the case may be, is obligated under this
Section 1(h). Parent and the Equityholder Representative shall instruct the Escrow Agent in writing with respect to charges, certifications and governmental reporting in connection with its acting as the Escrow Agent. Parent, in respect of payments made to it or the Company, and the Equityholder Representative, in respect of payments made to the Company Stockholders, Option Holders and MIP Participants, as the case may be, shall indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct such taxes, assessments and charges, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with the performance of its duties as the Escrow Agent, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

                     (ii) At the end of each tax year, interest which has been earned on the Indemnity Escrow Cash or Indemnity Escrow Fund shall be allocated to the Person that receives the money from the Escrow Agent in accordance with the provisions of this Agreement, except that, if no Person has received money from the Escrow Agent at the end of any tax year, interest which has been earned on the Indemnity Escrow Cash or Indemnity Escrow Fund shall be added to the Indemnity Escrow Fund. At the end of each tax year, interest which has been earned on the Contract Termination Escrow Cash or Contract Termination Escrow

Fund shall be allocated to the Company Stockholders, Option Holders and MIP Participants in accordance with the Allocation Spreadsheet. To the extent required by law, the Escrow Agent annually shall file information returns with the United States Internal Revenue Service. The parties shall provide the Escrow Agent with all forms and information necessary to complete such information returns, including completed, executed Forms W-9 for each of the Company Stockholders, Option Holders, the MIP Participants and Parent, which Forms W-9 shall, to the extent practicable, be delivered to the Escrow Agent at the time of execution of this Agreement. In the event that any of the Company Stockholders, Option Holders, MIP Participants or Parent has a change of address, either the Equityholder Representative or Parent, as the case may be, shall notify the Escrow Agent with thirty (30) days of such change and shall provide the Escrow Agent with a revised Form W-9. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from any funds held by it pursuant to this Agreement or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrow Fund.

                     (iii) Parent and the Equityholder Representative understand that, in the event such tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Account.

               2.    Property Other than Securities or Cash.

               (a) The Escrow Agent shall not be required to hold any Contract Termination Escrow Proceeds or Indemnity Escrow Proceeds that consist of property other than securities or cash.

               (b) If the Escrow Agent shall hold any Contract Termination Escrow Proceeds or any Indemnity Escrow Proceeds that consist of property other than securities or cash, such property shall be disposed of in the manner in which the Escrow Fund from which such property was derived is disposed of pursuant to the provisions of this Agreement as jointly directed in writing by the Parent and the Equityholder Representative.

               3.    Release of Contract Termination Escrow Fund.

               (a) The Parent may deliver to the Escrow Agent at any time from time to time, but not after six months after the Closing Date defined in the Merger Agreement (the "Contract Termination Escrow Release Date"), one or more written notices (each such notice, a "Contract Termination Payment Notice") in substantially the form of Exhibit A attached hereto directing that the Escrow Agent make such payment from the Contract Termination Escrow Fund to the Parent or to the Company Stockholders, Option Holders, MIP Participants or other holders of Equity Interests in the Company in accordance with the Allocation Spreadsheet pursuant to the provisions of Section 6.11 of the Merger Agreement.

               (b) Parent may deliver more than one Contract Termination Payment Notice at any time up until the Contract Termination Escrow Fund is released to Equityholder Representative pursuant to the provisions of Section 3(e) below.

               (c) Each Contract Termination Payment Notice shall be signed by the Parent and shall specify the Contract listed in Section 6.11 of the Parent Disclosure Schedule to the Merger Agreement which has been terminated pursuant to which such notice is being delivered and the dollar amount due Parent and, if applicable, the total dollar amount due the Company Stockholders, Option Holders, MIP Participants or other holders of Equity Interests in the Company collectively, as directed by the Equityholder Representative in accordance with the Allocation Spreadsheet; provided that the dollar amount due Parent shall not exceed the applicable maximum amount for the specified Contract set forth in
Section 6.11 of the Company Disclosure Schedule.

               (d) Upon receipt of a Contract Termination Payment Notice countersigned by the Equityholder Representative, the Escrow Agent shall promptly make such payment from the Contract Termination Escrow Fund as may be directed in the Contract Termination Payment Notice.

               (e) If the Contract Termination Payment Notice is not countersigned by the Equityholder Representative, then, within ten (10) days after the receipt of such Contract Termination Payment Notice, the Escrow Agent shall deliver a copy of such Contract Termination Payment Notice to the Equityholder Representative. If, within fifteen (15) days after delivery of such Contract Termination Payment Notice by the Escrow Agent, the Escrow Agent does not receive from the Equityholder Representative a Contract Termination Counter Notice (as hereinafter defined), then the Escrow Agent shall promptly make such payment from the Contract Termination Escrow Fund as may be directed in the Contract Termination Payment Notice. If, within fifteen (15) days after delivery of such Contract Termination Payment Notice by the Escrow Agent, the Escrow Agent receives from the Equityholder Representative a written notice, signed by the Equityholder Representative, certifying that a bona fide dispute exists under the Merger Agreement as to the claim set forth in the Contract Termination Payment Notice and setting forth in reasonable detail the basis for such dispute (a "Contract Termination Counter Notice"), then the Escrow Agent shall not make the payment directed in the Contract Termination Payment Notice, the Escrow Agent shall deliver a copy of the Contract Termination Counter Notice to the Parent, and such dispute shall be resolved and any such payment shall be made in accordance with Section 6 hereof.

               (f) On the Contract Termination Escrow Release Date, the Escrow Agent shall pay to the Company Stockholders, Option Holders, MIP Participants or other holders of Equity Interests in the Company in accordance with the Allocation Spreadsheet as directed by the Equityholder Representative, the remaining amount held in the Contract Termination Escrow Fund; provided, however, that, the foregoing notwithstanding, no such amount shall be paid to the extent that the release would cause the amount in the Contract Termination Escrow Fund to be less than any and all Unliquidated Contract Termination Demands as of such date. For purposes hereof, "Unliquidated Contract Termination Demands" means the sum of the amounts claimed due Parent under all Contract Termination Payment Notices that have not been paid to the Parent.

               4.    Release of Indemnity Escrow Fund.

               (a) The Parent may deliver to the Escrow Agent, at any time and from time to time, but not after January 31, 2009, one or more written notices (each, an "Indemnity Payment Notice") in substantially the form of Exhibit B, attached hereto, directing that the Escrow Agent either (i) make such payment from the Indemnity Escrow Fund to the Parent or any Parent Indemnitee (as defined in the Merger Agreement) in the amount so required to be paid pursuant to Article IX of the Merger Agreement in respect of any Damages for which the Parent or any other Parent Indemnitee shall be entitled to be indemnified thereunder or (ii) if such amount of Damages has not been determined, withhold from distribution from the Indemnity Escrow Fund Parent's reasonable good faith estimate of any amount of Damages based upon the information available to Parent which Parent in good faith believes may become due Parent or any Parent Indemnitee pursuant to Article IX of the Merger Agreement. Each Indemnity Payment Notice shall be signed by the Parent and shall specify the provision or provisions of the Merger Agreement pursuant to which it is being delivered and the dollar amount of the claim, if known, or if not known, Parent's good faith estimate of what such dollar amount will be.

               (b) The Parent may deliver more than one Indemnity Payment Notice with respect to any underlying state of facts and shall not be prejudiced by the dollar amount specified initially for such state of facts under any Indemnity Payment Notice.

               (c) If the Indemnity Payment Notice is countersigned by the Equityholder Representative, then the Escrow Agent shall promptly make such payment from the Indemnity Escrow Fund as may be directed in the Indemnity Payment Notice.

               (d) If the Indemnity Payment Notice is not countersigned by the Equityholder Representative, then, within ten (10) days after the receipt of such Indemnity Payment Notice, the Escrow Agent shall deliver a copy of such Indemnity Payment Notice to the Equityholder Representative. If, within fifteen
(15) Business Days after delivery of such Indemnity Payment Notice by the Escrow Agent, the Escrow Agent does not receive from the Equityholder Representative an Indemnity Counter Notice (as hereinafter defined), then the Escrow Agent shall promptly make such payment from the Indemnity Escrow Fund as may be directed in the Indemnity Payment Notice. If, within fifteen (15) Business Days after delivery of such Indemnity Payment Notice by the Escrow Agent, the Escrow Agent receives from the Equityholder Representative a written notice, signed by the Equityholder Representative, certifying that a bona fide dispute exists under the Merger Agreement as to the claim set forth in the Indemnity Payment Notice (an "Indemnity Counter Notice"), then the Escrow Agent shall not make the payment directed in the Indemnity Payment Notice, the Escrow Agent shall deliver a copy of the Indemnity Counter Notice to the Parent, and such dispute shall be resolved and any payment and/or delivery shall be made in accordance with
Section 6 hereof.

               (e) On the first Business Day after January 31, 2009, the Parent and the Equityholder Representative shall direct the Escrow Agent to pay to the Company Stockholders, Option Holders, MIP Participants or other holders of Equity Interests in the Company in accordance with the Allocation Spreadsheet as directed by the Equityholder Representative and in accordance with the Merger Agreement (including Section 3.2.5 thereof), the remaining amount held in the Indemnity Escrow Fund; provided, however, that, the foregoing notwithstanding, no such amount shall be paid to the extent that the release would cause the amount in the Indemnity Escrow Fund to be less than any and all Unliquidated Indemnity Demands as of such date. For purposes hereof, "Unliquidated Indemnity Demands" means the sum of (i) the amounts claimed under all Indemnity Payment Notices that have not been resolved in accordance with this Agreement and (ii) the amounts claimed under all Indemnity Payment Notices that have been resolved in accordance with this Agreement but as to which the amount to be paid in respect thereof, if any, has not been paid to the Parent.

               5. Method of Payment. All payments under this Agreement shall be made within 3 Business Days of the required release dates pursuant to this Agreement and shall be made by wire transfer in immediately available funds to such bank account or accounts designated in writing to the Escrow Agent by (1) Parent, in the case of payments to Parent, (2) the Equityholder Representative, in the case of payments to the Company Stockholders, Option Holders, the MIP Participants or other holders of Equity Interests or (3) in the case of payments to third parties, as Parent and the Equityholder Representative mutually agree.

               6.    Disputes or Conflicting Demands.

               (a) Any provision hereof to the contrary notwithstanding, the Escrow Agent shall release any portion of the Contract Termination Escrow Fund or the Indemnity Escrow Fund, as applicable, (i) in accordance with joint written instructions with respect to such release signed by the Parent and the Equityholder Representative, or (ii) upon receipt of, and in accordance with, in the case of a Litigable Dispute relating to the Indemnity Escrow Fund, a final, non-appealable court order issued by a court of competent jurisdiction or, in the case of an Arbitrable Dispute, a Final Arbitration Award, as applicable; provided, that the Escrow Agent shall provide the Parent and the Equityholder Representative with a copy of such order or Final Arbitration Award, as applicable, at least fifteen (15) days prior to making any release in accordance with such order or Final Arbitration Award, as applicable, or such lesser period as may be required to comply therewith; provided, further, that any determination of the Arbitration Firm made pursuant to Section 3.2.4(b) of the Merger Agreement shall be deemed as a final, non-appealable court order herein.

               (b) If any disputes arise or conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to either the Contract Termination Escrow Fund or the Indemnity Escrow Fund, including without limitation any dispute with respect to any Contract Termination Payment Notice under Section 3 hereof or any Indemnity Payment Notice under Section 4 hereof, the Escrow Agent shall refrain from complying with any such claims or demands until such dispute or disagreement is resolved in accordance with the Merger Agreement and this Agreement. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any person for its failure to comply with such conflicting or adverse claims or demands. The Escrow Agent shall continue to so refrain until it shall have received satisfactory certification that such conflicting claims or demands shall have been finally determined by a court of competent jurisdiction and are non-appealable or by a Final Arbitration Award, as applicable, or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a written notice signed by the Parent and the Equityholder Representative.

               7. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving fifteen (15) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. Upon any such resignation, the Equityholder Representative and the Parent shall promptly jointly designate a successor escrow agent and the Escrow Agent shall deliver the Escrow Funds to such successor. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonable costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act, other than notice thereof to the Parent and the Equityholder Representative.

               8. Further Assurances. The Parent and the Equityholder Representative shall do such further acts and things and execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

               9.    Reliance, Status, Indemnification, Etc. of the Escrow
Agent.

               (a) The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by the Escrow Agent to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including its own counsel or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent. In the event that the Escrow Agent shall be uncertain as to its duties or rights or shall receive instructions with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action and, in any such event, the Escrow Agent shall not be or become liable in any way to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) it shall be jointly directed otherwise in writing by the Parent and the Equityholders Representative or (ii) such uncertainty or conflict is resolved by a final, non-appealable judgment of a court of competent jurisdiction.

               (b) In the event that instructions are given to the Escrow Agent to transfer any portion of the Contract Termination Escrow Fund or the Indemnity Escrow Fund, as applicable, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached as Exhibit C hereto (the "Call-Back Schedule"), and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only by a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the executive officers of the Equityholder Representative or the Parent, as applicable ("Executive Officers"), which shall include the titles of _______________, in the case of the Parent, or ____________, in the case of the Equityholder Representative, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parent or the Equityholder Representative, as applicable, to identify (i) the beneficiary,
(ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Contract Termination Escrow Fund or the Indemnity Escrow Fund, as applicable, for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that the foregoing security procedure is commercially reasonable.

               (c) The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Parent and the Equityholder Representative. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or other relationship between or among the Escrow Agent and the Parent or the Equityholder Representative. The Escrow Agent's only duties are those expressly set forth in this Agreement, and the Parent and the Equityholder Representative authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its directors, officers, employees, attorneys, agents or designees.

               (d) The Escrow Agent and its designees, and their respective officers, directors, stockholders, employees, attorneys and agents (collectively, the "Protected Parties") shall not be liable with respect to, and the Equityholder Representative, the Company and the Parent, jointly and severally, shall indemnify the Protected Parties and hold them harmless and defend them from and against, any and all claims (and all actions, suits and proceedings in respect thereof), liabilities, charges, losses, damages, costs, reasonable attorneys' fees and other expenses (collectively, "Losses") that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to, or in connection with this Agreement, the Escrow Funds, including but not limited to any such matter relating to the taking of any action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement or the Merger Agreement), or for any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement (except with respect to Losses that have been determined, by a court of competent jurisdiction in a final, non-appealable judgment, to have been caused principally by the indemnified person's own acts and omissions amounting to gross negligence or willful misconduct); and each party hereto hereby waives any and all claims and actions whatsoever against the Protected Parties arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances, including the investment or disposition of the Escrow Funds. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The foregoing indemnities in this paragraph shall survive the resignation of the Escrow Agent or the termination of this Agreement.

               10. Fees and Expenses of Escrow Agent. The fees set forth below and reasonable expenses of the Escrow Agent in carrying out its duties hereunder shall be paid from the Indemnity Escrow Fund. The Escrow Agent's annual fees shall be $_____, and any change from such fees shall be subject to the written approval of the Equityholder Representative and the Parent.

               11.   Miscellaneous.

               (a) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                   If to the Equityholder Representative, to:

                   Warburg Pincus Private Equity VIII, L.P.
                   466 Lexington Avenue, 10th Floor
                   New York, NY  10017
                   Attention:  Bilge Ogut and Patrick Severson
                   Facsimile:  (212) 878-9459

                   If to the Parent, to:

                   Volt Delta Resources LLC
                   560 Lexington Avenue
                   New York, New York 10022-2928
                   Telephone No.: (212) 704-2435
                   Facsimile No.: (212) 704-2417
                   Attn: Office of General Counsel

                   With a copy (which shall not constitute notice) to:

                   Troutman Sanders LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, New York 10174
                   Telephone No.:  (212) 704-6187
                   Facsimile No.:  (212) 704-5931 and (212) 704-5974
                   Attn.:  Lloyd Frank, Esq. and
                           Michael J. Shef, Esq.

                  If to the Escrow Agent:

                  [                  ]
                   ------------------
                  [                  ]
                   ------------------
                  [                  ]
                   ------------------
                  Telephone No.: [                  ]
                                  ------------------
                  Facsimile No.: [                  ]
                                  ------------------
                  Attention: [                  ]
                              ------------------

or to such other address as any party may specify by notice given to the other party in accordance with this Section 11(a).

               (b) Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

               (c) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

               (d) Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 11(a). No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

               (e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. Subject to Section 11(f) below, each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, New York County, and the federal district court for the Southern District of New York (the "New York Courts") with respect to any suit, action or proceeding arising out of or relating to this Agreement that relates to the Indemnity Escrow Fund and (i) includes a claim by a Person other than Parent, the Company or any of their respective affiliates, or (ii) is based upon or results from any failure of any Principal Stockholder to perform or comply with Section 6.19 of the Merger Agreement (each of (i) and (ii) a "Litigable Dispute") , and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in
Section 11(a) hereof and to the non-exclusive jurisdiction of such courts for the enforcement of any arbitral award rendered pursuant to Section 11(f) of this Agreement. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

               (f)   Arbitration.

                    (i) Notwithstanding Section 11(e) above, any dispute,
               controversy or claim between Parent and the Company on the one hand and the Equityholder Representative on the other hand that is not included under Section 11(e) above (the "Arbitrable Disputes"), shall on the demand of Parent or the Equityholder Representative be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect (the "Rules"), except as modified herein. Any dispute or controversy regarding arbitrability of a dispute, controversy or claim shall be subject to Section 11(e) hereof.

                    (ii) The place of arbitration shall be New York, New York.
               If the amount in controversy is $2 million or less (including all claims and counterclaims) there shall be one arbitrator who shall be agreed upon by Parent and the Equityholder Representative within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If the amount in controversy is more than $2 million (including all claims and counterclaims) there shall be three neutral and impartial arbitrators, one of whom shall be appointed by each of Parent and the Equityholder Representative within twenty (20) days of receipt by respondent(s) of the demand for arbitration, and the third arbitrator, who shall chair the arbitral tribunal, shall be appointed by the party appointed arbitrators within fifteen (15) days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator.

                    (iii) In rendering an award, the arbitral tribunal shall be required to follow the laws of the State of New York and shall be governed by the terms of the Merger Agreement and this Agreement. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.1 et seq. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s) (the "Final Arbitration Award"). Judgment upon the award may be entered in any court having jurisdiction. Any costs or fees (including attorneys' fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

                    (iv) By agreeing to arbitration, the parties do not intend to deprive any New York Court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a New York Court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. The parties hereby submit to the exclusive jurisdiction of the New York Courts for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and to the non-exclusive jurisdiction of the New York Courts for the enforcement of any award issued hereunder.


               (g) Binding Effect, No Assignment, etc. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of each of the other parties, and any attempt to do so shall be void ab initio and of no force and effect.

               (h) Third Parties. Nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and the Parent Indemnitees, any rights, privileges or remedies under or by reason of this Agreement.

               (i) Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

               (j) Drafting History. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. The parties acknowledge that this Agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.

               (k) Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

               (l) Tax Ids. Upon execution of this Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

               (m) Merger of Escrow Agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

               (m) Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform from such causes. Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

               (n) Compliance with Court Orders. In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order or decree may be subsequently reversed, modified, annulled, set aside or vacated.

            [The remainder of this page is intentionally left blank.]

               The parties have executed and delivered this Escrow Agreement as of the date first written above.


                                         WARBURG PINCUS PRIVATE EQUITY VIII,
                                         L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         VOLT DELTA RESOURCES LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         LSSi CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         ______________ BANK


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    Exhibit A
                                    ---------

                            Volt Delta Resources LLC
                              560 Lexington Avenue
                          New York, New York 10022-2928


                                                               [Date]
[_____________]
[_____________]
[_____________]

         Re: Contract Termination Escrow Demand

To Whom It May Concern:

         Pursuant to Section 3 of the Escrow Agreement, dated as of ___________, 2007 (the "Escrow Agreement"), by and among Warburg Pincus Private Equity VIII, L.P., in its capacity as the Equityholder Representative for and on behalf of the Company Stockholders (as defined in the Merger Agreement as defined in the Escrow Agreement) (the "Equityholder Representative"), Volt Delta Resources LLC, a Nevada limited liability company (the "Parent"), and [______________], as the escrow agent (the "Escrow Agent"), the Escrow Agent is hereby directed to pay from the Contract Termination Escrow Fund as follows (check appropriate box):

         |_| (i) to the Parent in the amount required to be paid pursuant to
         Section 6.11 of the Merger Agreement regarding the termination of [insert name of Contract terminated], which amount is equal to $________; or


         |_| (ii) to the Company Stockholders, Option Holders, MIP Participants or other holders of Equity Interests in the Company in accordance with the Allocation Spreadsheet as directed by the Equityholder Representative in the amount required to be paid pursuant to Section
         6.11 of the Merger Agreement regarding the termination of [insert name of Contract terminated], which amount is equal to $________; or

                                       Volt Delta Resources LLC

                                       By:
                                           -----------------------------
                                       Name:
                                       Title:

                                     APPROVED:

                                       Warburg Pincus Private Equity VIII, L.P., as Equityholder Representative

                                       By:
                                           -----------------------------
                                       Name:
                                       Title:

                                    Exhibit B
                                    ---------

                            Volt Delta Resources LLC
                              560 Lexington Avenue
                          New York, New York 10022-2928

                                                               [Date]
[_____________]
[_____________]
[_____________]

         Re: Indemnity Payment Notice

To Whom It May Concern:

         Pursuant to Section 4 of the Escrow Agreement, dated as of ___________, 2007 (the "Escrow Agreement"), by and among Warburg Pincus Private Equity VIII, L.P., a [________] limited partnership, in its capacity as the Equityholder Representative for and on behalf of the Company Stockholders (as defined in the Merger Agreement as defined in the Escrow Agreement) (the "Equityholder Representative"), Volt Delta Resources LLC, a Delaware limited liability company (the "Parent"), and [______________], as the escrow agent (the "Escrow Agent"), the Escrow Agent is hereby directed to pay from the Indemnity Escrow Fund to the Parent or any Parent Indemnitee (as defined in the Merger Agreement as defined in the Escrow Agreement) the amount of $____________ to be paid pursuant to
Article IX of the Merger Agreement with respect to the following Damages for which the Parent or any other Parent Indemnitee are entitled to be indemnified under [insert brief description of indemnified loss or losses], which amount is equal to $___________.

         The Parent agrees, upon request, to make available to the Equityholder Representative all relevant information concerning the claim set out in the Indemnity Payment Notice which is in or comes into the possession of the Parent.

                                       Volt Delta Resources LLC

                                       By:
                                           -----------------------------
                                       Name:
                                       Title:

                                     APPROVED:

                                       Warburg Pincus Private Equity VIII, L.P., as Equityholder Representative

                                       By:
                                           -----------------------------
                                       Name:
                                       Title:

                                    Exhibit C
                                    ---------

                               Call-Back Schedule
                     Telephone Number(s) for Call-backs and
           Person(s) Designated to Confirm Funds Transfer Instructions


If to the Parent:

Wire Instructions:

--------------------

--------------------

--------------------
Account Name:
Account #:
ABA#:

Name                                           Telephone Number
----                                           ----------------

1.
2.


If to the Equityholder Representative:

Wire Instructions:

--------------------

--------------------

--------------------
Account Name:
Account #:
ABA#:


Name                                           Telephone Number
----                                           ----------------

1.
2.

                                    Exhibit E
                                    ---------

                        IRREVOCABLE CONSENT AND AGREEMENT
                        ---------------------------------
                                       OF
                                       --
                                  STOCKHOLDERS
                                  ------------
                                       OF
                                       --
                                   LSSi CORP.
                                   ----------


         The undersigned (the "Principal Stockholders"), having not less than the minimum number of votes that would be necessary to take the following action at an annual or special meeting of stockholders of LSSi Corp. (the "Company") at which all shares entitled to vote thereon were present and voted, do hereby irrevocably adopt the following resolutions by written consent pursuant to
Section 228 of the Delaware General Corporation Law with the same force and effect as if they were approved and adopted at a duly constituted meeting of the stockholders:

Irrevocable Consent to Approve and Adopt the Merger Agreement
-------------------------------------------------------------

         RESOLVED, that the Principal Stockholders, in their capacity as stockholders of the Company, hereby irrevocably approve and adopt the Agreement and Plan of Merger, dated as of June 18, 2007, by and between the Company, the Principal Stockholders, Granite Ventures, LLC, Volt Delta Resources LLC and LSSI Resources Corp. (the "Merger Agreement").

         RESOLVED, that all actions heretofore taken by the officers, directors, employees, agents and attorneys for the Company in connection with the Merger Agreement and the transactions contemplated thereby, be, and they hereby are, ratified and approved.

Agreement
---------

         In consideration of the Merger Consideration (as defined in the Merger Agreement) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Principal Stockholder agrees that it will not transfer (except for transfers to affiliates) or relinquish its right to vote any of its Equity Interest (as defined in the Merger Agreement) in the Company prior to the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the undersigned, the Principal Stockholders of the Company, have executed this Irrevocable Consent and Agreement, which may be executed in counterparts, and which may be by facsimile, as of the ____ day of June, 2007.


                                         WARBURG PINCUS PRIVATE EQUITY VIII,
                                         L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         H&Q LSSI INVESTORS, L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         GEORGICA ADVISORS, LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:




               [Irrevocable Consent and Agreement Signature Page]

                                    Exhibit F
                                    ---------
                     Form of Opinion of Troutman Sanders LLP

                                    Exhibit G
                                    ---------

                     Licenses and other Government Approvals


     California

         Certificate of Public Convenience and Necessity (CPCN) to operate as a limited facilities-based and resale provider of competitive local-exchange services, and as a limited facilities based provider of interexchange services shall have been terminated prior to the Closing.


     Ohio

         Approval to the change of control and merger by the Ohio Public Utilities Commission with respect to the Certificate of public convenience and necessity (CPCN) to provide competitive telecommunication services in the State of Ohio.